As filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on September 8, 2020.

Registration No. 333-248415

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Ribbit LEAP, Ltd.
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1549449
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

364 University Ave.
Palo Alto, California 94301
Tel: (650) 485-3758
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Meyer Malka
364 University Ave.
Palo Alto, California 94301
Tel: (650) 485-3758
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Jocelyn M. Arel Daniel J. Espinoza Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 Tel: (617) 570-1000 Fax: (617) 523-1231	Christian O. Nagler Peter Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount being registered	Proposed maximum offering price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of a redeemable Warrant to acquire one Class A ordinary share(2)	40,250,000 units	$10.00	$402,500,000	$52,244.50(5)

Class A ordinary shares included as part of the units(3)	40,250,000 shares	—	—	—(4)

Redeemable warrants to acquire one Class A ordinary share included as part of the units(3)	8,050,000 warrants	—	—	—(4)

Total			$402,500,000	$52,244.50(5)

(1)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)    Includes 5,250,000 units, consisting of 5,250,000 Class A ordinary shares and 1,050,000 warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)    Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share sub-divisions, share capitalizations or similar transactions.

(4)    No fee pursuant to Rule 457(g).

(5)    Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated September 8, 2020

Preliminary prospectus

$350,000,000

Ribbit LEAP, Ltd.

35,000,000 Units

Ribbit LEAP, Ltd., which stands for Ribbit Capital Long-Term Equity Acquisition Pool, is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to as our initial business combination. We have not selected any business combination partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination partner.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-fifth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, terms and limitations as described herein. The underwriters have a 45-day option from the date of this prospectus to purchase up to 5,250,000 additional units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination, subject to the limitations as described herein. If we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will redeem 100% of the public shares for cash, subject to applicable law and certain conditions as described herein.

Our sponsor, Ribbit LEAP Sponsor, Ltd. owns 4,472,222 Class B ordinary shares (up to 583,333 Class B ordinary shares of which are subject to forfeiture) which will convert at the option of the holder thereof into Class A ordinary shares at any time after our initial business combination as described herein. Prior to the completion of our initial business combination, only holders of our Class B ordinary shares will be entitled to vote on the appointment of directors.

Our sponsor also owns 12,777,778 Class L ordinary shares (up to 1,666,667 of which are subject to forfeiture). Our Class L ordinary shares are non-voting and will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination including four equal triggering events based on our stock trading at $20.00, $30.00, $40.00 and $50.00 per share following the first anniversary of the closing of our initial business combination and also upon specified strategic transactions, in each case, as described in this prospectus. Notwithstanding the foregoing, all Class L ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

Our sponsor has agreed to purchase 900,000 Class A ordinary shares (or 1,005,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full), at a price of $10.00 per share in a private placement for an aggregate purchase price of $9,000,000 (or $10,050,000 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. These Class A ordinary shares, which we refer to as the private placement shares, are identical to the Class A ordinary shares sold in this offering, subject to certain limited exceptions as described in this prospectus.

Our sponsor will enter into a forward purchase agreement with us that will provide for the purchase by our sponsor of an aggregate of 10,000,000 Class A ordinary shares and 2,000,000 redeemable warrants, for an aggregate purchase price of $100,000,000, or $10.00 per one Class A ordinary share and one-fifth of one redeemable warrant, in a private placement to close substantially concurrently with the closing of our initial business combination. The obligations under the forward purchase agreement will not depend on whether any Class A ordinary shares are redeemed by our public shareholders. The Class A ordinary shares and redeemable warrants issuable pursuant to the forward purchase agreement will be identical to the Class A ordinary shares and redeemable warrants included in the units being sold in this offering, respectively, except that our sponsor will have certain registration rights, as described herein.

Currently, there is no public market for our securities. We intend to apply to have our units listed on the New York Stock Exchange, or NYSE, under the symbol "LEAP.U." We cannot guarantee that our securities will be approved for listing on the NYSE. We expect the Class A ordinary shares and warrants comprising the units to begin separate trading on the NYSE under the symbols "LEAP" and "LEAP.WS," respectively, on the 52nd day following the date of this prospectus unless J.P. Morgan Securities LLC informs us of its decision to permit earlier separate trading and we have satisfied certain conditions described herein.

We are an "emerging growth company" and "smaller reporting company" under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 45 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per unit	Total

Public offering price	$10.00	$350,000,000
Underwriting discounts and commissions(1)	$0.55	$19,250,000
Proceeds, before expenses, to us	$9.45	$330,750,000

(1)    Includes $0.35 per unit, or $12,250,000 in the aggregate (or $14,087,500 in the aggregate if the underwriters' over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriters only upon the consummation of an initial business combination. See also "Underwriting" beginning on page              for a description of compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the private placement shares described in this prospectus, $350.0 million, or $402.5 million if the underwriters' over-allotment option is exercised in full ($10.00 per unit in either case), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about                  , 2020.

Sole Book-Running Manager

J.P. Morgan

                       , 2020

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and neither we nor the underwriters take any responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Summary

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

"Class L ordinary shares" are to 12,777,778 of our Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and the Class A ordinary shares that will be issued upon the automatic conversion of the Class L ordinary shares only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our stock trading at $20.00 per share and additional stock trading thresholds up to $50.00 per share, in each case, as described in this prospectus (for the avoidance of doubt, such Class A ordinary shares will not be "public shares");

"Companies Law" are to the Companies Law (2020 Revision) of the Cayman Islands as the same may be amended from time to time;

"company," "we," "us," "our," or "our company" are to Ribbit LEAP, Ltd., which stands for Ribbit Capital Long-Term Equity Acquisition Pool, a Cayman Islands exempted company;

"forward purchase agreement" are to the agreement providing for the sale of 10,000,000 forward purchase shares and 2,000,000 forward purchase warrants to our sponsor in a private placement that will close substantially concurrently with the closing of our initial business combination;

"forward purchase shares" are to the 10,000,000 Class A ordinary shares to be issued to the forward purchase investors pursuant to the forward purchase agreement;

"forward purchase securities" are to the forward purchase shares and forward purchase warrants;

"forward purchase warrants" are to the 2,000,000 redeemable warrants to be issued to our sponsor pursuant to the forward purchase agreement;

"founder shares" are to 4,472,222 of our Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and the Class A ordinary shares that will be issued upon the conversion of the Class B ordinary shares as described in this prospectus (for the avoidance of doubt, such Class A ordinary shares will not be "public shares");

"founders" are to Meyer Malka, our Chairman and Chief Executive Officer, and Cynthia McAdam, our Chief Operating Officer;

"initial shareholders" are to our sponsor and each other holder of founder shares and Class L ordinary shares upon the consummation of this offering;

"ordinary shares" are to our Class A ordinary shares, our Class B ordinary shares and our Class L ordinary shares;

"our founding team" are to our executive officers and directors (including our director nominees who will become directors at the consummation of this offering);

"private placement shares" are to the Class A ordinary shares to be issued to our sponsor in a private placement simultaneously with the closing of this offering and upon conversion of working capital loans, if any;

"public shareholders" are to the holders of our public shares, including our sponsor and founding team to the extent our sponsor and/or members of our founding team purchase public shares, provided that our sponsor's and each member of our founding team's status as a "public shareholder" will only exist with respect to such public shares;

"public shares" are to our Class A ordinary shares to be sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market); and "Ribbit Capital" are to Ribbit Capital, LLC, an affiliate of our sponsor;

"Ribbit Capital" are to the Ribbit Capital family of venture funds, including Ribbit Capital VI, L.P., and Ribbit Management Company, LLC, affiliates of our sponsor; and

"sponsor" are to Ribbit LEAP Sponsor Ltd., a Cayman Islands exempted company.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares or Class L ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares or Class L ordinary shares, as applicable, and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

Our business

Ribbit LEAP, Ltd., which stands for Ribbit Capital Long-Term Equity Acquisition Pool, is a newly organized, blank check company incorporated in the Cayman Islands and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected an initial business combination target, nor have we or anyone else acting on our behalf engaged directly or indirectly in substantive discussions with any businesses about an initial business combination.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus our search for an initial business combination in the intersection of financial services and technology globally. We may pursue a transaction in which our shareholders immediately prior to the completion of our initial business combination would collectively own a minority interest in the post-business combination company.

Our sponsor and guiding principles

Our sponsor is an affiliate of Ribbit Capital, a family of investment funds based in Palo Alto, California, focused on the intersection of financial services and technology. Ribbit Capital was founded in 2012 by Meyer "Micky" Malka, an entrepreneur and investor with over 25 years of experience building and investing in technology and financial services businesses throughout the world. Ribbit Capital manages more than $2.6 billion of committed capital on behalf of its investors, many of which have been with Ribbit Capital since inception.

The mission of Ribbit Capital is to change the world of finance by providing capital and guidance to visionary financial services entrepreneurs. To that end, Ribbit Capital has built a portfolio of over 75 private and public company investments across five continents and a multitude of sectors within financial services, including payments, personal finance, investments and wealth, lending, insurance, cryptoassets, financial infrastructure, financial software, and home finance. Ribbit Capital's investments include such leaders in these sectors as Affirm, Inc., Brex Inc., Coalition, Inc., Coinbase, Inc., CreditKarma, Inc. CRB Group, Inc. (which does business as Cross River Bank), Figure Technologies, Inc., Indiabulls Ventures Limited (NSE:IBVENTURES), MercadoLibre, Inc. (NASDAQ:MELI), Next Insurance, Inc., Nu Holdings Ltd. (which does business as Nubank), Revolut Ltd., Robinhood Markets, Inc., Root, Inc., Sea Limited (NYSE:SE), Viva Republica Inc. (which does business as Toss), Upgrade, Inc., and Zillow Group, Inc. (NASDAQ:ZG).

Ribbit Capital strives to be more than a source of financial capital to entrepreneurs. Prior to Ribbit Capital, Mr. Malka was a founder to multiple companies across banking, brokerage, and payments and led them to successful exits. Since founding Ribbit Capital, he and his team have built a robust family of investment funds which has provided the opportunity to invest and partner with several of the top financial technology companies of the past decade. This background allows Ribbit Capital to approach entrepreneurs as collaborators, offering data, perspectives, and lessons learned in innovative financial businesses across geographies and over time. By applying this partnership orientation and operator mentality, Ribbit Capital is able to create meaningful, lasting relationships with entrepreneurs.

Ribbit Capital has demonstrated a strong track record as an investment manager for its seven flagship closed-end private funds and its several special purpose vehicles. The compound annual rate of return of its aggregate portfolio—as measured by the ratio of the fair market value of Ribbit Capital's portfolio and distributions to the aggregate paid in capital of all of the funds it manages—has materially exceeded the upper quartile of its benchmark, the U.S. Venture Capital Index per Cambridge Associates, from the day Ribbit Capital started through June 30, 2020. Ribbit Capital's performance is consistent across its fund vintages, with each of its flagship funds over two years old delivering a compound annual rate of return to investors of more than 30% before fees and expenses.

The following principles underpin the culture and organization of Ribbit Capital, and serve as the foundation for Ribbit LEAP:

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We are mission-oriented.  We believe that technology has the potential to make finance more transparent and accessible across the world. Driven by this belief, we are focused on helping to build the financial services brands of tomorrow. Consistency allows us to develop informed, data-rich perspectives on industry trends and business models. Our depth in the space leads to stronger relationships with entrepreneurs and investors and to wider visibility into investment opportunities, as evidenced by the more than 5,000 companies that we monitor worldwide across financial technology.

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We are patient.  We believe that enduring financial services companies cannot be built overnight. We underwrite each investment with a decade-plus investment horizon and aspire to invest in assets that we would be willing to hold indefinitely. When working with companies, our focus is on compounding sources of value rather than short-term earnings performance. This mentality aligns with the technology- and customer-centric mentality of the entrepreneurs and management teams with whom we partner and allows us to invest in opportunities that grow exponentially rather than linearly.

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We align ourselves with our partners.  We believe that we succeed when our partners succeed. We aim to act as principals, not agents. We make large financial commitments to the funds we manage; as a result, our team members are among Ribbit Capital's largest individual limited partners. Similarly, we look to work with management teams with significant ownership in their own companies. We use the products and services offered by our portfolio and invest in people and brands we are proud to recommend to close friends. In our business, and in financial services more broadly, we believe getting the incentives right is half of the battle.

•
We chart our own course.  We believe in making principles-based decisions. Historically, this has served us well and contributed to many of the key choices underlying our track record. In structuring Ribbit LEAP, we sought to employ the same independent thinking, designing a structure that we feel provides value both to shareholders and to partners in an initial business combination. We expect that our long-term approach, encapsulated in Ribbit Capital's track record as well as Ribbit LEAP's structure, will afford us a substantial competitive advantage relative to other blank check companies.

We believe Ribbit LEAP is a natural extension of Ribbit Capital's mission to invest in visionary financial services entrepreneurs across stages—from initial idea and early stage venture to growth capital and the public markets. Ribbit LEAP intends to partner only with world-class entrepreneurs, providing them with a significant amount of flexible capital and guiding them in their transition from the private to the public markets. Ribbit LEAP is designed to deliver a differentiated combination of private market-style partnership and public market capital.

Market opportunity and the state of financial technology

Ribbit Capital was founded on the thesis that, in the decades to come, trillions of dollars of market value will shift from the financial services incumbents to their technology-led challengers. Underpinning this thesis is our view that incumbent financial services brands have not kept pace with new technologies and evolving customer expectations. Financial crises across different geographies over the past 12 years created opportunities for consumers to reconsider their trust in traditional financial institutions, and the smartphone provided a new platform through which financial products and services could be delivered directly to willing customers.

Since June 2012, we estimate that more than $500 billion of market capitalization has been captured by financial services challengers that have accessed the public markets. While this transition is impressive, we believe it is still in its early days, and Ribbit LEAP is well positioned to take advantage of this trend.

Our conviction in the future growth of financial technology in the public markets is informed by the following factors:

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Large and growing addressable market.  The financial services sector comprises 21% of U.S. gross domestic product and is one of the largest contributors to GDP worldwide. The 20 largest financial services companies alone generated $335 billion of net income in 2018. In addition, banking and financial services has grown net income at a CAGR of more than 11% over the last five years and is projected to grow earnings per share at a CAGR of more than 9%. This rapid pace of growth has been driven by the increasing digitization of financial services, product innovation, and the broadening application of financial offerings across a range of marketplaces and software companies.

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Business model dynamics give rise to category winners.  Financial services and technology are industries that disproportionately benefit from highly scaled brands and platforms, particularly due to the importance of trust. Scale also drives a flywheel effect of increasing efficiency, which allows platforms to pass on savings and deliver differentiated products and services to their end markets. This has given rise to very large players today: of the 102 companies with a market capitalization of $100 billion or more globally, 23 of them are technology companies and 20 of them are financial services companies, and together they constitute 56% of the $22 trillion of market value of all companies worth more than $100 billion. This compares to 34% of the $5 trillion of market value of companies that met that same criteria in 1999. Furthermore, since 1999, there have been 18 financial services companies that have grown to a market capitalization of $100 billion or greater and 156 financial services companies that have grown to a market capitalization of $10 billion or greater across the public and private markets.

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Accelerating private market activity creates a pipeline for the public markets.  Value created in the private market may be a leading indicator for future investment opportunities in the public markets. Between 2018 and 2019, approximately $75 billion of venture capital was invested into financial technology, or fintech, according to CB Insights. Late-stage fintech fundraising in particular has accelerated, with over $16 billion of capital invested in 2018 and 2019 alone, according to PitchBook. Of the 580 global "unicorns," or venture-backed businesses with valuations greater than $1 billion, 90 are in fintech. The collective valuation of these fintech unicorns is nearly $500 billion. Many of them have decided to stay private for longer than they otherwise would have given the easy availability of private capital funding. We believe these fintech unicorns—and many high quality, potential unicorns—could benefit from a public listing as an efficient way to increase liquidity, expand access to capital, and improve branding. With Ribbit LEAP we are positioned to provide these fintech platforms with an attractive alternative to enter the public markets.

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Blurring lines between fintech and software.  In recent years, there has been an increase in the number of technology companies developing financial services offerings to complement their existing offerings, expand customer relationships, and bolster monetization. This convergence of financial services and technology is driving disruption and creating opportunities for challengers to build brands from more and less obvious quarters. The dynamic is clearly visible across several sectors reflected in Ribbit Capital's investments:

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  E-commerce: E-commerce marketplaces such as MercadoLibre and Sea Group are now embedding payments and lending on their platforms while developing mobile wallets for their customers.

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  Real estate portals: Property listing websites such as Zillow are now buying and selling homes as a principal on their own marketplaces, acting as market makers and offering mortgage, insurance, and closing services.

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  Purchase finance: Point of sale lenders such as Affirm are disintermediating incumbent payment networks and card providers by connecting merchants and consumers via attractive financing offers.

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  Software as a service ("SaaS"): SaaS companies such as Juniper Square are leveraging the data, transaction, and customer flows that run through their systems to offer embedded payments, financing, and insurance products to their clients.

Ribbit Capital's focus on the intersection of financial services and technology has helped us to understand the size of the addressable market across regions and subsectors and the potential for outsized outcomes across stages. This perspective, combined with the investments that Ribbit Capital has made in public companies, has given us confidence in the opportunity for patient and focused public market fintech investors to earn high multiples on invested capital.

We further believe that some of the circumstances created by COVID-19 present a new dynamic for investors in fintech generally and for Ribbit LEAP in particular. First, stay-at-home orders and quarantines have meaningfully accelerated the already strong consumer trend toward adoption of digital financial products. Second, companies that are positively indexed to digital financial services have an unprecedented opportunity to take market share through marketing and acquisitions, both of which require large injections of new capital. Third, we believe that many of the private market investors that have backed fintech businesses are increasingly focused on liquidity, which could present attractive risk-adjusted returns to investors with more patient capital. Fourth, we expect that many robust and high-quality businesses have suffered temporary shocks to revenue and cash, which may cause them to seek a larger capital raise than typical in private rounds, thereby driving them to further explore the public markets. Notwithstanding the foregoing, see "Risk factors—Our search for a business combination, and any partner business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets" and the other factors described under "Risk factors" and "Cautionary note regarding forward-looking statements" for a discussion of factors that may impact the development of the above-described circumstances.

Our proposition

We believe that Ribbit LEAP offers an attractive proposition when compared with other blank check companies and other sources of equity capital. We bring a singular focus and depth of expertise to financial services and technology. In addition to our expertise, reputation, and network, which taken together gives us a competitive advantage in sourcing and consummating one or more business combinations, we have designed Ribbit LEAP's structure differently from other blank check companies to more closely align it with Ribbit Capital's core principles. The key elements of our structure are summarized below and are explained further elsewhere in this prospectus.

Attribute	Conventional SPAC	Ribbit LEAP	Why Ribbit LEAP is better

Founder shares	• 20% of the ordinary shares issued and outstanding upon the consummation of the offering	• 10% of the ordinary shares issued and outstanding upon the consummation of this offering, excluding Class L ordinary shares which are subject to stock performance vesting conditions	• Less dilution for partner companies absent outsized post-business combination share performance

Performance-based founder shares	• All founder shares vested, no performance-based test

•

Class L ordinary shares vest in four equal tranches upon achieving outsized share performance, at $20.00, $30.00, $40.00, and $50.00 per share (but only following the one-year anniversary and prior to the 10 year anniversary of our initial business combination) that combined with the 10% founder shares total up to a maximum of 30% of the ordinary shares issued and outstanding upon the consummation of this offering

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Class L ordinary shares also vest upon the consummation of certain strategic transactions following our initial business combination dependent on the effective price per Class A ordinary share

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Downside and upside are shared with investors because sponsor economics only begin to exceed those of a conventional SPAC with 20% founder shares when the stock trades above $30.00 per ordinary share

•

High vesting thresholds create long-term commitment

Sponsor at-risk investment	• Purchase of private placement warrants with similar terms to public warrants, in the money with just a 15% increase in stock price	• No warrants; Class A ordinary shares purchased at $10.00 per share	• Simplifies the transaction and pro forma capital structure

Rights of founder shares	• 20% of the vote for the initial business combination • Board rights determined in the initial business combination negotiation

•

20% of the vote for the initial business combination

•

Right to appoint one-fifth (rounded up to the nearest whole number) of the members of our board of directors following our initial business combination

• Creates closer alignment with management teams looking for a partner • Aligns Ribbit LEAP's governance rights to both performance and "skin in the game"

Forward purchase agreement	• If included, often structured as an "up to" commitment	• $100 million minimum commitment from funds affiliated with Ribbit Capital	• Greater "skin in the game" than a typical offering • Supports confidence in Ribbit LEAP's ability to close a transaction

Term	• 24 months	• 24 months with the ability to extend by an additional 3 months	• Provides greater flexibility to source the most attractive partners

A key tenet of Ribbit Capital's mantra is that it takes money to change money. We believe that our structure reinforces our value proposition by making Ribbit LEAP a more attractive capital source to companies and a more attractive investment for investors. The combination of our sponsor and our structure provides the following benefits to our partner companies and investors:

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Longevity.  We view partnership with management teams as a commitment for a decade or more. Because of this we are focused on long-term value creation, and we seek to partner with investors with the same orientation. Consistent with this posture, we have structured the sponsor economics to be meaningfully weighted to share performance over many years. Furthermore, a substantial majority of the sponsor economics earned will sit within private funds managed by Ribbit Capital (which have an initial term of ten years), rather than being held directly by our management team.

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Ecosystem:  Ribbit Capital's portfolio includes prominent and innovative fintech platforms and brands globally. Our ideal candidate for a business combination will be able to benefit from connectivity and partnership with this network, which we believe is a key competitive advantage for Ribbit LEAP in consummating a business combination and in the future success of the company.

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Alignment.  Ribbit Capital is committing a minimum of $100 million of capital in a forward purchase commitment, sitting alongside our investors with "skin in the game." Traditionally sponsors of blank check companies purchase 20% of the issued stock at a nominal price that is awarded to the sponsor regardless of performance and solely on the ability to close an initial business combination. We believe this conventional structure creates a misalignment of interest between the sponsor, investors, and the partner in a business combination. We have eschewed this construct to instead earn sponsor economics that better align with price performance. Ribbit Capital will only "break even" with a conventional 20% founder share structure if the stock price trades above $30.00 per ordinary share, or 200% above the share price of the initial offering. This meaningful capital commitment and performance-based structure will incentivize us to partner with one or more companies that offer the highest quality growth and return potential to investors rather than reward us for merely consummating a business combination. We believe these features will help us attract patient growth-oriented investors, which in turn strengthens the value proposition of Ribbit LEAP.

•
Perspective.  Ribbit Capital has a strong track record as a specialist investor and partner at the intersection of financial services and technology. Our focus on fintech provides us with insights and a global network of operators, investors, and regulators that can inform strategic decisions, new product development, and relationship-building with stakeholders. We believe that our hands-on experience as operators and investors in the industry positions us to better evaluate partner companies and to help them maximize value following a business combination.

We believe that Ribbit LEAP offers a structure that is simple, transparent, and fosters alignment for all parties.

Investment criteria

The objective of Ribbit LEAP is to partner with one or more companies that we believe will produce the strongest financial returns for our investors over the next decade or longer. In pursuit of this objective, we will measure potential partners against the following business criteria:

•
World-class management teams.  We seek management teams with whom we would be proud to partner for the next decade or more and who have the vision, energy, and execution capability to deliver on our high expectations for growth and franchise value. This is the standard against which Ribbit Capital measures all of the management teams it partners with, whether they are running public or private companies.

•
Large addressable markets with attractive tailwinds for digital innovators.  Financial services profits are large enough in the regions where Ribbit Capital invests to potentially support market capitalizations in the tens or hundreds of billions of dollars for market leaders. Furthermore, across sectors and regions, we see the opportunity for technology to make financial products and services more affordable and accessible for customers. We seek businesses that address these markets.

•
User adoption suggesting a generational brand is being built.  We believe that every new generation of users presents an opportunity to create a defining brand that stretches across multiple sectors within financial services. We seek businesses that show enough traction among their customers where we can see the potential for them to become generational brands.

•
Significant growth opportunities.  In addition to strong organic growth potential, we seek businesses that could meaningfully accelerate growth through new product and technological expertise, business combinations, geographic expansion, and/or a shareholder base that is aligned to long-term growth. We seek businesses for which our capital can fuel this development and growth.

•
Strong unit economics and profitability visibility.  In order to deliver enduring value creation for shareholders, we believe that a business must be profitable or on a clear and easily understood path towards profitability, which is most clearly demonstrated by unit economics that are attractive today.

In addition to these business criteria, we expect any potential acquisition target to be ready or almost ready to operate in the public markets from the perspective of corporate governance, financial reporting, compliance, and anticipated investor receptivity.

We believe that evaluating a full universe of companies is important to fulfilling our ultimate objective. As such, we will evaluate companies both in the United States and other regions where we have meaningful relationships, experience, and insight. Furthermore, we will evaluate companies that are new to the Ribbit Capital network, already within the Ribbit Capital network of more than 5,000 companies, and within Ribbit Capital's portfolio of more than 75 companies.

Our team

Our management team will consist of Meyer Malka, our Chairman and Chief Executive Officer, and Cynthia McAdam, our Chief Operating Officer. They will be supported by the Ribbit Capital investment team and broader organization, and our independent directors, as further described below.

Mr. Malka, Ms. McAdam and the other members of the Ribbit Capital team bring deep expertise as investors and operators within financial services and technology. The team brings valuable and complementary skills and perspectives, which together have produced a strong track record of investment performance for the partnership.

The Ribbit Capital team has experience in:

•
Operating high-growth financial services and technology companies around the world;

•
Sourcing, structuring, and executing on investments across various asset classes and business stages;

•
Advising management teams on strategic and operational decisions;

•
Developing sector-specific theses based on original research, deep industry knowledge, and business diligence; and

•
Building relationships with stakeholders throughout the financial services and technology ecosystems.

Mr. Malka serves as our Chairman and Chief Executive Officer. Mr. Malka founded Ribbit Capital in 2012 and serves as its managing partner. He has more than 25 years of experience building and investing in technology and financial services companies across the U.S., Europe, and Latin America. Mr. Malka currently serves on the board of directors of MercadoLibre Inc. (NASDAQ:MELI), as well as the boards of several private companies. Prior to Ribbit Capital, from 2008 to 2011, Mr. Malka co-founded and was co-chief executive officer of Bling Nation Ltd., a mobile payments company, which later evolved into Lemon Inc., a mobile wallet company, which was acquired in 2013. In 2003, he co-founded Banco Lemon, a Brazilian retail bank serving the underbanked population, which went on to become one of the largest private microfinance institutions in Brazil, until 2009 when it was acquired by Banco do Brasil, Latin America's largest bank. In 1998, Mr. Malka developed the online brokerage Patagon.com, Inc., which became Latin America's first comprehensive Internet-based financial services portal and dealer until its acquisition in March 2000 by the Banco Santander. In 1991, at the age of 18, Mr. Malka co-founded Heptagon Group, a securities and investment broker dealer servicing the Venezuelan and U.S. markets, where he served as chief operating officer. Mr. Malka graduated with a degree in economics from the Universidad Católica Andrés Bello in Caracas, Venezuela in 1996.

Ms. McAdam serves as our Chief Operating Officer. She is a partner with Ribbit Capital, having joined in December 2016. She was previously a partner with Goodwin Procter LLP from September 2015 to December 2016. Prior to that, she was the President and General Counsel of Xapo Holdings Ltd., a bitcoin wallet company, and before that the Chief Operating Officer and General Counsel of Bling Nation Ltd., a mobile payments company, which later evolved into Lemon Inc., a mobile wallet company, which was acquired in 2013. Prior to that she served as the General Counsel of Postini, Inc., a SaaS data security company, which was acquired by Google in 2007. She received a Bachelor of Science degree in finance from the University of California at Berkeley in 1995 and a Juris Doctor degree from the University of Virginia School of Law in 1998.

Other key members of the Ribbit Capital team include:

Nick Shalek is a partner with Ribbit Capital. He joined Ribbit Capital in 2012 and is focused on investments. Mr. Shalek is a member of the boards of directors of Coalition, Inc., Hello Digit, Inc., Hi.Q, Inc. (which does business as HealthIQ), Jetty National, Inc., Juniper Square, Inc., Next Insurance, Inc., RHI Group Inc., Root Stockholdings, Inc. (which does business as Root Insurance), Vouch, Inc., and Primrose Hill Ventures Pte. Ltd. (which does business as ZestMoney). Mr. Shalek was previously a director of business operations at Verne Global. Prior to Verne Global, he was a senior analyst at Yale Investments Office. Mr. Shalek received a Bachelor of Arts degree in economics and political science from Yale University in 2005 and a Master of Business Administration degree and a Master of Arts degree in education from Stanford University in 2011.

Nikolay Kostov is a partner with Ribbit Capital. He joined Ribbit Capital in 2013 and is focused on investments. Mr. Kostov is a member or observer of the boards of directors of ContaAzul International Holdings Corporation, Cora Cayman Ltd, Dreamplug Technologies Private Limited (which does business as Cred), dv01, Inc., EpiFi Technologies Pte. Ltd., Gorila Technology, Synaptic Limited, Viva Republica Inc. (which does business as Toss), Warren Cayman Ltd., and WhizDM Innovations Pte. Ltd. (which does business as MoneyView). Mr. Kostov was previously an investment banking associate at Morgan Stanley in the

Technology, Media, and Telecom Group. Prior to this, he was an analyst at Morgan Stanley in the Global Industrials Group. Mr. Kostov received a Bachelor of Arts degree in economics from Bates College in 2008.

Nick Huber is a partner with Ribbit Capital. He joined Ribbit Capital in 2017 and is focused on investments. Mr. Huber is a member or observer of the boards of directors of Figure Technologies, Inc., Guiabolso (Cayman) Ltd., Bancar Technologies Limited (which does business as Uala), and Upgrade, Inc. Mr. Huber was previously a corporate development director at LendingClub Corporation. Prior to LendingClub, he was an investment banking analyst at J.P. Morgan in the Financial Institutions Group. Mr. Huber received a Bachelor of Science degree in Finance from the Miami University Farmer School of Business in 2012.

Ray Chua is a partner with Ribbit Capital and is based in China. He joined Ribbit Capital in 2018 and is focused on investments. Mr. Chua is a member or observer of the boards of directors of Fenbeitong Limited and Good Driver Inc. Mr. Chua was previously an engagement manager at Oliver Wyman, where he focused on financial services. Prior to Oliver Wyman, he was an equity analyst at Bloomberg LP. Mr. Chua received a Bachelor of Science degree in Financial Engineering from the Chinese University of Hong Kong in 2011 and a Master of Business Administration degree from the University of Chicago Booth School of Business in 2018.

Zack Rosen is an investor with Ribbit Capital. He joined Ribbit Capital in 2019. Mr. Rosen was previously an investment banking analyst at J.P. Morgan in the Financial Institutions Group. Mr. Rosen received a Bachelor of Business Administration degree from the University of Michigan Stephen M. Ross School of Business in 2017.

Sigal Mandelker is a partner with Ribbit Capital. She joined Ribbit Capital in 2020 and is focused on regulatory strategy. Ms. Mandelker was previously Under Secretary of Treasury for Terrorism and Financial Intelligence and Acting Deputy Secretary of the Treasury for the United States. Prior to the U.S. Treasury, Ms. Mandelker was a partner at Proskauer, Deputy Assistant Attorney General in the Criminal Division of the Justice Department, an Assistant U.S. Attorney in the Southern District of New York, a counselor to former Department of Homeland Security Secretary Michael Chertoff, counsel to the Deputy Attorney General, and a law clerk for the U.S. Supreme Court. Ms. Mandelker received a Bachelor of Arts degree in English from the University of Michigan in 1993 and a Juris Doctor degree from the University of Pennsylvania Carey Law School in 2000.

Initial business combination

The New York Stock Exchange, or NYSE, rules and our amended and restated memorandum and articles of association require that our initial business combination must be with one or more operating businesses or assets having a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). We refer to this as the 80% net assets test. If our board of directors is not able to independently determine the fair market value of the partner business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a partner business or businesses, it may be unable to do so if the board is less familiar or experienced with the partner company's business, there is a significant amount of uncertainty as to the value of the company's assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the partner business meets the 80% of net assets test, unless such opinion includes material information regarding the valuation of a partner business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the partner business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the partner business in order to meet certain objectives of the partner management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the partner or otherwise acquires a controlling interest in the partner sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the partner, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the partner and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a partner. In this case, we would acquire a 100% controlling interest in the partner. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to the completion of our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a partner business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one partner business, the 80% of net assets test will be based on the aggregate value of all of the partner businesses and we will treat the partner businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

We are not under any obligation to sell any such shares. If we sell shares to our sponsor (or any other investor) in connection with our initial business combination, the equity interest of investors in this offering in the combined company may be diluted and the market prices for our securities may be adversely affected. In addition, if the per share trading price of our ordinary shares is greater than the price per share paid in the private placement, the private placement will result in value dilution to you, in addition to the immediate dilution that you will experience in connection with the consummation of this offering. See "Dilution."

Other considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Ribbit Capital, our sponsor, founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with Ribbit Capital, our sponsor or any of our founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Affiliates of Ribbit Capital and members of our board of directors will directly or indirectly own founder shares, private placement shares and/or Class L ordinary shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular partner business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a partner business as a condition to any agreement with respect to our initial business combination.

We have not selected any business combination partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination partner. Ribbit Capital is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective partner business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We will not consider a business combination with any company that has already been identified to Ribbit Capital as a suitable acquisition candidate for it, unless Ribbit Capital, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity in accordance with Ribbit Capital' applicable existing and future policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. Ribbit Capital may manage multiple investment vehicles and raise additional funds and/or successor funds in the future, which may be during the period in which we are seeking our initial business combination. These Ribbit Capital investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.

Ribbit Capital or its affiliates, including our sponsor, and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

In addition, certain of our founders, officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, any future special purpose acquisition companies we expect they may be involved in and investment funds, accounts, co-investment vehicles and other entities managed by affiliates of Ribbit Capital and certain companies in which Ribbit Capital or such entities have invested. As a result, if any of our founders, officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies we expect they may be involved in and any Ribbit Capital funds or other investment vehicles), then, subject to their fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same. In addition, investment ideas generated within or presented to Ribbit Capital or our founders may be suitable for both us and a current or future Ribbit Capital fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, will first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of Ribbit Capital, our founders or any members of our board of directors who are also employed by Ribbit Capital or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of Ribbit Capital.

However, we do not expect these duties to materially affect our ability to complete our initial business combination.

In addition, our founders, officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. In particular, in the future we expect certain of our officers and directors may be officers and/or directors of other future special purpose acquisition companies.

Corporate Information

Our executive offices are located at 364 University Ave., Palo Alto, California 94301. We maintain a corporate website at www.ribbitleap.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and expect to receive, after the effectiveness of the registration statement of which this prospectus forms a part, a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to "emerging growth company" have the meaning associated with it in the JOBS Act.

Additionally, we are a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

The offering

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our founding team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled "Risk Factors" of this prospectus.

Securities offered	35,000,000 units (or 40,250,000 units if the underwriters' over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
• one Class A ordinary share; and
• one-fifth of one redeemable warrant.
Proposed NYSE symbols	Units: "LEAP.U"
Class A ordinary shares: "LEAP"
Warrants: "LEAP.WS"
Units:
Number outstanding before this offering	0
Number outstanding after this offering	35,000,000(1)
Ordinary shares:
Number outstanding before this offering	15,000,000(1)(2)(3)
Number outstanding after this offering	50,900,000(1)(2)(3)(4)(5)

(1)    Assumes no exercise of the underwriters' over-allotment option.

(2)    Includes 3,888,889 Class B ordinary shares (which assumes the underwriters' do not exercise their over-allotment option and 583,333 Class B ordinary shares are forfeited) and 11,111,111 Class L ordinary shares (which assumes the underwriters' do not exercise their over-allotment option and 1,666,667 Class L ordinary shares are forfeited).

(3)    Founder shares are currently classified as Class B ordinary shares, which shares will convert at the option of the holder thereof into Class A ordinary shares at any time after our initial business combination as described below adjacent to the caption "Founder shares conversion" and in our amended and restated memorandum and articles of association.

(4)   Includes 35,000,000 public shares and 3,888,889 Class B ordinary shares, assuming 583,333 Class B ordinary shares have been forfeited and 11,111,111 Class L ordinary shares, assuming 1,666,667 Class L ordinary shares have been forfeited, and 900,000 private placement shares sold in the private placement to occur concurrently with the closing of this offering.

(5)    Class L ordinary shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our stock trading at $20.00 per share and additional stock trading thresholds up to $50.00 per share, in each case, as described in this prospectus.

Warrants:
Number of warrants outstanding before this offering	0
Number of warrants to be outstanding after this offering	7,000,000(1)
Trading commencement and separation of Class A ordinary shares and warrants
The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless J.P. Morgan Securities LLC inform us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least five units, you will not be able to receive or trade a whole warrant.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters' over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters' over-allotment option.
Exercisability	Each whole warrant sold in this offering is exercisable to purchase one Class A ordinary share, subject to adjustment as described herein. Only whole warrants are exercisable.

Exercise Price	$11.50 per whole share, subject to adjustments as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or its affiliates, without taking into account any founder shares, Class L ordinary shares or forward purchase securities held by our sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our ordinary shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the "Market Value") is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under "Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00" and "Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00" will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
The forward purchase warrants will be exercisable on the same terms as the warrants offered as part of the units.
Exercise period	The warrants will become exercisable on the later of:
• 30 days after the date of completion of our initial business combination; and

•

12 months from the closing of this offering; provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a "covered security" under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Once the warrants become exercisable, we may redeem the outstanding warrants:
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days' prior written notice of redemption, which we refer to as the "30-day redemption period"; and

•

if, and only if, the last reported sales price (the "closing price") of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00	We will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act.

If we call the warrants for redemption as described above, our founding team will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis." In determining whether to require all holders to exercise their warrants on a "cashless basis," our founders will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the "fair market value" (defined below) over the exercise price of the warrants by (y) the fair market value. Please see "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants" for additional information.
The forward purchase warrants will be redeemable on the same terms as the warrants offered as part of the units being sold in this offering.
Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00	Once the warrants become exercisable, we may redeem the outstanding warrants:
• in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days' prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants" based on the redemption date and the "fair market value" of our Class A ordinary shares (as defined below) except as otherwise described in "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants";

•

if, and only if, the closing price of our Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders; and

•

if, and only if, there is an effective registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The "fair market value" of our Class A ordinary shares shall mean the volume weighted average price of our Class A ordinary shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

No fractional Class A ordinary shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. Please see the section entitled "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants" for additional information.
The forward purchase warrants will be redeemable on the same terms as the warrants offered as part of the units being sold in this offering
Cashless exercise
If we call the warrants for redemption when the price per Class A ordinary share equals or exceeds $18.00 as described above, our founders will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis." In determining whether to require all holders to exercise their warrants on a "cashless basis," our founders will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the "fair market value" of our Class A ordinary shares (defined below) over the exercise price of the warrants by (y) the fair market value. The "fair market value" will mean the average reported closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants" for additional information.

Founder shares	On July 20, 2020, our sponsor paid $25,000 to cover certain offering costs in consideration for 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option). On September 2, 2020, we filed an amended and restated memorandum and articles of association such that the Company is authorized to issue Class B ordinary shares and Class L ordinary shares. Pursuant to such amendment, the then-outstanding 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option) were subdivided into 4,472,222 Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and 12,777,778 Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option).

Prior to the sponsor's initial $25,000 investment in the company, the company had no assets, tangible or intangible. On September 8, 2020, our sponsor transferred 32,500 Class B ordinary shares to each of our independent directors. These 65,000 shares shall not be subject to forfeiture in the event the underwriters' overallotment option is not exercised. The per share price of the 25,000 ordinary shares was determined by dividing the amount contributed to the company by the number of ordinary shares issued. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial shareholders (and their permitted transferees), on an as-converted basis, at 10% of our issued and outstanding Class A ordinary shares upon the consummation of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary share issuable upon conversion of Class L ordinary shares). Up to 583,333 founder shares and 1,666,667 Class L ordinary shares are subject to forfeiture, depending on the extent to which the underwriter's over-allotment option is exercised.
Transfer restrictions on founder shares, private placement shares, forward purchase securities and Class L ordinary shares	The Class B ordinary shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:

•

prior to the completion of our initial business combination, only holders of the founder shares shall have the right to vote on the appointment of directors and only holders of a majority of our founder shares may remove a member of the board of directors for any reason;

•

following the completion of our initial business combination, for so long as the holders of the founder shares hold in the aggregate a number of Class A ordinary shares (on an as-converted to Class A ordinary share basis) equal to at least 50% of the sum of the founder shares plus the number of Class A ordinary shares issued upon conversion of any Class L ordinary shares, the holders of the founder shares shall have the right to appoint one-fifth of the members of our board of directors, rounded up to the nearest whole director;

•

prior to the completion of our initial business combination, with respect to any matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, other than the appointment of directors prior to the completion of our business combination, except as required by law or the applicable rules of the NYSE then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each public share entitling the holder to one vote per public share and each founder share entitling the holder to a number of votes per founder share such that all of the founder shares in the aggregate would be entitled to cast a number of votes equal to 20% of the combined voting power of the founder shares, excluding the private placement shares, and holders of our public shares voting together as a single class (excluding the private placement shares and Class L ordinary shares);

•

following the completion of our initial business combination, with respect to any matter submitted to a vote of our shareholders, except as required by law or the applicable rules of the NYSE then in effect, holders of our founder shares, holders of our private placement shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like);

• the founder shares are subject to certain transfer restrictions, as described in more detail below;

•

our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares, private placement shares, Class L ordinary shares and public shares they hold, (ii) waive their redemption rights with respect to any founder shares, private placement shares, Class L ordinary shares and any public shares purchased during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares, private placement shares and Class L ordinary shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering). If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the voting power of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Because the founder shares in the aggregate are entitled to 20% of the combined voting power of the founder shares and holders of our public shares voting together as a single class, excluding the private placement shares, in addition to our initial shareholders' founder shares, we would need 12,225,001, or 34.9%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised);

•

the founder shares will convert at the option of the holder thereof into our Class A ordinary shares at any time after our initial business combination as described below adjacent to the caption "Founder shares conversion" and in our amended and restated memorandum and articles of association; and

• the founder shares are entitled to registration rights.

Except as described herein, our sponsor and our founding team have agreed not to transfer, assign or sell (i) any of their founder shares, forward purchase securities or private placement shares until the earliest of (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their Class L ordinary shares for any reason, other than to specified permitted transferees or in connection with a complete liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any Class L ordinary shares will not be subject to such restrictions on transfer. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor and founding team with respect to any founder shares, private placement shares, Class L ordinary shares and Class A ordinary shares issued upon conversion of any founder shares.
Founder shares conversion
The founder shares are designated as Class B ordinary shares and each Class B ordinary share will convert at the option of the holder thereof into one Class A ordinary shares at any time following the consummation of our initial business combination (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like). Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

The term "equity-linked securities" refers to any debt or equity securities that are convertible, exercisable or exchangeable for our Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including, but not limited to, a private placement of equity or debt.
Voting rights
Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a resolution passed by a majority of our Class B ordinary shares.

Prior to the completion of our initial business combination, with respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law or the applicable rules of the NYSE then in effect:

(a) holders of our founder shares and holders of our Class A ordinary shares, including the private placement shares and our public shares, will vote together as a single class, with each private placement share and public share entitling the holder to one vote per share and each founder share entitling the holder to a number of votes per founder share such that all of the founder shares in the aggregate would be entitled to cast a number of votes equal to 20% of the combined voting power of the founder shares and holders of our public shares voting together as a single class, excluding the private placement shares; and (b) the Class L ordinary shares shall have no voting rights.

Following the completion of our initial business combination, for so long as the holders of the founder shares hold in the aggregate a number of Class A ordinary shares (on an as-converted to Class A ordinary share basis) equal to at least 50% of the sum of the founder shares plus the number of Class A ordinary shares issued upon conversion of any Class L ordinary shares, the holders of the founder shares shall have the right to appoint one-fifth of the members of our board of directors, rounded up to the nearest whole director.

Following the completion of our initial business combination, with respect to any matter submitted to a vote of our shareholders, except as required by law or the applicable rules of then in effect, holders of our founder shares and holders of our Class A ordinary shares, including the private placement shares and our public shares will vote together as a single class, with each share entitling the holder to one vote.

Our amended and restated memorandum and articles of association provide that our board of directors will be divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term.
Private placement shares
Our sponsor has committed, pursuant to a written agreement, to purchase 900,000 private placement shares (or 1,005,000 private placement shares if the underwriters' over-allotment option is exercised in full) at a price of $10.00 per private placement share ($9,000,000 in the aggregate or $10,050,000 if the underwriters' over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. Our sponsor has entered into an agreement with us, pursuant to which it has agreed to waive its redemption rights with respect to the private placement shares.

Class B and Class L Ordinary shares	Upon the filing of our amended and restated articles of association on September 2, 2020, the then outstanding 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option), were subdivided into 4,472,222 Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and 12,777,778 Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option).
Except as required by law or the applicable rules of then in effect, the Class L ordinary shares shall have no voting rights.

If between the one year anniversary of our initial business combination and the ten year anniversary of our initial business combination the closing price of our Class A ordinary shares equals or exceeds one or more of the share targets described below, one-fourth of the Class L ordinary shares for each such target achievement will automatically convert into Class A ordinary shares on a 1-for-1 basis (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like):

•

$20.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "First Price Vesting");

•

$30.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "Second Price Vesting");

•

$40.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "Third Price Vesting"); and

•

$50.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "Fourth Price Vesting").

For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $30.00 but does not exceed $40.00 for 20 trading days within a 30-trading day period, both the First Price Vesting and Second Price Vesting target achievements will be met, resulting in a total of 5,555,556 Class L Shares converting into 5,555,556 Class A ordinary shares, representing 2,777,778 associated with the First Price Vesting and 2,777,778 associated with the Second Price Vesting (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

In the event of any liquidation, merger, share exchange, reorganization or other similar transaction consummated after our initial business combination ("Strategic Transaction") and before the one year anniversary of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property at an effective price of at least $15.00 per Class A ordinary share (a "Qualifying Strategic Transaction"), all of the Class L ordinary shares will convert into Class A ordinary shares at a ratio such that the sum of the number of Class A ordinary shares issuable upon conversion of the founder shares plus the number of Class A ordinary shares issuable upon conversion of all of the Class L ordinary shares will equal, in the aggregate, on an as-converted basis, 20% (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) of the sum of the total number of Class A ordinary shares issued and outstanding upon the consummation of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares and the Class A ordinary shares issuable upon conversion of the Class L ordinary shares, plus the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued by the Company in connection with or in relation to the consummation of the initial business combination (net of any redemptions of Class A ordinary shares by public shareholders), excluding any forward purchase securities and any private placement shares, including any private placement shares issued to our sponsor, members of our founding team or any of their affiliates upon conversion of working capital loans, and any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination. For example, if nine months following the consummation of our initial business combination we consummate a Qualifying Strategic Transaction, all of the issued and outstanding Class L ordinary shares will automatically convert into 4,861,111 Class A ordinary shares, such that sum of Class B shares owned by our sponsor at the time of this offering and the Class A shares issued as a result of the conversion of Class L ordinary shares at the time Qualifying Strategic Transaction will equal 20% of the sum of total Class A shares issued in this offering, the Class B shares owned by our sponsor at the time of this offering, and the Class A shares issued as a result of the conversion of Class L ordinary shares at the time of the Qualifying Strategic Transaction (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

In the event of any Strategic Transaction occurring after the one year anniversary of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property with an effective price of at least $10.00 per Class A ordinary share, all of the then-outstanding Class L ordinary shares will convert into Class A ordinary shares as follows:

•

if (and only if) the First Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $10.00 per share and less than or equal to $20.00 per share, all of the then outstanding Class L ordinary shares will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,444 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $10.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

•

if (and only if) the Second Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $20.00 per share and less than or equal to $30.00 per share, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,444 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $20.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

•

if (and only if) the Third Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $30.00 per share and less than or equal to $40.00 per share (a "Third Strategic Transaction Price Vesting Event"), all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting or Second Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,445 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $30.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

•

if (and only if) the Fourth Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $40.00 per share and less than or equal to $50.00 per share, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting, Second Price Vesting and Third Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,777 (3,194,445 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $40.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

•

if (and only if) the Fourth Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $50.00, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting, Second Price Vesting and Third Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into one Class A ordinary share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

For example, if seventy-two months following the consummation of our initial business combination we consummate a Strategic Transaction and the effective price of such Strategic Transaction is $43.00 per Class A ordinary share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) and prior to the consummation of such Strategic Transaction the First Price Vesting target shall have been met, but none of the Second Price Vesting, Third Price Vesting or Fourth Price Vesting targets shall have been met, all of the then-remaining outstanding Class L ordinary shares will automatically convert into 6,388,889 shares, representing 2,777,778 shares associated with the Second Price Vesting, 2,777,778 shares associated with the Third Price Vesting, and 833,333 associated with the Fourth Price Vesting. Together with the 2,777,778 Class L shares already vested and converted to Class A ordinary shares associated with the First Price Vesting, a total of 9,166,667 Class L shares will vest and convert into Class A ordinary shares.

Any conversion of Class L ordinary shares described herein will take effect as a compulsory redemption of Class L ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class L ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
All Class L ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

The Class L ordinary shares are not transferrable for any reason, other than to specified permitted transferees or a complete liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any Class L ordinary shares will not be subject to such restrictions on transfer (as described under Principal "shareholders—Transfers of Class B ordinary shares, Class L ordinary shares, forward purchase securities and private placement shares"); provided, that any Class A ordinary shares issued upon conversion of any Class L ordinary shares will not be subject to such restrictions on transfer.

Forward purchase agreement	Prior to this offering, we will enter into a forward purchase agreement pursuant to which our sponsor will agree to subscribe for an aggregate of 10,000,000 forward purchase shares and 2,000,000 forward purchase warrants, for an aggregate purchase price of $100,000,000, or $10.00 per forward purchase share and one-fifth of one forward purchase warrant, in a private placement to close substantially concurrently with the closing of our initial business combination. The forward purchase shares and the forward purchase warrants will be identical to the public shares and public warrants, respectively, except that the holders thereof will have certain registration rights, as described in this prospectus. The forward purchase shares and the forward purchase warrants will be subject to the same transfer restrictions as the founder shares. See "Principal shareholders—Transfers of Class B ordinary shares, Class L ordinary shares, forward purchase securities and private placement shares."

The forward purchase agreement and the registration rights agreement whose terms are incorporated therein also will provide that our sponsor is entitled to registration rights with respect to the forward purchase securities and the Class A ordinary shares issuable upon exercise of the forward purchase warrants. Please see "Description of securities—Registration and shareholder rights" for additional information.

The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-business combination company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The forward purchase securities will be issued only in connection with the closing of the initial business combination.
Proceeds to be held in trust account
$350,000,000 (or $402,500,000 if the over-allotment option is exercised in full) of the net proceeds of this offering and the proceeds we will receive from the sale of the private placement shares, or $10.00 per unit sold to the public in this offering, will be deposited in a segregated trust account located in the United States at J.P. Morgan Chase Bank, N.A. with Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus and approximately $1,000,000 will be used to pay expenses in connection with the closing of this offering and approximately $1,000,000 will be used for working capital following this offering. These proceeds include $12,250,000 ($14,087,500 if the underwriters' over-allotment option is exercised in full) in deferred underwriting commissions which will be paid to the underwriters upon the closing of the business combination. The remainder of the net proceeds of this offering will not be held in the trust account.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, our amended and restated memorandum and articles of association, as discussed below and subject to the requirements of law and regulation, will provide that the proceeds from this offering and the sale of the private placement shares held in the trust account will not be released from the trust account (1) to us, until the completion of our initial business combination, or (2) to our public shareholders, until the earliest of (a) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elected to redeem, subject to the limitations described herein, (b) the redemption of any public shares properly tendered in connection with a (A) shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (c) the redemption of our public shares if we have not consummated our business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, subject to applicable law. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed.
Anticipated expenses and funding sources	The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest income (if any) to pay our income taxes, if any. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.5% per year, we estimate the interest earned on the trust account will be approximately $1,750,000 per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

•

the net proceeds of this offering and the sale of the private placement shares not held in the trust account, which will be approximately $1,000,000 in working capital after the payment of approximately $1,000,000 in expenses relating to this offering; and

•

any loans or additional investments from our sponsor or certain of our officers and directors, although they are under no obligation to advance funds or invest in us, and provided any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination
NYSE rules and our amended and restated memorandum and articles of association require that our initial business combination must occur with one or more partner businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the partner business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

We will complete our initial business combination only if the post-business combination company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the partner or is otherwise not required to register as an investment company under the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the partner, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the partner and us in the business combination transaction. If less than 100% of the equity interests or assets of a partner business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one partner business, the 80% of net assets test will be based on the aggregate value of all of the partner businesses and we will treat the partner businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases and other transactions with respect to our securities	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to the completion of our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions. If our sponsor, directors, executive officers, advisors or their affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going- private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See "Proposed business—Permitted purchases and other transactions with respect to our securities" for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.

The purpose of any such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a partner that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public "float" of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public shareholders upon completion of our initial business combination	We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption right may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor and each member of our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

Limitations on redemptions	Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001. However, a greater net tangible asset or cash requirement may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the partner or its owners, (ii) cash to be transferred to the partner for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. Furthermore, although we will not redeem shares in an amount that would cause our net tangible assets to fall below $5,000,001, we do not have a maximum redemption threshold based on the percentage of shares sold in this offering, as many blank check companies do. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
Manner of conducting redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.
If we hold a shareholder vote to approve our initial business combination, we will:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

• file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of voting power of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and our founding team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Because the founder shares in the aggregate are entitled to 20% of the combined voting power of the founder shares and holders of our public shares voting together as a single class, excluding the private placement shares, in addition to our initial shareholders' founder shares, we would need 12,225,001, or 34.9%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association will require that at least five days' notice will be given of any such general meeting.
If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:
• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete such initial business combination.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our founders to purchase their shares at a significant premium to the then-current market price or on other undesirable terms.

Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder's shares are not purchased by us, our sponsor or our founding team at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders' ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a partner that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders' ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be disbursed directly by the trustee to pay amounts due to any public shareholders who properly exercise their redemption rights as described above adjacent to the caption "Redemption rights for public shareholders upon completion of our initial business combination," to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the partner or owners of the partner of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-business combination businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our amended and restated memorandum and articles of association provides that we will have only 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, to consummate our initial business combination. If we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders' rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering.

Our sponsor and each member of our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares, Class L ordinary shares or private placement shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering).

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate an initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described above adjacent to the caption "Limitations on redemptions." For example, our board of directors may propose such an amendment if it determines that additional time is necessary to complete our initial business combination. In such event, we will conduct a proxy solicitation and distribute proxy materials pursuant to Regulation 14A of the Exchange Act seeking shareholder approval of such proposal and, in connection therewith, provide our public shareholders with the redemption rights described above upon shareholder approval of such amendment. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.
Limited payments to insiders
There will be no finder's fees, reimbursements or cash payments made by the company to our sponsor, officers or directors, or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the private placement shares held in the trust account prior to the completion of our initial business combination:
• repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
• reimbursement for office space, secretarial and administrative services provided to us by our sponsor, in the amount of $10,000 per month;
• reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination; and

•

repayment of loans which may be made by our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into private placement shares at a price of $10.00 per private placement share. The private placement shares will be identical to the public shares sold in this offering, subject to certain limited exceptions, as described in this prospectus.

Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans.

Any such payments will be made either (i) prior to the completion of our initial business combination using proceeds of this offering and the sale of the private placement shares held outside the trust account or from loans made to us by our sponsor or an affiliate of our sponsor or certain of our officers and directors or (ii) in connection with or after the consummation of our initial business combination.
Audit committee
We will establish and maintain an audit committee, which will be composed entirely of independent directors. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made by us to our sponsor, officers or directors, or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled "Management team—Committees of the board of directors—Audit committee."

Risks

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our founding team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act.

Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see "Proposed business-Comparison of this offering to those of blank check companies subject to rule 419." You should carefully consider these and the other risks set forth in the section entitled "Risk factors" of this prospectus.

Summary financial data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

July 20, 2020

Balance Sheet Data:
Working capital (deficit)	$(26,976)
Total assets	$43,733
Total liabilities	$26,976
Shareholder's equity	$16,757

Risk factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated company established under the laws of the Cayman Islands with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more partner businesses. We have no plans, arrangements or understandings with any prospective partner business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by our management team or their affiliates, including Ribbit Capital, may not be indicative of future performance of an investment in us.

Information regarding performance by, or businesses associated with, our management team or their affiliates, including Ribbit Capital, is presented for informational purposes only. Any past experience of and performance by our management team or their affiliates, including Ribbit Capital, is not a guarantee either: (1) that we will be able to successfully identify a suitable candidate for our initial business combination; or (2) of any results with respect to any initial business combination we may consummate. You should not rely on the historical record of our management team, Ribbit Capital or any of their affiliates' or managed funds performance as indicative of the future performance of an investment in us or the returns we will, or are likely to, generate going forward. An investment in us is not an investment in Ribbit Capital.

Our shareholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable Cayman Islands law or stock exchange listing requirements or if we decide to hold a shareholder vote for business or other reasons. For instance,              NYSE rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares to a partner business as consideration in any business combination.

Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding ordinary shares, we would seek shareholder approval of such business combination. However, except as required by applicable law or stock exchange rule, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Accordingly, we may consummate our initial business combination even if holders of a majority of the voting power of the outstanding ordinary shares do not approve of the business combination we consummate. Please see the section entitled "Proposed business—Shareholders may not have the ability to Approve our initial business combination" for additional information.

Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any partner businesses. Since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in any tender offer documents mailed to our public shareholders in which we describe our initial business combination.

If we seek shareholder approval of our initial business combination, our sponsor and members of our founding team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our sponsor owns founders shares that will represent, on an as-converted basis, 10% of our issued and outstanding Class A ordinary shares immediately following the completion of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares, but such founders shares will represent 20% of the voting power of our issued and outstanding ordinary shares immediately following the completion of this offering, excluding the private placement shares. Our sponsor and members of our founding team also may from time to time purchase Class A ordinary shares prior to the completion of our initial business combination. Our amended and restated memorandum and articles of association provides that, if we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. Because the founder shares in the aggregate are entitled to 20% of the combined voting power of the founder shares and holders of our public shares voting together as a single class, excluding the private placement shares, in addition to our initial shareholders' founder shares, we would need 12,225,001, or 34.9%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our sponsor and our founding team to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination partners, which may make it difficult for us to enter into a business combination with a partner.

We may seek to enter into a business combination transaction agreement with a prospective partner that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination.

Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC's "penny stock"

rules). Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective partners will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption.

If a large number of shares are submitted for redemption, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for additional third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most attractive business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting commissions.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we consummate an initial business combination within 24 months after the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, may give potential partner businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination partners, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential partner business with which we enter into negotiations concerning a business combination will be aware that we must consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering.

Consequently, such partner business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination within the required time period with that particular partner business, we may be unable to complete our initial business combination with any partner business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any partner business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease ("COVID-19") a "Public Health Emergency of International Concern." On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a "pandemic". The COVID-19 outbreak and any significant outbreak of other infectious diseases could result in a widespread health crisis that is adversely affecting the economies and financial markets worldwide, and the business of any potential partner business with which we consummate a business combination could be materially and adversely affected.

Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the partner company's personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a partner business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

We may not be able to consummate an initial business combination within 24 months after the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate.

We may not be able to find a suitable partner business and consummate an initial business combination within 24 months after the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the COVID-19 outbreak may negatively impact businesses we may seek to acquire. If we have not consummated an initial business combination within such applicable time period, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders' rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either such case, our public shareholders may receive only $10.00 per public share, or less than $10.00 per public share, on the redemption of their shares, and our warrants will expire worthless. See "—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share" and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, directors, executive officers, advisors and their affiliates may elect to purchase public shares or warrants, which may influence a vote on a proposed business combination and reduce the public "float" of our Class A ordinary shares or public warrants.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions.

In the event that our sponsor, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such transaction could be to (1) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (2) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination or (3) satisfy a closing condition in an agreement with a partner that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public "float" of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See "Proposed business—Permitted purchases and other transactions with respect to our securities" for a description of how our sponsor, directors, executive officers, advisors or their affiliates will select which shareholders to purchase securities from in any private transaction.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See "Proposed business—Tendering share certificates in connection with a tender offer or redemption rights."

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) the redemption of our public shares if we have not consummated an initial business within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

The NYSE may delist our securities from trading on its exchange, which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to apply to have our units listed on the NYSE on the date of this prospectus and our Class A ordinary shares and warrants on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the NYSE's listing standards, our securities may not be, or may not continue to be, listed on the NYSE in the future or prior to the completion of our initial business combination. In order to continue listing our securities on the NYSE prior to the completion of our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum amount in shareholders' equity (generally $1,100,000) and a minimum number of holders of our securities (generally 400 public holders). Additionally, our units will not be traded after completion of our initial business combination and, in connection with our initial business combination, we will be required to demonstrate compliance with the NYSE's initial listing requirements, which are more rigorous than the NYSE's continued listing requirements, in order to continue to maintain the listing of our securities on the NYSE. For instance, the share price of our securities would generally be required to be at least $4.00 per share and our shareholders' equity would generally be required to be at least $5,000,001 and we would be required to have a minimum of 400 round-lot holders. We may not be able to meet those initial listing requirements at that time.

If the NYSE delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the- counter market. If this were to occur, we could face significant material adverse consequences, including:

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a limited availability of market quotations for our securities; reduced liquidity for our securities;

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a determination that our Class A ordinary shares are a "penny stock" which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as "covered securities." Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on the NYSE, our units, Class A ordinary shares and warrants will qualify as covered securities under the statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not qualify as covered securities under the statute and we would be subject to regulation in each state in which we offer our securities.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all of the funds from the sale of the forward purchase securities to be used as part of the consideration to the sellers in the initial business combination. If the sale of some or all of the forward purchase securities fails to close, for any reason, we may lack sufficient funds to consummate our initial business combination.

We will enter into a forward purchase agreement pursuant to which our sponsor will agree to purchase forward purchase securities for $100,000,000 in the aggregate, in a private placement to close substantially concurrently with our initial business combination. The funds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. The obligations under the forward purchase agreement will not depend on whether any public shareholders elect to redeem their shares and will provide us with a minimum funding level for the initial business combination.

If the sale of some or all of the forward purchase securities does not close for any reason, including by reason of the failure by the sponsor to fund the purchase price for their forward purchase securities, we may lack sufficient funds to consummate our initial business combination. Our sponsor's obligations to purchase its forward purchase securities will be subject to fulfillment of customary closing conditions. In the event of any such failure to fund by our sponsor, any obligation is so terminated or any such closing condition is not satisfied and not waived by our sponsor, we may lack sufficient funds to consummate our initial business combination.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement shares are intended to be used to complete an initial business combination with a partner business that has not been selected, we may be deemed to be a "blank check" company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the completion of this offering and the sale of the private placement shares and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see "Proposed business—Comparison of this offering to those of blank check companies subject to rule 419."

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a "group" of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the "Excess Shares," without our prior consent. However, we would not be restricting our shareholders' ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous partner businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement shares, our ability to compete with respect to the acquisition of certain partner businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain partner businesses. Furthermore, we are obligated to offer holders of our public shares the right to redeem their shares for cash at the time of our initial business combination in conjunction with a shareholder vote or via a tender offer. Partner companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not consummated our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. See "—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share" and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement shares not being held in the trust account are insufficient to allow us to operate for the 24 months following the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, it could limit the amount available to fund our search for a partner business or businesses and complete our initial business combination, and we will depend on loans from our sponsor or founding team to fund our search and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement shares, only $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. We believe that, upon the closing of this offering, the funds available to us outside of the trust account, together with funds available from loans from our sponsor, members of our founding team or any of their affiliates will be sufficient to allow us to operate for at least the 24 months following the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering; however, our estimate may not be accurate, and our sponsor, members of our founding team or any of their affiliates are under no obligation to advance funds to us in such circumstances. Of the funds available to us, we expect to use a portion of the funds available to us to pay fees to consultants to assist us with our search for a partner business. We could also use a portion of the funds as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep partner businesses from "shopping" around for transactions with other companies or investors on terms more favorable to such partner businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a partner business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a partner business.

In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, unless funded by the proceeds of loans available from our sponsor, members of our founding team or any of their affiliates, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount.

Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

The amount held in the trust account will not be impacted as a result of such increase or decrease. If we are required to seek additional capital, we would need to borrow funds from our sponsor, members of our founding team or any of their affiliates or other third parties to operate or may be forced to liquidate.

Neither our sponsor, members of our founding team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into private placement shares at a price of $10.00 per private placement share at the option of the lender. The private placement shares will be identical to the public shares sold in this offering, subject to certain limited exceptions, as described in this prospectus. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our founding team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do not complete our initial business combination within the required time period because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive an estimated $10.00 per public share, or possibly less, on our redemption of our public shares, and our warrants will expire worthless. See "—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share" and other risk factors herein.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the share price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct due diligence on a partner business with which we combine, this diligence may not surface all material issues with a particular partner business. In addition, factors outside of the partner business and outside of our control may later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a partner business or by virtue of our obtaining post-combination debt financing. Accordingly, any holders who choose to retain their securities following the business combination could suffer a reduction in the value of their securities.

Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their prorate share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per public share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective partner businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements, they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our founders will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if our founding team believes that such third party's engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our founding team to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where our founding team is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not consummated an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (excluding our independent registered public accounting firm) for services rendered or products sold to us, or a prospective partner business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective partner business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims.

However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor's only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective partner businesses.

Since prior to the completion of our initial business combination only holders of our founder shares will have the right to vote on the appointment of directors, upon the listing of our shares on the NYSE, the NYSE may consider us to be a 'controlled company' within the meaning of NYSE rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

After completion of this offering, prior to our initial business combination only holders of our founder shares will have the right to vote on the appointment of directors. As a result, the NYSE may consider us to be a 'controlled company' within the meaning of NYSE corporate governance standards. Under NYSE corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a 'controlled company' and may elect not to comply with certain corporate governance requirements, including the requirements that:

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we have a board that includes a majority of 'independent directors,' as defined under the rules of the NYSE;

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we have a compensation committee of our board that is comprised entirely of independent directors with a written charter

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addressing the committee's purpose and responsibilities; and

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we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee's purpose and responsibilities.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of the NYSE, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to shareholders of companies that are subject to all of the NYSE corporate governance requirements.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per public share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/ creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

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registration as an investment company with the SEC;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading "investment securities" constituting more than 40% of our assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-business combination business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an "investment company" within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of either: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) the redemption of our public shares if we have not consummated an initial business within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

If we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, our public shareholders may be forced to wait beyond such 24 months, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, before redemption from our trust account.

If we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering,, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public shareholders from the trust account will be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to wind up, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Law. In that case, investors may be forced to wait beyond 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association, and only then in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we do not complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors.

Claims may be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business might be found guilty of an offence and may be liable for a fine of $18,292.68 and imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination.

In accordance with NYSE corporate governance requirements and our amended and restated memorandum and articles of association, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on the NYSE. As an exempted company, there is no requirement under the Companies Law for us to hold annual or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with our founding team. Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term.

Holders of Class A ordinary shares will not be entitled to vote on any appointment of directors we hold prior to the completion of our initial business combination.

Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.

Since following our initial business combination, the holders of the founder shares shall have the right to appoint one-fifth of the members of our board of directors, rounded up to the nearest whole director, it may be difficult for us to enter into a business combination with a partner.

Following the completion of our initial business combination, for so long as the holders of the founder shares hold in the aggregate a number of Class A ordinary shares (on an as-converted to Class A ordinary share basis) equal to at least 50% of the sum of the founder shares plus the number of Class A ordinary shares issued upon conversion of any Class L ordinary shares, the holders of the founder shares shall have the right to appoint one-fifth of the members of our board of directors, rounded up to the nearest whole director. Prospective partners will be aware of the ability of the holders of the founder shares to appoint directors flowing our initial business combination and, thus, may be reluctant to enter into a business combination transaction with us.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to file a registration statement under the Securities Act covering such shares and to maintain the effectiveness of such registration statement and a current prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. We may not able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the number of Class A ordinary shares that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 Class A ordinary shares per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a "covered security" under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. There may be a circumstance where an exemption from registration exists for holders of the forward purchase warrants that form a part our forward purchase securities to exercise their warrants while a corresponding exemption does not exist for holders of the warrants included as part of units sold in this offering. In such an instance, our sponsor and its transferees (which may include our founding team) would be able to exercise their warrants and sell the ordinary shares underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying ordinary shares. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the Class A ordinary shares issuable upon exercise of these warrants will cause holders to receive fewer Class A ordinary shares upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call the warrants for redemption for cash, we will have the option, in our sole discretion, to require all holders that wish to exercise warrants to do so on a cashless basis. If we choose to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash.

For example, if the holder is exercising 875 public warrants at $11.50 per share through a cashless exercise when the Class A ordinary shares have a fair market value of $17.50 per share, then upon the cashless exercise, the holder will receive 300 Class A ordinary shares. The holder would have received 875 Class A ordinary shares if the exercise price was paid in cash. This will have the effect of reducing the potential "upside" of the holder's investment in our company because the warrantholder will hold a smaller number of Class A ordinary shares upon a cashless exercise of the warrants they hold.

The warrants may become exercisable and redeemable for a security other than the Class A ordinary shares, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the Class A ordinary shares. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the warrants within twenty business days of the closing of an initial business combination.

The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders, and their permitted transferees can demand that we register the private placement shares, including any private placement shares that may be issued upon conversion of working capital loans, the Class A ordinary shares into which founder shares and Class L ordinary shares are convertible, and the Class A ordinary shares that are part of the forward purchase securities, and the Class A ordinary shares issuable upon exercise or conversion of the forward purchase warrants. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the partner business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our securities that is expected when the securities owned by our initial shareholders or their permitted transferees are registered for resale.

Because we are neither limited to evaluating a partner business in a particular industry sector nor have we selected any specific partner businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular partner business's operations.

We may pursue business combination opportunities in any sector, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific partner business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular partner business's operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular partner business, we may not properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a partner business. An investment in our units may not ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination partner. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

We may seek acquisition opportunities in industries or sectors which may or may not be outside of our founders' area of expertise.

We will consider a business combination outside of our founders' area of expertise if a business combination partner is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our founding team will endeavor to evaluate the risks inherent in any particular business combination partner, we may not adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination partner. In the event we elect to pursue an acquisition outside of the areas of our founders' expertise, our founders' expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our founders' expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our founding team may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Although we have identified general criteria that we believe are important in evaluating prospective partner businesses, we may enter into our initial business combination with a partner that does not meet such criteria, and as a result, the partner business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria.

Although we have identified general criteria for evaluating prospective partner businesses, it is possible that a partner business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a partner that does not meet some or all of these criteria, such combination may not be as successful as a combination with a business that does meet all of our general criteria. In addition, if we announce a prospective business combination with a partner that does not meet our general criteria, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a partner business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the partner business does not meet our general criteria. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We are not required to obtain an opinion from an independent accounting or investment banking firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our shareholders from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent accounting firm or independent investment banking firm which is a member of FINRA that the price we are paying is fair to our shareholders from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.

We may issue additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 600,000,000 Class A ordinary shares, par value $0.0001 per share, 10,000,000 Class B ordinary shares, par value $0.0001 per share, 15,000,000 Class L ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. Immediately after this offering, there will be 542,100,000, 6,111,111 and 3,888,889 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares, Class B ordinary shares and Class L ordinary shares, respectively, available for issuance which amount includes shares reserved for issuance upon exercise of outstanding warrants, shares issuable upon conversion of the Class B ordinary shares and shares issuable upon conversion of the Class L ordinary shares, if any. The Class B ordinary shares are convertible at the option of the holder thereof into Class A ordinary shares at any time after our initial business combination as described herein and in our amended and restated memorandum and articles of association. The Class L ordinary shares are non-voting and will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our stock trading at $20.00 per share and additional stock trading thresholds up to $50.00 per share, in each case, as described in this prospectus. If following our initial business combination all of the Class L ordinary shares vest, the number of Class A ordinary shares into which the Class L ordinary shares shall have converted plus the number of Class A ordinary shares into which the Class B ordinary shares shall have converted will represent, in the aggregate, 30% of the ordinary shares issued and outstanding upon the consummation of this offering. Notwithstanding the foregoing, all Class L ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited. Immediately after this offering, there will be no preference shares issued and outstanding.

We may issue a substantial number of additional Class A ordinary shares or preference shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares to redeem the warrants as described in "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants—Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00". However, our amended and restated memorandum and articles of association provides, among other things, that prior to the completion of our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote. The issuance of additional ordinary or preference shares, including any forward purchase securities:

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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

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could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

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may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

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may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

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may not result in adjustment to the exercise price of our warrants.

If all of our Class L ordinary shares vest, our initial shareholders, including our sponsor will own, in the aggregate, 30% of the ordinary shares issued and outstanding upon the consummation of this offering.

Most blank check companies issue founder shares representing 20% of the ordinary shares issued and outstanding upon the consummation of such blank check company's initial public offering. We have issued 4,472,222 Class B ordinary shares (up to 583,333 Class B ordinary shares of which are subject to forfeiture) which will convert at the option of the holder thereof into Class A ordinary shares at any time after our initial business combination as described herein. The Class B ordinary shares will represent 10% of the ordinary shares issued and outstanding upon the consummation of this offering, excluding Class L ordinary shares which are subject to stock performance and other vesting conditions as described herein. We have also issued 12,777,778 Class L ordinary shares (up to 1,666,667 Class L ordinary shares of which are subject to forfeiture),which will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our stock trading at $20.00 per share and additional stock trading thresholds up to $50.00 per share, in each case, as described in this prospectus. If following our initial business combination all of the Class L ordinary shares vest, the number of Class A ordinary shares into which the Class L ordinary shares shall have converted plus the number of Class A ordinary shares into which the Class B ordinary shares shall have converted will represent, in the aggregate, 30% of the ordinary shares issued and outstanding upon the consummation of this offering. Notwithstanding the foregoing, all Class L ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited. If all of our Class L ordinary shares vest, the issuance of Class A ordinary shares upon conversion of all of our Class L ordinary shares would dilute the interest of our shareholders relative to shareholders of other blank check companies.

Our initial shareholders may receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

The founder shares will convert at the option of the holder into Class A ordinary shares at any time following the consummation of our initial business combination at a ratio of one to one (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

If between the one year anniversary of our initial business combination and the ten year anniversary of our initial business combination the closing price of our Class A ordinary shares equals or exceeds one or more of the share targets described below, one-fourth of the Class L ordinary shares for each such target achievement will automatically convert into Class A ordinary shares on a 1-for-1 basis (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like):

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$20.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "First Price Vesting");

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$30.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "Second Price Vesting");

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$40.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "Third Price Vesting"); and

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$50.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "Fourth Price Vesting").

For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $30.00 but does not exceed $40.00 for 20 trading days within a 30-trading day period, both the First Price Vesting and Second Price Vesting target achievements will be met, resulting in a total of 5,555,556 Class L Shares converting into 5,555,556 Class A ordinary shares, representing 2,777,778 associated with the First Price Vesting and 2,777,778 associated with the Second Price Vesting (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

In the event of any liquidation, merger, share exchange, reorganization or other similar transaction ("Strategic Transaction") consummated after our initial business combination and before the one year anniversary of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property at an effective price of at least $15.00 per Class A ordinary share (a "Qualifying Strategic Transaction"), all of the Class L ordinary shares will convert into Class A ordinary shares at a ratio such that the sum of the number of Class A ordinary shares issuable upon conversion of the founder shares plus the number of Class A ordinary shares issuable upon conversion of all of the Class L ordinary shares will equal, in the aggregate, on an as-converted basis, 20% (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) of the sum of the total number of Class A ordinary shares issued and outstanding upon the consummation of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares and the Class A ordinary shares issuable upon conversion of the Class L ordinary shares, plus the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination (net of any redemptions of Class A ordinary shares by public shareholders), excluding any forward purchase securities and private placement shares, including any private placement issued to our sponsor, members of our founding team or any of their affiliates upon conversion of working capital loans, and any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement shares. For example, if nine months following the consummation of our initial business combination we consummate a Qualifying Strategic Transaction, all of the issued and outstanding Class L ordinary shares will automatically convert into 4,861,111 Class A ordinary shares, such that sum of Class B shares owned by our sponsor at the time of this offering and the Class A shares issued as a result of the conversion of Class L ordinary shares at the time Qualifying Strategic Transaction will equal 20% of the sum of total Class A shares issued in this offering, the Class B shares owned by our sponsor at the time of this offering, and the Class A shares issued as a result of the conversion of Class L ordinary shares at the time of the Qualifying Strategic Transaction (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

In the event of any Strategic Transaction consummated following the one year anniversary of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property with an effective price of at least $10.00 per Class A ordinary share, all of the then-outstanding Class L ordinary shares will convert into Class A ordinary shares as follows:

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if (and only if) the First Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $10.00 per share and less than or equal to $20.00 per share, all of the then outstanding Class L ordinary shares will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,444 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $10.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

•
if (and only if) the Second Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $20.00 per share and less than or equal to $30.00 per share, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,444 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $20.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

•
if (and only if) the Third Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $30.00 per share and less than or equal to $40.00 per share, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting or Second Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,445 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $30.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

•
if (and only if) the Fourth Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $40.00 per share and less than or equal to $50.00 per share, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting , Second Price Vesting or Third Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,777 (3,194,445 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $40.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

•
if (and only if) the Fourth Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $50.00, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting, Second Price Vesting and Third Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into one Class A ordinary share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

For example, if seventy-two months following the consummation of our initial business combination we consummate a Strategic Transaction and the effective price of such Strategic Transaction is $43.00 per Class A ordinary share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) and prior to the consummation of such Strategic Transaction the First Price Vesting target shall have been met, but none of the Second Price Vesting, Third Price Vesting or Fourth Price Vesting targets shall have been met, all of the then-remaining outstanding Class L ordinary shares will automatically convert into 6,388,889 shares, representing 2,777,778 shares associated with the Second Price Vesting, 2,777,778 shares associated with the Third Price Vesting, and 833,333 associated with the Fourth Price Vesting. Together with the 2,777,778 Class L shares already vested and converted to Class A ordinary shares associated with the First Price Vesting, a total of 9,166,667 Class L shares will vest and convert into Class A ordinary shares. All Class L ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific partner business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific partner business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may be a passive foreign investment company, or "PFIC," which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned "Taxation—United States federal income tax considerations—General") of our Class A ordinary shares or warrants, a U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned "Taxation—United States federal income tax considerations—U.S. holders—Passive foreign investment company rules"). Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service ("IRS") may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a "qualified electing fund" election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their tax advisors regarding the possible application of the PFIC rules. For a more detailed discussion of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned "Taxation—United States federal income tax considerations—U.S. holders—Passive foreign investment company rules."

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Law, reincorporate in the jurisdiction in which the partner company or business is located or in another jurisdiction. The transaction may require a shareholder or warrantholder to recognize taxable income in the jurisdiction in which the shareholder or warrantholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or warrantholders to pay such taxes. Shareholders or warrantholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

In particular, there is uncertainty as to whether the courts of the Cayman Islands or any other applicable jurisdictions would recognize and enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the Cayman Islands or any other applicable jurisdiction's courts against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

For a more detailed discussion, see the section of this prospectus captioned "Description of securities—Certain differences in corporate law."

We are dependent upon our executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the partner business, however, cannot presently be ascertained. Although some of our key personnel may remain with the partner business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the partner business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a partner business in connection with a particular business combination, and a particular business combination may be conditioned on the retention or resignation of such key personnel. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel's retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a partner business. In addition, pursuant to an agreement to be entered into on or prior to the closing of this offering, following the completion of our initial business combination, for so long as the holders of the founder shares hold in the aggregate a number of Class A ordinary shares (on an as-converted to Class A ordinary shares basis) equal to at least 50% of the sum of the founder shares plus the number of Class A ordinary shares issued upon conversion of any Class L ordinary shares, the holders of the founder shares shall have the right to appoint one-fifth of the members of our board of directors, rounded up to the nearest whole director, which is described under the section of this prospectus entitled "Description of securities—Registration and shareholder rights."

We may have a limited ability to assess the management of a prospective partner business and, as a result, may affect our initial business combination with a partner business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective partner business, our ability to assess the partner business's management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the partner business's management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the partner business's management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any holders who choose to retain their securities following our initial business combination could suffer a reduction in the value of their securities. Such holders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The loss of a business combination partner's key personnel could negatively impact the operations and profitability of our post-combination business.

The role of an acquisition candidate's key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate's management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors also serve as officers and board members for other entities. If our executive officers' and directors' other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers' and directors' other business affairs, please see "Management team—Officers, directors and director nominees."

Our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including another blank check company, and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity, subject to his or her fiduciary duties under Cayman Islands law. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential partner business may be presented to another entity prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law.

In addition, our founders, our directors and officers and Ribbit Capital or its affiliates, expect in the future to become affiliated with other public blank check companies that may have acquisition objectives that are similar to ours. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential partner business may be presented to such other blank check companies, prior to its presentation to us, subject to our officers' and directors' fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provides that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.

For a complete discussion of our executive officers' and directors' business affiliations and the potential conflicts of interest that you should be aware of, please see "Management team—Officers, directors and director nominees," "Management team—Conflicts of interest" and "Certain relationships and related party transactions."

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a partner business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a partner business and completing a business combination. Consequently, our directors' and officers' discretion in identifying and selecting a suitable partner business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders' best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders' rights. See the section titled "Description of securities—Certain differences in corporate law—Shareholders' suits" for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may engage in a business combination with one or more partner businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or initial shareholders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers, directors or initial shareholders. Our directors also serve as officers and board members for other entities, including, without limitation, those described under "Management—Conflicts of Interest." Our sponsor and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no substantive discussions concerning a business combination with any such entity or entities.

Although we will not be specifically focusing on, or pursuing, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in "Proposed business—Evaluation of a partner business and structuring of our initial business combination" and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers, directors or initial shareholders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor, executive officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination partner is appropriate for our initial business combination.

On July 20, 2020 our sponsor paid $25,000 to cover certain offering costs in consideration for 25,000 ordinary shares. On September 2, 2020, the Company filed an amended and restated memorandum and articles of association. Pursuant to the amendment, the then-outstanding 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option) were subdivided into 4,472,222 Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and 12,777,778 Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option). On September 8, 2020, our sponsor transferred 32,500 Class B ordinary shares to each of our independent directors. Prior to the sponsor's initial $25,000 investment in the company, the company had no assets, tangible or intangible. The per share price of the 25,000 ordinary shares was determined by dividing the amount contributed to the company by the number of founder shares issued. The founder shares and Class L ordinary shares will be worthless if we do not complete an initial business combination. The Class L ordinary shares will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our stock trading at $20.00 per share and additional stock trading thresholds up to $50.00 per share, in each case, as described in this prospectus. If following our initial business combination all of the Class L ordinary shares vest, the number of Class A ordinary shares into which the Class L ordinary shares shall have converted plus the number of Class A ordinary shares into which the Class B ordinary shares shall have converted will represent, in the aggregate, 30% of the ordinary shares issued and outstanding upon the consummation of this offering. Notwithstanding the foregoing, all Class L ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited. Our sponsor has agreed to purchase 900,000 Class A ordinary shares (or 1,005,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full), at a price of $10.00 per share in a private placement for an aggregate purchase price of $9,000,000 (or $10,050,000 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. These Class A ordinary shares, which we refer to as the private placement shares, are identical to the Class A ordinary shares sold in this offering, subject to certain limited exceptions as described in this prospectus. The personal and financial interests of our executive officers and directors may influence their motivation in identifying and selecting a partner business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24-month anniversary of the closing of this offering, or 27-month anniversary of the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months of the closing of this offering, nears, which is the deadline for our consummation of an initial business combination.

We may issue notes or other debt, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders' investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt, or to otherwise incur debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We and our officers have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per share amount available for redemption from the trust account.

Nevertheless, the incurrence of debt could have a variety of negative effects, including:

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default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

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our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

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our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

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our inability to pay dividends on our Class A ordinary shares;

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using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

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limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

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increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

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limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering, the sale of the private placement shares and the forward purchase securities, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement shares will provide us with up to $337,750,000 (or $388,412,500 if the underwriters' over-allotment option is exercised in full) that we may use to complete our initial business combination (after taking into account the $12,250,000, or $14,087,500 if the over-allotment option is exercised in full, of deferred underwriting commissions being held in the trust account and the estimated expenses of this offering).We may effectuate our initial business combination with a single partner business or multiple partner businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one partner business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several partner businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business, property or asset; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective partners, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which limited information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Limited public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

Our founding team may not be able to maintain control of a partner business after our initial business combination. Upon the loss of control of a partner business, new management may not possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-business combination company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a partner business, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the partner or otherwise acquires a controlling interest in the partner business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-business combination company owns 50% or more of the voting securities of the partner, our shareholders prior to the completion of our initial business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the partner and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock, shares or other equity interests of a partner. In this case, we would acquire a 100% interest in the partner. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company's shares than we initially acquired. Accordingly, this may make it more likely that our founding team will not be able to maintain control of the partner business.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our founding team will endeavor to evaluate the risks inherent in a particular partner business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a partner business. Such combination may not be as successful as a combination with a smaller, less complex organization.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC's "penny stock" rules). As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceeds the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We may seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.

In order to effectuate a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate a business combination and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, meaning the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and amending our warrant agreement will require a vote of holders of at least 50% of the public warrants. In addition, our amended and restated memorandum and articles of association will require us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. To the extent any of such amendments would be deemed to fundamentally change the nature of any of the securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended by way of a special resolution which requires the approval of the holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company's pre-business combination activity, without approval by a certain percentage of the company's shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company's shareholders. Our amended and restated memorandum and articles of association provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the private placement shares into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein) may be amended if approved by special resolution, meaning by holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting of the company, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares; provided that the provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our issued and outstanding Class B ordinary shares. Our initial shareholders, and their permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 10% of our Class A ordinary shares upon the closing of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary share issuable upon conversion of class L ordinary shares), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, in each case unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares. Our shareholders are not parties to, or third-party beneficiaries of, this agreement and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of this agreement. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Certain agreements related to this offering may be amended without shareholder approval.

Certain agreements, including the letter agreement among us and our founders, officers and directors, the registration rights agreement among us and our initial shareholders, and the forward purchase agreement, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement in connection with the consummation of our initial business combination. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a partner business, which could compel us to restructure or abandon a particular business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Although we believe that the net proceeds of this offering, the sale of the private placement shares and the forward purchase securities will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective partner business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering, the sale of the private placement shares and the forward purchase securities prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a partner business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. Such financing may not be available on acceptable terms, if at all. The current economic environment may make it difficult for companies to obtain acquisition financing. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative partner business candidate. If we do not complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per public share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the partner business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the partner business. Other than in connection with the forward purchase agreement, none of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination.

Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own, on an as-converted basis, 10% of our issued and outstanding ordinary shares, including the Class A ordinary shares issuable upon conversion of the founder shares, but such founders shares will represent 20% of the voting power of our issued and outstanding ordinary shares immediately following the completion of this offering, excluding the private placement shares. Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control. Neither our sponsor nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, our board of directors, whose members were elected by our sponsor, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual general meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will control the outcome, as only holders of our Class B ordinary shares will have the right to vote on the election of directors and to remove directors prior to our initial business combination. Accordingly, our sponsor will continue to exert control at least until the completion of our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. The forward purchase securities will not be issued until the completion of our initial business combination and, accordingly, will not be included in any stockholder vote until such time. Please see "Proposed business—Permitted purchases and other transactions with respect to our securities."

Our sponsor contributed $25,000 in exchange for 25,000 ordinary shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares. On September 2, 2020, the Company filed an amended and restated memorandum and articles of association. Pursuant to the amendment, the then-outstanding 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option) were subdivided into 4,472,222 Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and 12,777,778 Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option). The founder price per share of $0.0014 was calculated giving effect to such subdivision.

The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary share and none to the warrant included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 97.1% (or $9.71 per share, assuming no exercise of the underwriters' over-allotment option), the difference between the pro forma net tangible book value per share of $0.29 and the initial offering price of $10.00 per unit. This dilution would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of our Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, but requires the approval by the holders of at least 50% of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then-outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant. We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if (x) we issue additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares, Class L ordinary shares or forward purchase securities held by our initial shareholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our Class A ordinary shares during the 10 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the "Market Value") is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger price of the warrants will be adjusted (to the nearest cent) to be equal to 180% of the Market Value. This may make it more difficult for us to consummate an initial business combination with a partner business.

Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a "foreign action") in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an "enforcement action"), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder's counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder's ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our founding team and board of directors.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. In addition, we may redeem your warrants at any time after they become exercisable and prior to their expiration at a price of $0.10 per warrant upon a minimum of 30 days' prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption for a number of Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. Please see "Description of securities—Redeemable warrants—public shareholders' warrants and forward purchase warrants—Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00." The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants because the number of ordinary shares received is capped at 0.361 Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing public warrants to purchase 7,000,000 of our Class A ordinary shares (or up to 8,050,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement 900,000 Class A ordinary shares (or 1,005,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full), at a price of $10.00 per share for an aggregate purchase price of $9,000,000 (or $10,050,000 if the over-allotment option is exercised in full). In addition, if the sponsor makes any working capital loans, it may convert up to $1,500,000 of such loans into private placement shares, at the price of $10.00 per private placement share. Our public warrants are also redeemable by us for Class A ordinary shares as described in "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants—Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00." To the extent we issue ordinary shares to effectuate a business transaction, including the forward purchase securities, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants could make us a less attractive acquisition vehicle to a partner business. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants and private placement securities may make it more difficult to effectuate a business transaction or increase the cost of acquiring the partner business.

Because each unit contains one-fifth of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-fifth of one warrant. Pursuant to the warrant agreement, no fractional warrants will be issued upon separation of the units, and only whole units will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder. This is different from other offerings similar to ours whose units include one ordinary share and one warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-fifth of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for partner businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, our founding team held customary organizational meetings with the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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a review of debt-to-equity ratios in leveraged transactions;

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our capital structure;

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an assessment of our founding team and their experience in identifying operating companies;

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general conditions of the securities markets at the time of this offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with partner business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective partner businesses.

The federal proxy rules require that a proxy statement with respect to a vote on our proposed business combination include historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential partner businesses we may acquire because some partners may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to "emerging growth companies" or "smaller reporting companies," this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an "emerging growth company" within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate a business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a partner business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs and the rights of shareholders will be governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States. For a more detailed discussion of the principal differences between the provisions of the Companies Law applicable to us and, for example, the laws applicable to companies incorporated in the United States and their shareholders, see the section of this prospectus captioned "Description of securities—Certain differences in corporate law."

Shareholders of Cayman Islands exempted companies like the company have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

We have been advised by Campbells, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our founding team, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench our founding team.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions will include a staggered board of directors, the ability of the board of directors to designate the terms of and issue new series of preference shares, and the fact that prior to the completion of our initial business combination only holders of our Class B ordinary shares, which have been issued to our sponsor, are entitled to vote on the appointment of directors, which may make more difficult the removal of our founding team and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

Risks associated with acquiring and operating a business in foreign countries

If we pursue a partner company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such initial business combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

If we pursue a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign jurisdiction, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•
costs and difficulties inherent in managing cross-border business operations;
•
rules and regulations regarding currency redemption;
•
complex corporate withholding taxes on individuals;
•
laws governing the manner in which future business combinations may be effected;
•
exchange listing and/or delisting requirements;
•
tariffs and trade barriers;
•
regulations related to customs and import/export matters;
•
local or regional economic policies and market conditions;
•
unexpected changes in regulatory requirements;
•
longer payment cycles;
•
tax issues, such as tax law changes and variations in tax laws as compared to United States tax laws;
•
currency fluctuations and exchange controls;
•
rates of inflation;
•
challenges in collecting accounts receivable;
•
cultural and language differences;
•
employment regulations;
•
underdeveloped or unpredictable legal or regulatory systems;
•
corruption;
•
protection of intellectual property;
•
social unrest, crime, strikes, riots and civil disturbances;
•
regime changes and political upheaval;
•
terrorist attacks, natural disasters and wars; and
•
deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such initial business combination, or, if we complete such combination, our operations might suffer, either of which may adversely impact our business, financial condition and results of operations.

If our founding team following our initial business combination is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our founding team may resign from their positions as officers or directors of the company and the management of the partner business at the time of the business combination will remain in place. Management of the partner business may not be familiar with United States securities laws. If new management is unfamiliar with United States securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects would be subject, to a significant extent, to the economic, political and social conditions and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country's economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive partner business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that partner business to become profitable.

Exchange rate fluctuations and currency policies may cause a partner business' ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. partner, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any partner business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a partner business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

We may reincorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern some or all of our future material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another jurisdiction. If we determine to do this, the laws of such jurisdiction may govern some or all of our future material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from seeking a business combination partner.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Cautionary note regarding forward-looking statements

Some of the statements contained in this prospectus may constitute "forward-looking statements" for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our founding team's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

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our ability to select an appropriate partner business or businesses;

•
our ability to complete our initial business combination;

•
our expectations around the performance of a prospective partner business or businesses;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•
the proceeds of the forward purchase securities being available to us;

•
our potential ability to obtain additional financing to complete our initial business combination;

•
our pool of prospective partner businesses;

•
our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic;

•
the ability of our officers and directors to generate a number of potential business combination opportunities; our public securities' potential liquidity and trading;

•
the lack of a market for our securities;

•
the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•
the trust account not being subject to claims of third parties; or

•
our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk factors." Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of proceeds

We are offering 35,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, together with the funds we will receive from the sale of the private placement shares, will be used as set forth in the following table.

	Without over- allotment option	Over-allotment option exercised

Gross proceeds
Gross proceeds from units offered to public(1)	$350,000,000	$402,500,000
Gross proceeds from sale of the private placement shares offered in a private placement to the sponsor	$9,000,000	$10,050,000

Total gross proceeds	$359,000,000	$412,550,000

Estimated Offering expenses(2)
Under writing commissions (2.0% of gross proceeds from units offered to public, excludes deferred portion)(3)	$7,000,000	$8,050,000
Legal fees and expenses	300,000	300,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	60,000	60,000
SEC/FINRA Expenses	80,000	80,000
Travel and road show	20,000	20,000
NYSE listing and filing fees	75,000	75,000
Director & Officer liability insurance premiums	125,000	125,000
Miscellaneous	300,000	300,000

Total estimated offering expenses (excluding underwriting commissions)	$1,000,000	$1,000,000

Proceeds after estimated offering expenses	$351,000,000	$403,500,000

Held in trust account(3)	$350,000,000	$402,500,000
% of public offering size	100%	100%
Not held in trust account	$1,000,000	$1,000,000

The following table shows the use of the $1,000,000 of net proceeds not held in the trust account.(4)(5)

	$ Amount	% Of total

Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$350,000	35.0%
Legal and accounting fees related to regulatory reporting obligations	150,000	15.0
Administrative and support services	240,000	24.0
NYSE continued listing fees	55,000	5.5
Reserve for Liquidation	100,000	10.0
Other miscellaneous expenses	105,000	10.5

Total	$1,000,000	100.0%

(1)    Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)    In addition, a portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to $300,000 as described in this prospectus. To date, no amounts have been borrowed under the promissory note with our sponsor. These loans will be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and not to be held in the trust account. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)    The underwriters have agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $12,250,000, which constitutes the underwriters' deferred commissions (or $14,087,500 if the underwriters' over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account. See "Underwriting." The remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)   These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination partner in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.5% per year, we estimate the interest earned on the trust account will be approximately $1,750,000 per year; however, we can provide no assurances regarding this amount.

(5)    Assumes no exercise of the underwriters' over-allotment option.

(6)   Includes estimated amounts that may also be used in connection with our initial business combination to fund a "no shop" provision and commitment fees for financing.

The rules of the NYSE and our amended and restated memorandum and articles of association provide that at least 90% of the gross proceeds from this offering and the sale of the private placement shares be deposited in a trust account. Of the $359,000,000 in proceeds we receive from this offering and the sale of the private placement shares described in this prospectus, or $412,550,000 if the underwriters' over-allotment option is exercised in full, $350,000,000 ($10.00 per unit), or $402,500,000 if the underwriters' over-allotment option is exercised in full ($10.00 per unit), will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and $8,000,000, or up to $9,050,000 if the underwriters' over-allotment option is exercised in full, will be used to pay expenses in connection with the closing of this offering (including the portion of the underwriting commissions payable upon closing of this offering) and for working capital following this offering. We will not be permitted to withdraw any of the principal or interest held in the trust account, except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, subject to applicable law, and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a partner business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust, together with funds available to us from loans from our sponsor, members of our founding team or any of their affiliates will be sufficient to pay the costs and expenses to which such proceeds are allocated. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our founding team or any of their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

We will reimburse our sponsor for office space, secretarial and administrative services provided to members of our founding team, in the amount of $10,000 per month. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. To date, no amounts have been borrowed under the promissory note with our sponsor. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2020 and the closing of this offering. The loans will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into private placement shares of the post-business combination company at a price of $10.00 per private placement share at the option of the lender. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our founding team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Prior to this offering, we will enter into a forward purchase agreement with our sponsor, pursuant to which our sponsor will agree to subscribe for an aggregate of 10,000,000 forward purchase shares and 2,000,000 forward purchase warrants, for an aggregate purchase price of $100,000,000, or $10.00 per one Class A ordinary share and one-fifth of one redeemable warrant, in a private placement to close substantially concurrently with the closing of our initial business combination. The forward purchase shares and the forward purchase warrants that comprise the forward purchase securities will be identical to the public shares and public warrants, respectively, sold in this offering except that the sponsor will have certain registration rights, as described herein. The forward purchase shares and the forward purchase warrants will be subject to the same transfer restrictions as the founder shares. See "Principal shareholders—Transfers of Class B ordinary shares, Class L ordinary shares, forward purchase securities and private placement shares."

The forward purchase agreement and the registration rights agreement whose terms are incorporated therein also will provide that the forward purchase investors are entitled to registration rights with respect to the forward purchase securities and the shares of Class A common stock issuable upon exercise of the forward purchase warrants. Please see "Description of securities—Registration and shareholder rights" for additional information.

The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. These purchases will be required to be made regardless of whether any shares of Class A common stock are redeemed by our public stockholders and are intended to provide us with minimum funding level for our initial business combination. The forward purchase securities will be issued only in connection with the closing of the initial business combination.

Dividend policy

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 10% of our issued and outstanding ordinary shares upon the consummation of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary share issuable upon conversion of Class L ordinary shares). Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Dilution

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or to the private placement shares, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement shares, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At July 20, 2020, our net tangible book deficit was $(26,976), or approximately $(0.01) per ordinary share. After giving effect to the sale of 35,000,000 Class A ordinary shares included in the units we are offering by this prospectus (or 40,250,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full), the sale of the private placement shares, and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at July 20, 2020 would have been $5,000,001, or $0.29 per share (or $5,000,001, or $0.25 per share, if the underwriters' over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 35,000,000 Class A ordinary shares that may be redeemed for cash, or 40,250,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full) of $0.30 per share (or $0.26 if the underwriters' over-allotment option is exercised in full) to our sponsor as of the date of this prospectus and an immediate dilution to public shareholders from this offering of $10.00 per public share. Total dilution to public shareholders from this offering will be $9.71 per share (or $9.75 if the underwriters' over-allotment option is exercised in full).

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement shares:

	Without over- allotment	With over- allotment

Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.01)	(0.01)
Increase attributable to public shareholders	0.30	0.26
Pro forma net tangible book value after this offering and the sale of the private placement shares	0.29	0.25
Dilution to public shareholders	$9.71	$9.75
Percentage of dilution to public shareholders	97.1%	97.5%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters' over-allotment option) by $333,766,756 because holders of up to approximately 95.36% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares).

The following table sets forth information with respect to our initial shareholders, who hold our Class B ordinary shares and Class L ordinary shares, and the public shareholders:

	Shares purchased		Total consideration		Average price per share
	Number	Percentage	Amount	Percentage

Class A ordinary shares(1)	900,000	1.77%	$9,000,000	2.50%	$10.00
Class B ordinary shares(2)	3,888,889	7.64	6,481	0.00	$0.0014
Class L ordinary shares(3)	11,111,111	21.83	18,519	0.01	$0.0014
Public shareholders	35,000,000	68.76	350,000,000	97.49	$10.00

	50,900,000	100.00%	$359,025,000	100.00%

(1)    Excludes additional 105,000 private placement shares if the underwriters' over-allotment option is exercised in full for additional consideration of $1,050,000

(2)    Excludes additional 583,333 Class B ordinary shares if the underwriters' over-allotment option is exercised in full.

(3)    Excludes additional 1,666,667 Class L ordinary shares if the underwriters' over-allotment option is exercised in full.

The pro forma net tangible book value per share after this offering is calculated as follows:

	Without over-allotment	With over-allotment

Numerator:
Net tangible book deficit before this offering	$(26,976)	$(26,976)
Net proceeds from this offering and sale of the private placement shares(1)	351,000,000	403,500,000
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	43,733	43,733
Less: Deferred underwriting commissions	(12,250,000)	(14,087,500)
Less: Proceeds held in trust subject to redemption(2)	(333,766,756)	(384,429,256)

	$5,000,001	$5,000,001
Denominator:
Class B ordinary shares outstanding prior to this offering	4,472,222	4,472,222
Class B ordinary shares forfeited if over-allotment is not exercised	(583,333)	—
Class A ordinary shares sold to sponsor in the private placement	900,000	1,005,000
Class A ordinary shares included in the units offered	35,000,000	40,250,000
Class L ordinary shares sold to sponsor in the private placement	12,777,778	12,777,778
Class L ordinary shares forfeited if over-allotment is not exercised	(1,666,667)	—
Less: Ordinary shares subject to redemption	(33,376,676)	(38,442,926)

	17,523,324	20,062,074

(1)    Expenses applied against gross proceeds include offering expenses of $1,000,000 and underwriting commissions of $7,000,000, or $8,050,000 if the underwriters exercise their over-allotment option (excluding deferred underwriting fees). See "Use of proceeds."

(2)    If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of Class A ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See "Proposed business—Permitted purchases and other transactions with respect to our securities."

Capitalization

The following table sets forth our capitalization at July 20, 2020, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our units in this offering and the private placement shares and the application of the estimated net proceeds derived from the sale of such securities (and excludes gross proceeds from the sale of forward purchase securities that may close substantially simultaneously with the closing of our initial business combination):

	July 20, 2020
	Actual	As adjusted(1)(5)

Note payable to related party(2)	$—	$—
Deferred underwriting commissions(3)	—	12,250,000

Class A ordinary shares, $0.0001 par value, subject to possible redemption; no shares subject to possible redemption issued and outstanding (actual); and 33,376,676 shares subject to possible redemption issued and outstanding (as adjusted)	—	333,766,756

Shareholders' equity:
Preference shares, $0.0001 par value; no shares authorized (actual), 1,000,000 shares authorized (as adjusted); no shares issued and outstanding, actual and as adjusted(4)	—	—
Class A ordinary shares, $0.0001 par value, 600,000,000 shares authorized (as adjusted); no shares issued and outstanding (actual); and 2,523,324 shares issued and outstanding (excluding 33,376,676 shares subject to redemption) (as adjusted)(4)	—	252
Class B ordinary shares, $0.0001 par value, 10,000,000 shares authorized, 4,472,222 and 3,888,889 shares issued and outstanding, actual and as adjusted, respectively(1)(4)	447	389
Class L ordinary shares, $0.0001 par value, 15,000,000 shares authorized, 12,777,778 and 11,111,111 shares issued and outstanding, actual and as adjusted, respectively(4)(5)	1,278	1,111
Additional paid-in capital	23,275	5,006,492
Accumulated deficit	(8,243)	(8,243)

Total shareholders' equity	$16,757	$5,000,001

Total capitalization	$16,757	$351,016,757

(1)    Assumes no exercise of the underwriters' over-allotment option and the corresponding forfeiture of 583,333 Class B ordinary shares held by our sponsor.

(2)    Our sponsor has agreed to loan us up to $300,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of July 20, 2020, we had not borrowed any amounts under the note.

(3)    $0.35 per unit, or $12,250,000 ($14,087,500 if the over-allotment is exercised in full) in the aggregate, will be payable to the underwriters for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriters from the amounts held in the trust account solely in the event that the company completes an initial business combination, subject to the terms of the underwriting agreement. The Company records deferred underwriting commissions upon the closing of the initial public offering as a reduction of additional paid-in capital. Since the actual additional paid-in capital was reduced by the recording of the accrued deferred underwriting commission, total capitalization, as adjusted, includes the amount of the deferred underwriting commission to reflect total capitalization.

(4)   Upon the completion of our initial business combination, we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the initial business combination.

(5)    Assumes no exercise of the underwriters' over-allotment option and the corresponding forfeiture of 1,666,667 Class L ordinary shares held by our sponsor.

Management's discussion and analysis of financial condition and results of operations

Overview

We are a blank check company incorporated on July 7, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination partner. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement units and the forward purchase securities, our shares, debt or a combination of cash, equity and debt.

The issuance of additional shares in a business combination, including pursuant to the forward purchase agreement:

•
may significantly dilute the equity interest of investors in this offering;

•
may subordinate the rights of holders of Class A ordinary shares if preference shares are issued with rights senior to those afforded our Class A ordinary shares;

•
could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us;

•
may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•
may not result in adjustment to the exercise price of our warrants.

Similarly, if we issue debt or otherwise incur significant debt, it could result in:

•
default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•
our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•
our inability to pay dividends on our Class A ordinary shares;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•
limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•
increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, as of July 20, 2020, we had no cash and deferred offering costs of $43,733. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of operations and known trends or future events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering.

Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

We expect our expenses to increase substantially after the closing of this offering.

Liquidity and capital resources

Our liquidity needs have been satisfied prior to the completion of this offering through receipt of $25,000 to cover certain offering costs in consideration for 25,000 ordinary shares. On September 2, 2020, we filed an amended and restated memorandum and articles of association. Pursuant to the amendment, the then-outstanding 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option) were subdivided into 4,472,222 Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and 12,777,778 Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option). The founder price per share of $0.0014 was calculated giving effect to such subdivision. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of $1,000,000, underwriting commissions of $7,000,000, or $8,050,000 if the underwriters' over-allotment option is exercised in full (excluding deferred underwriting commissions of $12,250,000, or $14,087,500 if the underwriters' over-allotment option is exercised in full) and (ii) the sale of the private placement shares for a purchase price of $9,000,000 (or $10,050,000 if the underwriters' over-allotment option is exercised in full). $350,000,000 (or $402,500,000 if the underwriters' over-allotment option is exercised in full) will be held in the trust account, which includes the deferred underwriting commissions described above. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. The remaining $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less taxes payable and deferred underwriting commissions) and the proceeds from the sale of the forward purchase securities, to complete our initial business combination. We may withdraw interest income (if any) to pay income taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest income earned on the amount in the trust account (if any) will be sufficient to pay our income taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the partner business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the $1,000,000 of proceeds held outside the trust account, as well as certain funds from loans from our sponsor, members of our management team or any of their affiliates. We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective partner businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to the completion of our initial business combination, other than funds available from loans from our sponsor, members of our management team or any of their affiliates. However, if our estimates of the costs of identifying a partner business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to the completion of our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement shares of the post-business combination company at a price of $10.00 per private placement share at the option of the lender. The private placement shares will be identical to the public shares sold in this offering, subject to certain limited exceptions, as described in this prospectus. The terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $350,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combinations; $150,000 for legal and accounting fees related to regulatory reporting obligations; $105,000 for miscellaneous expenses incurred during the search for an initial business combination target; $55,000 for continued NYSE listing fees; and $100,000 will be used as a reserve for our liquidation. We will also reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month ($240,000 in the aggregate).

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a partner business or as a down payment or to fund a "no-shop" provision (a provision designed to keep partner businesses from "shopping" around for transactions with other companies or investors on terms more favorable to such partner businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a partner business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective partner businesses.

Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we have not consummated our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account.

Controls and procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal controls requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our independent auditors tested our systems, of our internal controls. We expect to assess the internal controls of our partner business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A partner business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized partner businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a partner business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management's report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a partner business's internal controls while performing their audit of internal control over financial reporting.

Quantitative and qualitative disclosures about market risk

The net proceeds of this offering and the sale of the private placement shares held in the trust account will be invested in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-balance sheet arrangements; commitments and contractual obligations; quarterly results

As of July 20, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have not conducted any operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an "emerging growth company" and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an "emerging growth company," we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent auditor's attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the independent auditor's report providing additional information about the audit and the financial statements (independent auditor discussion and analysis) and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer's compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an "emerging growth company," whichever is earlier.

Proposed business

Our business

Ribbit LEAP, Ltd., which stands for Ribbit Capital Long-Term Equity Acquisition Pool, is a newly organized, blank check company incorporated in the Cayman Islands and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected an initial business combination target, nor have we or anyone else acting on our behalf engaged directly or indirectly in substantive discussions with any businesses about an initial business combination.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus our search for an initial business combination in the intersection of financial services and technology globally. We may pursue a transaction in which our shareholders immediately prior to the completion of our initial business combination would collectively own a minority interest in the post-business combination company.

Our sponsor and guiding principles

Our sponsor is an affiliate of Ribbit Capital, a family of investment funds based in Palo Alto, California, focused on the intersection of financial services and technology. Ribbit Capital was founded in 2012 by Meyer "Micky" Malka, an entrepreneur and investor with over 25 years of experience building and investing in technology and financial services business throughout the world. Ribbit Capital manages more than $2.6 billion of committed capital on behalf of its investors, many of which have been with us since inception.

The mission of Ribbit Capital is to change the world of finance by providing capital and guidance to visionary financial services entrepreneurs. To that end, Ribbit Capital has built a portfolio of over 75 private and public company investments across five continents and across a multitude of sectors within financial services, including payments, personal finance, investments and wealth, lending, insurance, cryptoassets, financial infrastructure, financial software, and home finance. Ribbit Capital's investments include such leaders in these sectors as Affirm, Inc., Brex Inc., Coalition, Inc., Coinbase, Inc., CreditKarma, Inc. CRB Group, Inc. (which does business as Cross River Bank), Figure Technologies, Inc., MercadoLibre, Inc. (NASDAQ:MELI), Next Insurance, Inc., Nu Holdings Ltd. (which does business as Nubank), Revolut Ltd., Robinhood Markets, Inc., Root, Inc., Sea Limited (NYSE:SE), Viva Republica Inc. (which does business as Toss), Upgrade, Inc., and Zillow Group, Inc. (NASDAQ:ZG).

Ribbit Capital strives to be more than a source of financial capital to entrepreneurs. Prior to Ribbit Capital, Mr. Malka was a founder to multiple companies across banking, brokerage, and payments and led them to successful exits. Since founding Ribbit Capital, he and his team have built a robust family of investment funds, which has provided the opportunity to invest and partner with several of the top financial technology companies of the past decade. This background allows Ribbit Capital to approach entrepreneurs as collaborators, offering data, perspectives, and lessons learned in innovative financial businesses across geographies and over time. By applying this partnership orientation and operator mentality, Ribbit Capital is able to create meaningful, lasting relationships with entrepreneurs.

Ribbit Capital has demonstrated a strong track record as an investment manager for its seven flagship closed-end private funds and its several special purpose vehicles. The compound annual rate of return of its aggregate portfolio—as measured by the ratio of the fair market value of Ribbit Capital's portfolio and distributions to the aggregate paid in capital of all of the funds it manages—has materially exceeded the upper quartile of its benchmark, the U.S. Venture Capital Index per Cambridge Associates, from the day Ribbit Capital started through June 30, 2020. Ribbit Capital's performance is consistent across its fund vintages, with each of its flagship funds over two years old delivering a compound annual rate of return to investors of more than 30% before fees and expenses.

The following principles underpin the culture and organization of Ribbit Capital, and serve as the foundation for Ribbit LEAP:

•
We are mission-oriented.  We believe that technology has the potential to make finance more transparent and accessible across the world. Driven by this belief, we are focused on helping to build the financial services brands of tomorrow. Consistency allows us to develop informed, data-rich perspectives on industry trends and business models. Our depth in the space leads to stronger relationships with entrepreneurs and investors and to wider visibility into investment opportunities, as evidenced by the more than 5,000 companies that we monitor worldwide across financial technology.

•
We are patient.  We believe that enduring financial services companies cannot be built overnight. We underwrite each investment with a decade-plus investment horizon and aspire to invest in assets that we would be willing to hold indefinitely. When working with companies, our focus is on compounding sources of value rather than short-term earnings performance. This mentality aligns with the technology- and customer-centric mentality of the entrepreneurs and management teams with whom we partner and allows us to invest in opportunities that grow exponentially rather than linearly.

•
We align ourselves with our partners.  We believe that we succeed when our partners succeed. We aim to act as principals, not agents. We make large financial commitments to the funds we manage; as a result, our team members are among Ribbit Capital's largest individual limited partners. Similarly, we look to work with management teams with significant ownership in their own companies. We use the products and services offered by our portfolio and invest in people and brands we are proud to recommend to close friends. In our business, and in financial services more broadly, we believe getting the incentives right is half of the battle.

•
We chart our own course.  We believe in making principles-based decisions. Historically, this has served us well and contributed to many of the key choices underlying our track record. In structuring Ribbit LEAP, we sought to employ the same independent thinking, designing a structure that we feel provides value both to shareholders and to partners in an initial business combination. We expect that our long-term approach, encapsulated in Ribbit Capital's track record as well as Ribbit LEAP's structure, will afford us a substantial competitive advantage relative to other blank check companies.

We believe Ribbit LEAP is a natural extension of Ribbit Capital's mission to invest in visionary financial services entrepreneurs across stages—from initial idea and early stage venture to growth capital and the public markets. Ribbit LEAP intends to partner only with world-class entrepreneurs, providing them with a significant amount of flexible capital and guiding them in their transition from the private to the public markets. Ribbit LEAP is designed to deliver a differentiated combination of private market-style partnership and public market capital.

Market opportunity and the state of financial technology

Ribbit Capital was founded on the thesis that, in the decades to come, trillions of dollars of market value will shift from the financial services incumbents to their technology-led challengers. Underpinning this thesis is our view that incumbent financial services brands have not kept pace with new technologies and evolving customer expectations. Financial crises across different geographies over the past 12 years created opportunities for consumers to reconsider their trust in traditional financial institutions, and the smartphone provided a new platform through which financial products and services could be delivered directly to willing customers.

Since June 2012, we estimate that more than $500 billion of market capitalization has been captured by financial services challengers that have accessed the public markets. While this transition is impressive, we believe it is still in its early days, and Ribbit LEAP is well positioned to take advantage of this trend.

Our conviction in the future growth of financial technology in the public markets is informed by the following factors:

•
Large and growing addressable market.  The financial services sector comprises 21% of U.S. gross domestic product and is one of the largest contributors to GDP worldwide. The 20 largest financial services companies alone generated $335 billion of net income in 2018. In addition, banking and financial services has grown net income at a CAGR of more than 11% over the last five years and is projected to grow earnings per share at a CAGR of more than 9%. This rapid pace of growth has been driven by the increasing digitization of financial services, product innovation, and the broadening application of financial offerings across a range of marketplaces and software companies.

•
Business model dynamics give rise to category winners.  Financial services and technology are industries that disproportionately benefit from highly scaled brands and platforms, particularly due to the importance of trust. Scale also drives a flywheel effect of increasing efficiency, which allows platforms to pass on savings and deliver differentiated products and services to their end markets. This has given rise to very large players today: of the 102 companies with a market capitalization of $100 billion or more globally, 23 of them are technology companies and 20 of them are financial services companies, and together they constitute 56% of the $22 trillion of market value of all companies worth more than $100 billion. This compares to 34% of the $5 trillion of market value of companies that met that same criteria in 1999. Furthermore, since 1999, there have been 18 financial services companies that have grown to a market capitalization of $100 billion or greater and 156 financial services companies that have grown to a market capitalization of $10 billion or greater across the public and private markets.

•
Accelerating private market activity creates a pipeline for the public markets.  Value created in the private market may be a leading indicator for future investment opportunities in the public markets. Between 2018 and 2019, approximately $75 billion of venture capital was invested into fintech, according to CB Insights. Late-stage fintech fundraising in particular has accelerated, with over $16 billion of capital invested in 2018 and 2019 alone, according to PitchBook. Of the 580 global "unicorns," or venture-backed businesses with valuations greater than $1 billion, 90 are in fintech. The collective valuation of these fintech unicorns is nearly $500 billion. Many of them have decided to stay private for longer than they otherwise would have given the easy availability of private capital funding. We believe these fintech unicorns—and many high quality, potential unicorns—could benefit from a public listing as an efficient way to increase liquidity, expand access to capital, and improve branding. With Ribbit LEAP we are positioned to provide these fintech platforms with an attractive alternative to enter the public markets.

•
Blurring lines between fintech and software.  In recent years, there has been an increase in the number of technology companies developing financial services offerings to complement their existing offerings, expand customer relationships, and bolster monetization. This convergence of financial services and technology is driving disruption and creating opportunities for challengers to build brands from more and less obvious quarters. The dynamic is clearly visible across several sectors reflected in Ribbit Capital's investments:

    •
    E-commerce: E-commerce marketplaces such as MercadoLibre and Sea Group are now embedding payments and lending on their platforms while developing mobile wallets for their customers.

    •
    Real estate portals: Property listing websites such as Zillow are now buying and selling homes as a principal on their own marketplaces, acting as market makers and offering mortgage, insurance, and closing services.

    •
    Purchase finance: Point of sale lenders such as Affirm are disintermediating incumbent payment networks and card providers by connecting merchants and consumers via attractive financing offers.

    •
    Software as a service ("SaaS"): SaaS companies such as Juniper Square are leveraging the data, transaction, and customer flows that run through their systems to offer embedded payments, financing, and insurance products to their clients.

Ribbit Capital's focus on the intersection of financial services and technology has helped us to understand the size of the addressable market across regions and subsectors and the potential for outsized outcomes across stages. This perspective, combined with the investments that Ribbit Capital has made in public companies, has given us confidence in the opportunity for patient and focused public market fintech investors to earn high multiples on invested capital.

We further believe that some of the circumstances created by COVID-19 present a new dynamic for investors in fintech generally and for Ribbit LEAP in particular. First, stay-at-home orders and quarantines have meaningfully accelerated the already strong consumer trend toward adoption of digital financial products. Second, companies that are positively indexed to digital financial services have an unprecedented opportunity to take market share through marketing and acquisitions, both of which require large injections of new capital. Third, we believe that many of the private market investors that have backed fintech businesses are increasingly focused on liquidity, which could present attractive risk-adjusted returns to investors with more patient capital. Fourth, we expect that many robust and high-quality businesses have suffered temporary shocks to revenue and cash, which may cause them to seek a larger capital raise than typical in private rounds, thereby driving them to further explore the public markets. Notwithstanding the foregoing, see "Risk factors—Our search for a business combination, and any partner business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets" and the other factors described under "Risk factors" and "Cautionary note regarding forward-looking statements" for a discussion of factors that may impact the development of the above-described circumstances.

Our proposition

We believe that Ribbit LEAP offers an attractive proposition when compared with other blank check companies and other sources of equity capital. We bring a singular focus and depth of expertise to financial services and technology. In addition to our expertise, reputation, and network, which taken together gives us a competitive advantage in sourcing and consummating one or more business combinations, we have designed Ribbit LEAP's structure differently from other blank check companies to more closely align it with Ribbit Capital's core principles. The key elements of our structure are summarized below and are explained further elsewhere in this prospectus.

Attribute	Conventional SPAC	Ribbit LEAP	Why Ribbit LEAP is Better

Founder shares	• 20% of the ordinary shares issued and outstanding upon the consummation of the offering	• 10% of the ordinary shares issued and outstanding upon the consummation of this offering, excluding Class L ordinary shares which are subject to stock performance vesting conditions	• Less dilution for partner companies absent outsized post-business combination share performance

Performance-based founder shares	• All founder shares vested, no performance-based test

•

Class L ordinary shares vest in four equal tranches upon achieving outsized share performance, at $20.00, $30.00, $40.00, and $50.00 per share (but only following the one-year anniversary and prior to the 10 year anniversary of our initial business combination) that combined with the 10% founder shares total up to a maximum of 30% of the ordinary shares issued and outstanding upon the consummation of this offering

•

Class L ordinary shares also vest upon the consummation of certain strategic transactions following our initial business combination dependent on the effective price per Class A ordinary share

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Downside and upside are shared with investors because sponsor economics only begin to exceed those of a conventional SPAC with 20% founder shares when the stock trades above $30.00 per ordinary share

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High vesting thresholds create long-term commitment

Sponsor at-risk investment	• Purchase of private placement warrants with similar terms to public warrants, in the money with just a 15% increase in stock price	• No warrants; Class A ordinary shares purchased at $10.00 per share	• Simplifies the transaction and pro forma capital structure

Rights of founder shares	• 20% of the vote for the initial business combination • Board rights determined in the initial business combination negotiation

•

20% of the vote for the initial business combination

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Right to appoint one-fifth (rounded up to the nearest whole number) of the members of our board of directors following our initial business combination

• Creates closer alignment with management teams looking for a partner • Aligns Ribbit LEAP's governance rights to both performance and "skin in the game"

Forward purchase agreement	• If included, often structured as an "up to" commitment	• $100 million minimum commitment from funds affiliated with Ribbit Capital	• Greater "skin in the game" than a typical offering • Supports confidence in Ribbit LEAP's ability to close a transaction

Term	• 24 months	• 24 months with the ability to extend by an additional 3 months	• Provides greater flexibility to source the most attractive partners

A key tenet of Ribbit Capital's mantra is that it takes money to change money. We believe that our structure reinforces our value proposition by making Ribbit LEAP a more attractive capital source to companies and a more attractive investment for investors. The combination of our sponsor and our structure provides the following benefits to our partner companies and investors:

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Longevity.  We view partnership with management teams as a commitment for a decade or more. Because of this we are focused on long-term value creation, and we seek to partner with investors with the same orientation. Consistent with this posture, we have structured the sponsor economics to be meaningfully weighted to share performance over many years. Furthermore, a substantial majority of the sponsor economics earned will sit within private funds managed by Ribbit Capital (which have an initial term of ten years), rather than being held directly by our management team.

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Ecosystem:  Ribbit Capital's portfolio includes prominent and innovative fintech platforms and brands globally. Our ideal candidate for a business combination will be able to benefit from connectivity and partnership with this network, which we believe is a key competitive advantage for Ribbit LEAP in consummating a business combination and in the future success of the company.

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Alignment.  Ribbit Capital is committing a minimum of $100 million of capital in a forward purchase commitment, sitting alongside our investors with "skin in the game." Traditionally, sponsors of blank check companies to purchase 20% of the issued stock at a nominal price that is awarded to the sponsor regardless of performance and solely on the ability to close an initial business combination. We believe this conventional structure creates a misalignment of interest between the sponsor, investors, and the partner in a business combination. We have eschewed this construct to instead earn sponsor economics that better align with price performance. Ribbit Capital will only "break even" with a conventional 20% founder share structure if the stock price trades above $30.00 per ordinary share, or 200% above the share price of the initial offering. This meaningful capital commitment and performance-based structure and meaningful capital commitment will incentivize us to partner with one or more companies that offer the highest quality growth and return potential to investors rather than reward us for merely consummating a business combination. We believe these features will help us attract patient growth-oriented investors, which in turn strengthens the value proposition of Ribbit LEAP.

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Perspective.  Ribbit Capital has a strong track record as a specialist investor and partner at the intersection of financial services and technology. Our focus on fintech provides us with insights and a global network of operators, investors, and regulators that can inform strategic decisions, new product development, and relationship-building with stakeholders. We believe that our hands-on experience as operators and investors in the industry positions us to better evaluate partner companies and to help them maximize value following a business combination.

We believe that Ribbit LEAP offers a structure that is simple, transparent, and fosters alignment for all parties.

Investment criteria

The objective of Ribbit LEAP is to partner with one or more companies that we believe will produce the strongest financial returns for our investors over the next decade or longer. In pursuit of this objective, we will measure potential partners against the following business criteria:

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World-class management teams.  We seek management teams with whom we would be proud to partner for the next decade or more and who have the vision, energy, and execution capability to deliver on our high expectations for growth and franchise value. This is the standard against which Ribbit Capital measures all of the management teams it partners with, whether they are running public or private companies.

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Large addressable markets with attractive tailwinds for digital innovators.  Financial services profits are large enough in the regions where Ribbit Capital invests to potentially support market capitalizations in the tens or hundreds of billions of dollars for market leaders. Furthermore, across sectors and regions, we see the opportunity for technology to make financial products and services more affordable and accessible for customers. We seek businesses that address these markets.

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User adoption suggesting a generational brand is being built.  We believe that every new generation of users presents an opportunity to create a defining brand that stretches across multiple sectors within financial services. We seek businesses that show enough traction among their customers where we can see the potential for them to become generational brands.

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Significant growth opportunities.  In addition to strong organic growth potential, we seek businesses that could meaningfully accelerate growth through new product and technological expertise, business combinations, geographic expansion, and/or a shareholder base that is aligned to long-term growth. We seek businesses for which our capital can fuel this development and growth.

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Strong unit economics and profitability visibility.  In order to deliver enduring value creation for shareholders, we believe that a business must be profitable or on a clear and easily understood path towards profitability, which is most clearly demonstrated by unit economics that are attractive today.

In addition to these business criteria, we expect any potential acquisition target to be ready or almost ready to operate in the public markets from the perspective of corporate governance, financial reporting, compliance, and anticipated investor receptivity.

We believe that evaluating a full universe of companies is important to fulfilling our ultimate objective. As such, we will evaluate companies both in the United States and other regions where we have meaningful relationships, experience, and insight. Furthermore, we will evaluate companies that are new to the Ribbit Capital network, already within the Ribbit Capital network of more than 5,000 companies, and within Ribbit Capital's portfolio of more than 75 companies.

Our team

Our management team will consist of Meyer Malka, our Chairman and Chief Executive Officer, and Cynthia McAdam, our Chief Operating Officer. They will be supported by the Ribbit Capital investment team and broader organization, and our independent directors, as further described below.

Mr. Malka, Ms. McAdam and the other members of the Ribbit Capital team bring deep expertise as investors and operators within financial services and technology. The team brings valuable and complementary skills and perspectives, which together have produced a strong track record of investment performance for the partnership.

The Ribbit Capital team has experience in:

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Operating high-growth financial services and technology companies around the world;

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Sourcing, structuring, and executing on investments across various asset classes and business stages;

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Advising management teams on strategic and operational decisions;

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Developing sector-specific theses based on original research, deep industry knowledge, and business diligence; and

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Building relationships with stakeholders throughout the financial services and technology ecosystems.

Mr. Malka serves as our Chairman and Chief Executive Officer. Mr. Malka founded Ribbit Capital in 2012 and serves as its managing partner. He has more than 25 years of experience building and investing in technology and financial services companies across the U.S., Europe, and Latin America. Mr. Malka currently serves on the board of directors of MercadoLibre Inc. (NASDAQ:MELI), as well as the boards of several private companies. Prior to Ribbit Capital, from 2008 to 2011, Mr. Malka co-founded and was co-chief executive officer of Bling Nation Ltd., a mobile payments company, which later evolved into Lemon Inc., a mobile wallet company, which was acquired by LifeLock in 2013. In 2003, he co-founded Banco Lemon, a Brazilian retail bank serving the underbanked population, which went on to become one of the largest private microfinance institutions in Brazil, until 2009 when it was acquired by Banco do Brasil, Latin America's largest bank. In 1998, Mr. Malka developed the online brokerage Patagon.com, Inc., which became Latin America's first comprehensive Internet-based financial services portal and dealer until its acquisition in March 2000 by Banco Santander. In 1991, at the age of 18, Mr. Malka co-founded Heptagon Group, a securities and investment broker dealer servicing the Venezuelan and U.S. markets, where he served as chief operating officer. Mr. Malka graduated with a degree in economics from the Universidad Católica Andrés Bello in Caracas, Venezuela in 1996.

Ms. McAdam serves as our Chief Operating Officer. She is a partner with Ribbit Capital, having joined in December 2016. She was previously a partner with Goodwin Procter LLP from September 2015 to December 2016. Prior to that, she was the President and General Counsel of Xapo Holdings Ltd., a bitcoin wallet company, and before that the Chief Operating Officer and General Counsel of Bling Nation Ltd., a mobile payments company, which later evolved into Lemon Inc., a mobile wallet company, which was acquired in 2013. Prior to that she served as the General Counsel of Postini, Inc., a SaaS data security company, which was acquired by Google in 2007. She received a Bachelor of Science degree in finance from the University of California at Berkeley in 1995 and a Juris Doctor degree from the University of Virginia School of Law in 1998.

Other key members of the Ribbit Capital team include:

Nick Shalek is a partner with Ribbit Capital. He joined Ribbit Capital in 2012 and is focused on investments. Mr. Shalek is a member of the boards of directors of Coalition, Inc., Hello Digit, Inc., Hi.Q, Inc. (which does business as HealthIQ), Jetty National, Inc., Juniper Square, Inc., Next Insurance, Inc., RHI Group Inc., Root Stockholdings, Inc. (which does business as Root Insurance), Vouch, Inc., and Primrose Hill Ventures Pte. Ltd. (which does business as ZestMoney). Mr. Shalek was previously a director of business operations at Verne Global. Prior to Verne Global, he was a senior analyst at Yale Investments Office. Mr. Shalek received a Bachelor of Arts degree in economics and political science from Yale University in 2005 and a Master of Business Administration degree and a Master of Arts degree in education from Stanford University in 2011.

Nikolay Kostov is a partner with Ribbit Capital. He joined Ribbit Capital in 2013 and is focused on investments. Mr. Kostov is a member or observer of the boards of directors of ContaAzul International Holdings Corporation, Cora Cayman Ltd, Dreamplug Technologies Private Limited (which does business as Cred), dv01, Inc., EpiFi Technologies Pte. Ltd., Gorila Technology, Synaptic Limited, Viva Republica Inc. (which does business as Toss), Warren Cayman Ltd., and WhizDM Innovations Pte. Ltd. (which does business as MoneyView). Mr. Kostov was previously an investment banking associate at Morgan Stanley in the

Technology, Media, and Telecom Group. Prior to this, he was an analyst at Morgan Stanley in the Global Industrials Group. Mr. Kostov received a Bachelor of Arts degree in economics from Bates College in 2008.

Nick Huber is a partner with Ribbit Capital. He joined Ribbit Capital in 2017 and is focused on investments. Mr. Huber is a member or observer of the boards of directors of Figure Technologies, Inc., Guiabolso (Cayman) Ltd., Bancar Technologies Limited (which does business as Uala), and Upgrade, Inc. Mr. Huber was previously a corporate development director at LendingClub Corporation. Prior to LendingClub, he was an investment banking analyst at J.P. Morgan in the Financial Institutions Group. Mr. Huber received a Bachelor of Science degree in finance from the Miami University Farmer School of Business in 2012.

Ray Chua is a partner with Ribbit Capital and is based in China. He joined Ribbit Capital in 2018 and is focused on investments. Mr. Chua is a member or observer of the boards of directors of Fenbeitong Limited and Good Driver Inc. Mr. Chua was previously an engagement manager at Oliver Wyman, where he focused on financial services. Prior to Oliver Wyman, he was an equity analyst at Bloomberg LP. Mr. Chua received a Bachelor of Science degree in financial engineering from the Chinese University of Hong Kong in 2011 and a Master of Business Administration degree from the University of Chicago Booth School of Business in 2018.

Zack Rosen is an investor with Ribbit Capital. He joined Ribbit Capital in 2019. Mr. Rosen was previously an investment banking analyst at J.P. Morgan in the Financial Institutions Group. Mr. Rosen received a Bachelor of Business Administration degree from the University of Michigan Stephen M. Ross School of Business in 2017.

Sigal Mandelker is a partner with Ribbit Capital. She joined Ribbit Capital in 2020 and is focused on regulatory strategy. Ms. Mandelker was previously Under Secretary of Treasury for Terrorism and Financial Intelligence and Acting Deputy Secretary of the Treasury for the United States. Prior to the U.S. Treasury, Ms. Mandelker was a partner at Proskauer, Deputy Assistant Attorney General in the Criminal Division of the Justice Department, an Assistant U.S. Attorney in the Southern District of New York, a counselor to former Department of Homeland Security Secretary Michael Chertoff, counsel to the Deputy Attorney General, and a law clerk for the U.S. Supreme Court. Ms. Mandelker received a Bachelor of Arts degree in English from the University of Michigan in 1993 and a Juris Doctor degree from the University of Pennsylvania Carey Law School in 2000.

Initial business combination

              rules and our amended and restated memorandum and articles of association require that our initial business combination must be with one or more operating businesses or assets having a fair market value equal to at least 80% of the net assets held in the trust account (net of amounts disbursed to management for working capital purposes, if permitted, and excluding the amount of any deferred underwriting discount). We refer to this as the 80% net assets test. If our board of directors is not able to independently determine the fair market value of the partner business or businesses or we are considering an initial business combination with an affiliated entity, we will obtain an opinion from an independent investment banking firm which is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, or an independent valuation or accounting firm with respect to the satisfaction of such criteria. Our shareholders may not be provided with a copy of such opinion nor will they be able to rely on such opinion.

While we consider it unlikely that our board will not be able to make an independent determination of the fair market value of a partner business or businesses, it may be unable to do so if the board is less familiar or experienced with the partner company's business, there is a significant amount of uncertainty as to the value of the company's assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the partner business meets the 80% of net assets test, unless such opinion includes material information regarding the valuation of a partner business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion.

We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the partner business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the partner business in order to meet certain objectives of the partner management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the partner or otherwise acquires a controlling interest in the partner. sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the partner, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the partner and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity interests of a partner. In this case, we would acquire a 100% controlling interest in the partner. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to the completion of our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a partner business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one partner business, the 80% of net assets test will be based on the aggregate value of all of the partner businesses and we will treat the partner businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

We are not under any obligation to sell any such shares. If we sell shares to our sponsor (or any other investor) in connection with our initial business combination, the equity interest of investors in this offering in the combined company may be diluted and the market prices for our securities may be adversely affected. In addition, if the per share trading price of our ordinary shares is greater than the price per share paid in the private placement, the private placement will result in value dilution to you, in addition to the immediate dilution that you will experience in connection with the consummation of this offering. See "Dilution."

Other considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Ribbit Capital, our sponsor, founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with Ribbit Capital, our sponsor or any of our founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Affiliates of Ribbit Capital and members of our board of directors will directly or indirectly own founder shares, Class L ordinary shares and/or private placement shares following this offering and, accordingly, may have a conflict of interest in determining whether a particular partner business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers or directors were to be included by a partner business as a condition to any agreement with respect to our initial business combination.

We have not selected any business combination partner and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination partner. Ribbit Capital is continuously made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective partner business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. We will not consider a business combination with any company that has already been identified to Ribbit Capital as a suitable acquisition candidate for it, unless Ribbit Capital, in its sole discretion, declines such potential business combination or makes available to our company a co-investment opportunity in accordance with Ribbit Capital' applicable existing and future policies and procedures. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate. Ribbit Capital may manage multiple investment vehicles and raise additional funds and/or successor funds in the future, which may be during the period in which we are seeking our initial business combination. These Ribbit Capital investment entities may be seeking acquisition opportunities and related financing at any time. We may compete with any one or more of them on any given acquisition opportunity.

Ribbit Capital or its affiliates, including our sponsor, and our officers and directors may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

In addition, certain of our founders, officers and directors presently have, and any of them in the future may have additional, fiduciary and contractual duties to other entities, including without limitation, any future special purpose acquisition companies we expect they may be involved in and investment funds, accounts, co- investment vehicles and other entities managed by affiliates of Ribbit Capital and certain companies in which Ribbit Capital or such entities have invested. As a result, if any of our founders, officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he, she or it has then-current fiduciary or contractual obligations (including, without limitation, any future special purpose acquisition companies we expect they may be involved in and any Ribbit Capital funds or other investment vehicles), then, subject to their fiduciary duties under Cayman Islands law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these funds or investment entities decide to pursue any such opportunity, we may be precluded from pursuing the same. In addition, investment ideas generated within or presented to Ribbit Capital or our founders may be suitable for both us and a current or future Ribbit Capital fund, portfolio company or other investment entity and, subject to applicable fiduciary duties, will first be directed to such fund, portfolio company or other entity before being directed, if at all, to us. None of Ribbit Capital, our founders or any members of our board of directors who are also employed by Ribbit Capital or its affiliates have any obligation to present us with any opportunity for a potential business combination of which they become aware solely in their capacities as officers or executives of Ribbit Capital.

However, we do not expect these duties to materially affect our ability to complete our initial business combination.

In addition, our founders, officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. In particular, in the future we expect certain of our officers and directors may be officers and/or directors of other future special purpose acquisition companies.

Corporate information

Our executive offices are located at 364 University Ave., Palo Alto, California 94301. We maintain a corporate website at www.ribbitleap.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and expect to receive, after the effectiveness of the registration statement of which this prospectus forms a part, a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of

Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to "emerging growth company" have the meaning associated with it in the JOBS Act.

Additionally, we are a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Financial position

With funds available for a business combination initially in the amount of $437,750,000 (which include the amount that may be received pursuant to the forward purchase agreement), after payment of the estimated expenses of this offering and $12,250,000 of deferred underwriting fees and assuming no redemptions (or, if the underwriters' over-allotment option is exercised in full, $488,412,500 (which includes the amount that may be received pursuant to the forward purchase agreement), after payment of the estimated expenses of this offering and $14,087,500 of deferred underwriting fees and assuming no redemptions), we offer a partner business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the partner business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our initial business combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering, the sale of the private placements shares and the forward purchase securities, our equity, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-business combination company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination partner and we have not, nor has anyone on our behalf, initiated any substantive discussions with any business combination partner. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a partner business, other than our officers and directors.

Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the partner business with which we may ultimately complete our initial business combination. Although our founding team will assess the risks inherent in a particular partner business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a partner business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely affect a partner business.

In addition to any proceeds we receive from this offering or the sale of the private placements shares and the forward purchase securities, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account, or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. There are no prohibitions on our ability to issue securities or incur debt in connection with our initial business combination. Other than the sale of the private placement shares and the forward purchase securities, we are not currently a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Sources of partner businesses

Our process of identifying acquisition partners will leverage Ribbit Capital's and our founding team's industry experiences, proven deal sourcing capabilities and broad and deep network of relationships in numerous industries, including executives and management teams, private equity groups and other institutional investors, large business enterprises, lenders, investment bankers and other investment market participants, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with a number of business combination opportunities. We expect that the collective experience, capability and network of Ribbit Capital and our founders, directors and officers, combined with their individual and collective reputations in the investment community, will help to create prospective business combination opportunities.

In addition, we anticipate that partner business candidates may be brought to our attention from various unaffiliated sources, including investment bankers and private investment funds. Partner businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to partner businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are pursuing. Our officers and directors, as well as their affiliates, may also bring to our attention partner business candidates of which they become aware through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. We will engage a finder only to the extent our founding team determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our founding team determines is in our best interest to pursue. Payment of a finder's fee is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation by the company prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). None of our sponsor, executive officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder's fees or consulting fees from a prospective business combination partner in connection with a contemplated acquisition of such partner by us. We have agreed to pay our sponsor a total of $10,000 per month for office space, secretarial and administrative support and to reimburse our sponsor for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination. Some of our officers and directors may enter into employment or consulting agreements with the post-business combination company following our initial business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Ribbit Capital or its affiliates, including our sponsor, or our founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with Ribbit Capital or its affiliates, including our sponsor, or our founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including any future special purpose acquisition companies we expect they may be involved in and entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. See "Management team—Conflicts of interest."

Evaluation of a partner business and structuring of our initial business combination

In evaluating a prospective partner business, we expect to conduct a thorough due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial, operational, legal and other information which will be made available to us. If we determine to move forward with a particular partner, we will proceed to structure and negotiate the terms of the business combination transaction.

The time required to identify and evaluate a partner business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of, and negotiation with, a prospective partner business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. The company will not pay any consulting fees to members of our founding team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor.

Lack of business diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

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cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited ability to evaluate the partner's management team

Although we intend to closely scrutinize the management of a prospective partner business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the partner business's management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our founding team, if any, in the partner business cannot presently be stated with any certainty. The determination as to whether any of the members of our founding team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our founding team will have significant experience or knowledge relating to the operations of the particular partner business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the partner business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders may not have the ability to approve our initial business combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange rule, or we may decide to seek shareholder approval for business or other reasons.

Under the rules of the NYSE and our amended and restated memorandum and articles of association, shareholder approval would be required for our initial business combination if, for example:

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we issue (other than in a public offering for cash) ordinary shares that will either (a) be equal to or in excess of 20% of the number of ordinary shares then issued and outstanding or (b) have voting power equal to or in excess of 20% of the voting power then issued and outstanding;

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any of our directors, officers or substantial security holders (as defined by the rules of the NYSE) has a 5% or greater interest, directly or indirectly, in the partner business or assets to be acquired and if the number of ordinary shares to be issued, or if the number of ordinary shares into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of ordinary shares or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers or (b) 5% of the number of ordinary shares or 5% of the voting power outstanding before the issuance in the case of any substantial security holders; or

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the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The Companies Law and Cayman Islands law do not currently require, and we are not aware of any other applicable law that will require, shareholder approval of our initial business combination. The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

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the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

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the expected cost of holding a shareholder vote;

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the risk that the shareholders would fail to approve the proposed business combination;

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other time and budget constraints of the company; and

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additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or their affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our sponsor, directors, executive officers, advisors or their affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, vote their public shares in favor of our initial business combination or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

The purpose of any such transactions could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (ii) satisfy a closing condition in an agreement with a partner that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met or (iii) reduce the number of public warrants outstanding or vote such warrants or any matter submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public "float" of our Class A ordinary shares or public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange. Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of Class A ordinary shares) following our mailing of tender offer or proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination but only if such shares have not already been voted at the general meeting related to our initial business combination. Our sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Our sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Further, we will not proceed with redeeming our public shares, even if a public shareholder has properly elected to redeem its shares, if a business combination does not close. Our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, Class L ordinary shares, private placement shares, forward purchase shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

Limitations on redemptions

Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC's "penny stock" rules). However, the proposed business combination may require: (i) cash consideration to be paid to the partner or its owners, (ii) cash to be transferred to the partner for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a general meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirement or whether we were deemed to be a foreign private issuer (which would require a tender offer rather than seeking shareholder approval under SEC rules). Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. We currently intend to conduct redemptions in connection with a shareholder vote unless shareholder approval is not required by applicable law or stock exchange rule or we choose to conduct redemptions pursuant to the tender offer rules of the SEC for business or other reasons.

If we held a shareholder vote to approve our initial business combination, we will, pursuant to our amended and restated memorandum and articles of association:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

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file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination. Because the founder shares in the aggregate are entitled to 20% of the combined voting power of the founder shares and holders of our public shares voting together as a single class, excluding the private placement shares, in addition to our initial shareholders' founder shares, we would need 12,225,001, or 34.9%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. In addition, our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares.

If we conduct redemptions pursuant to the tender offer rules of the SEC, we will, pursuant to our amended and restated memorandum and articles of association:

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conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than the number of public shares we are permitted to redeem. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Limitation on redemption upon completion of our initial business combination if we seek shareholder approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the "Excess Shares," without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our founding to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder's shares are not purchased by us, our sponsor or our founding team at a premium to the then- current market price or on other undesirable terms. By limiting our shareholders' ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a partner that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our shareholders' ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering share certificates in connection with a tender offer or redemption rights

Public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in "street name," will be required to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy solicitation or tender offer materials, as applicable, mailed to such holders, or to deliver their shares to the transfer agent electronically using The Depository Trust Company's DWAC (Deposit Withdrawal At Custodian) System, at the holder's option, in each case up to two business days prior to the initially scheduled vote to approve the business combination. The proxy solicitation or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate the applicable delivery requirements, which may include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the proposal to approve the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

Given the relatively short period in which to exercise redemption rights, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders' vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder would have then had an "option window" after the completion of the business combination during which he or she could monitor the price of the company's shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become "option" rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming shareholder's election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to two business days prior to the initially scheduled vote on the proposal to approve the business combination, unless otherwise agreed to by us.

Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different partner until 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering.

Redemption of public shares and liquidation if no initial business combination

Our amended and restated memorandum and articles of association provides that we will have only 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering to consummate an initial business combination. If we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders' rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering. Our amended and restated

memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

Our sponsor and each member of our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering).

Our sponsor, executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC's "penny stock" rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of our public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by our sponsor, any executive officer, director or director nominee, or any other person.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,000,000 of proceeds held outside the trust account plus up to $100,000 of funds from the trust account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.

If we were to expend all of the net proceeds of this offering and the sale of the private placement shares, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors' claims.

Although we will seek to have all vendors, service providers (excluding our independent registered public accounting firm), prospective partner businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our founding team will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if our founding team believes that such third party's engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by our founding team to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where our founding team is unable to find a service provider willing to execute a waiver. The underwriters will not execute agreements with us waiving such claims to the monies held in the trust account. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective partner business with which we have discussed entering into a transaction agreement, reduce the amounts in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, provided that such liability will not apply to any claims by a third party or prospective partner business who executed a waiver of any and all rights to seek access to the trust account nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we believe that our sponsor's only assets are securities of our company. Our sponsor may not be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective partner businesses.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per public share and the actual amount per public share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (excluding our independent registered public accounting firm), prospective partner businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $1,000,000 from the proceeds of this offering and the sale of the private placement shares with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors; however such liability will not be greater than the amount of funds from our trust account received by any such shareholder. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per public share to our public shareholders. Additionally, if we file a bankruptcy or insolvency petition or an involuntary bankruptcy or insolvency petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance."

As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder's voting in connection with the business combination alone will not result in a shareholder's redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering.

	Redemptions in connection with our initial business combination	Other permitted purchases of public shares by our affiliates	Redemptions if we fail to complete an initial business combination

Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitation that no redemptions will take place if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.	If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going- private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.	If we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per share), including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares.

	Redemptions in connection with our initial business combination	Other permitted purchases of public shares by our affiliates	Redemptions if we fail to complete an initial business combination

Impact to remaining shareholders
	The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.
The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions

Comparison of this offering to those of blank check companies subject to rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of our offering	Terms under a rule 419 offering

Escrow of offering proceeds	$350,000,000 of the net proceeds of this offering and the sale of the private placement shares will be deposited into a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee.	Approximately $297,675,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
$350,000,000 of the net proceeds of this offering and the sale of the private placement shares held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

	Terms of our offering	Terms under a rule 419 offering

Receipt of interest on escrowed funds	Interest income (if any) on proceeds from the trust account to be paid to shareholders is reduced by (i) any income taxes paid or payable and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest income on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.
Limitation on fair value or net assets of partner business
	Our initial business combination must occur with one or more partner businesses that together have an aggregate fair market value of at least 80% of our assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination.	The fair value or net assets of a partner business must represent at least 80% of the maximum offering proceeds.

	Terms of our offering	Terms under a rule 419 offering

Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless J.P. Morgan Securities LLC inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option. The units will automatically separate into their component parts and will not be traded after completion of our initial business combination.	No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the date of completion of our initial business combination and 12 months from the closing of this offering.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of our offering	Terms under a rule 419 offering

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rule to hold a shareholder vote. If we are not required by applicable law or stock exchange rule and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC's proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company's registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all. Our amended and restated memorandum and articles of association will require that at least five days' notice will be given of any such general meeting.

	Terms of our offering	Terms under a rule 419 offering

Business combination deadline	If we do not consummate an initial business combination within 24 months from the closing of this offering (or 27 months), we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders' rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.	If an acquisition has not been completed within 18 months after the effective date of the company's registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of our offering	Terms under a rule 419 offering

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our income taxes, if any, until the earliest of (i) the completion of our initial business combination, (ii) the redemption of our public shares if we have not consummated an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, subject to applicable law and (iii) the redemption of our public shares properly submitted in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering (or 27 months) or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Based on current interest rates, we expect that interest income earned on the trust account (if any) will be sufficient to pay our income taxes.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination and the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a partner business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, public companies, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than

us. Our ability to acquire larger partner businesses will be limited by our available financial resources. This inherent limitation may give others an advantage in pursuing the acquisition of a partner business. Furthermore, our obligation to pay cash in connection with our public shareholders who properly exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain partner businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

We currently maintain our executive offices at 364 University Ave., Palo Alto, California 94301. The cost for our use of this space is included in the $10,000 per month fee we will pay to our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a partner business has been selected for our initial business combination and the stage of the business combination process we are in. We do not intend to have any full time employees prior to the completion of our initial business combination.

Periodic reporting and financial information

We will register our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide shareholders with audited financial statements of the prospective partner business as part of the proxy solicitation or tender offer materials, as applicable, sent to shareholders. These financial statements may be required to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential partner businesses we may acquire because some partners may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering. We cannot assure you that any particular partner business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with the requirements outlined above, or that the potential partner business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed partner business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. A partner business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an "emerging growth company," as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Additionally, we are a "smaller reporting company" as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Legal proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our founding team in their capacity as such.

Management team

Officers, directors and director nominees

Our officers, directors and director nominees are as follows:

Name	Age	Position

Meyer Malka	46	Co-Founder, Chief Executive Officer and Chairman
Cynthia McAdam	46	Co-Founder and Chief Operating Officer
Joseph Kauffman	43	Director
Susan Segal	67	Director

Meyer Malka serves as our Chairman and Chief Executive Officer. Mr. Malka founded Ribbit Capital in 2012 and serves as its managing partner. He has more than 25 years of experience building and investing in technology and financial services companies across the U.S., Europe, and Latin America. Mr. Malka currently serves on the board of directors of MercadoLibre Inc. (NASDAQ:MELI), as well as the boards of several private companies. Prior to Ribbit Capital, from 2008 to 2011, Mr. Malka co-founded and was co-chief executive officer of Bling Nation Ltd., a mobile payments company, which later evolved into Lemon Inc., a mobile wallet company which was acquired in 2013. In 2003, he co-founded Banco Lemon, a Brazilian retail bank serving the underbanked population, which went on to become one of the largest private microfinance institutions in Brazil, until 2009 when it was acquired by Banco do Brasil, Latin America's largest bank. In 1998, Mr. Malka developed the online brokerage Patagon.com, Inc., which became Latin America's first comprehensive Internet-based financial services portal and dealer until its acquisition in March by 2000 Banco Santander. In 1991, at the age of 18, Mr. Malka co-founded Heptagon Group, a securities and investment broker dealer servicing the Venezuelan and U.S. markets, where he served as chief operating officer. Mr. Malka graduated with a degree in economics from the Universidad Catolica Andres Bello in Caracas, Venezuela in 1996.

Cynthia McAdam serves as our Chief Operating Officer. She is a partner with Ribbit Capital, having joined in December 2016. She was previously a partner with Goodwin Procter LLP from September 2015 to December 2016. Prior to that, she was the President and General Counsel of Xapo Holdings Ltd., a bitcoin wallet company, and before that the Chief Operating Officer and General Counsel of Bling Nation Ltd., a mobile payments company, which later evolved into Lemon Inc., a mobile wallet company, which was acquired in 2013. Prior to that she served as the General Counsel of Postini, Inc., a SaaS data security company, which was acquired by Google in 2007. She received a Bachelor of Science degree in finance from the University of California at Berkeley in 1995 and a Juris Doctor degree from the University of Virginia School of Law in 1998.

Joseph Kauffman serves on our board of directors. In January 2015, Mr. Kauffman joined Credit Karma, Inc as chief financial officer. Ribbit Capital has held a minority interest in Credit Karma since March 2013. Mr. Kauffman was a board director at TAL Education Group (NYSE: TAL) from October 2014 to October 2016 and was chief financial officer at TAL from 2010 to 2014. From 2006 to 2010, he was head of corporate development for New Oriental Education & Technology Group (NYSE: EDU) and prior to New Oriental held various management leadership roles at The Coca-Cola Company. Mr. Kauffman received a Bachelor's degree from Williams College in 1999 and a Master's in Business Administration from Harvard Business School in 2006.

Susan Segal serves on our board of directors. She has been president and chief executive officer of the Americas Society and Council of the Americas since 2003, after having worked in the private sector for more than 30 years. From 2002 to 2003, Ms. Segal served as a founding partner of her own investment advisory firm focused primarily on Latin America and the U.S. Hispanic market. From 1997 to 2002, she was a partner and Latin American Group Head at JPMorgan Partners/Chase Capital Partners, where she pioneered early stage venture capital investing in Latin America. From 1992 to 1996, Ms. Segal was a senior managing director focused on Emerging Markets Investment Banking and Capital Markets at Chase Bank (NYSE:JPM) and its predecessor banks, where she worked beginning in 1979. Ms. Segal currently serves on the board of directors of MercadoLibre Inc. (NASDAQ:MELI), Scotiabank (NYSE:BNS), where she serves on the audit and risk committees, the Tinker Foundation and Vista Oil and Gas. Additionally, she is a director and chairperson of Scotiabank USA, a non-public subsidiary of Scotiabank. She is also a member of the Council of Foreign Relations. Ms. Segal received a Master's of Business Administration degree from Columbia University in 1976 and a Bachelor of Arts degree from Sarah Lawrence College in 1974.

Number and terms of office of officers and directors

Our board of directors is divided into three classes, with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. The term of office of the first class of directors, consisting of, will expire at our first general annual meeting. The term of office of the second class of directors, consisting of, will expire at our second annual general meeting. The term of office of the third class of directors, consisting of , will expire at our third annual general meeting.

Prior to the completion of our initial business combination, any vacancy on our board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of our initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

Following the completion of our initial business combination, for so long as the holders of the founder shares hold in the aggregate a number of Class A ordinary shares (on an as-converted to Class A ordinary share basis) equal to at least 50% of the sum of the founder shares plus the number of Class A ordinary shares issued upon conversion of any Class L ordinary shares, the holders of the founder shares shall have the right to appoint one-fifth of the members of our board of directors, rounded up to the nearest whole director.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provides that our officers may consist of one or more chairman of the board, chief executive officer, chief financial officer, chief business officer, president, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

Director independence

The rules of the NYSE require that a majority of our board of directors be independent. An "independent director" is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship with the company which in the opinion of the company's board of directors, could interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have "independent directors" as defined in the NYSE's listing standards and applicable SEC rules. Our board of directors has determined that Joseph Kauffman and Susan Segal are "independent directors" as defined in NYSE listing standards and applicable SEC rules.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive officer and director compensation

None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on the NYSE through the earlier of consummation of our initial business combination and our liquidation, we will reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month. In addition, our sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential partner businesses and performing due diligence on suitable business combination. Our audit committee will review on a quarterly basis all payments made by us to our sponsor, executive officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and executive officers for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder's and consulting fees, will be paid by the company to our sponsor, executive officers and directors, or any of their respective affiliates, prior to completion of our initial business combination.

After the completion of our initial business combination, directors or members of our founding team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our founding team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our founding team's motivation in identifying or selecting a partner business but we do not believe that the ability of our founding team to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the board of directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a nominating committee and a compensation committee.

Subject to phase-in rules and a limited exception, the rules of the NYSE and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of the NYSE require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that has been approved by our board and will have the composition and responsibilities described below. The charter of each committee will be available on our website.

Audit committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Joseph Kauffman and Susan Segal will serve as members of our audit committee. Our board of directors has determined that each of Joseph Kauffman and Susan Segal is independent. Joseph Kauffman will serve as the chairperson of the audit committee. Each member of the audit committee meets the financial literacy requirements of the NYSE and our board of directors has determined that qualifies as an "audit committee financial expert" as defined in applicable SEC rules and has accounting or related financial management expertise.

The audit committee is responsible for:

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meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

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monitoring the independence of the independent registered public accounting firm;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

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appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering; and

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reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating committee of our board of directors. The members of our nominating committee will be Joseph Kauffman and Susan Segal. Susan Segal will serve as chairperson of the nominating committee. Our board of directors has determined that each of Joseph Kauffman and Susan Segal is independent.

The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for selecting director nominees

The guidelines for selecting nominees, which will be specified in a charter to be adopted by us, generally provide that persons to be nominated:

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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person's candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of our board of directors. The members of our compensation committee will be Joseph Kauffman and Susan Segal. Susan Segal will serve as chairperson of the compensation committee.

Our board of directors has determined that each of Joseph Kauffman and Susan Segal is independent. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:

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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

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reviewing and approving the compensation of all of our other Section 16 executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

Compensation committee interlocks and insider participation

None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of ethics

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a Code of Ethics applicable to our directors, officers and employees. A copy of the code of ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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duty to not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at a general meeting.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of our sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:

Individual	Entity	Entity's business	Affiliation

Meyer Malka	Ribbit Capital	Investment firm	Managing Partner
Cynthia McAdam	Ribbit Capital	Investment firm	Chief Operating Officer

Potential investors should also be aware of the following other potential conflicts of interest:

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Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he or she may

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be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

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Our sponsor subscribed for founder shares prior to the date of this prospectus and will purchase private placement shares in a transaction that will close simultaneously with the closing of this offering. Our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Additionally, our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within the required time period. Except as described herein, our sponsor and our founding team have agreed not to transfer, assign or sell any of (i) their founder shares, forward purchase securities or private placement shares until the earliest of (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; or (ii) their Class L ordinary shares for any reason, other than to specified permitted transferees or a complete liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any Class L ordinary shares will not be subject to such restrictions on transfer. Because each of our executive officers and director nominees will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular partner business is an appropriate business with which to effectuate our initial business combination.

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Our sponsor will enter into a forward purchase agreement with us that will provide for the purchase by our sponsor of the forward purchase securities for an aggregate purchase price of $100,000,000 in a private placement to close substantially concurrently with the closing of our initial business combination.

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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a partner business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with Ribbit Capital or its affiliates, including our sponsor, or our founders, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our founders, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such initial business combination or transaction is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by us any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the date our securities are first listed on the NYSE, we will also reimburse our sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month.

In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although, other than the private placement shares or the forward purchase agreement, our sponsor and its affiliates have no obligation or current intention to do

so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor's motivation to complete an initial business combination.

We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination.

Limitation on liability and indemnification of officers and directors

Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association.

We expect to purchase a policy of directors' and officers' liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Principal shareholders

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our Class A ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

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each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

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each of our executive officers, directors and director nominees; and

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all our executive officers, directors and director nominees as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them.

On July 20, 2020, our sponsor paid $25,000 to cover for certain offering costs in consideration for 25,000 ordinary shares (of which 3,261 ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option). On September 2, 2020, we filed an amended and restated memorandum and articles of association. Pursuant to the amendment, the then-outstanding 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option) were subdivided into 4,472,222 Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and 12,777,778 Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option). Upon this subdivision the founder price per share was approximately $0.0014 per share. Our sponsor has agreed to purchase 900,000 Class A ordinary shares (or 1,005,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full), at a price of $10.00 per share in a private placement for an aggregate purchase price of $9,000,000 (or $10,050,000 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. These Class A ordinary shares, which we refer to as the private placement shares, are identical to the Class A ordinary shares sold in this offering, subject to certain limited exceptions as described in this prospectus. On September 8, 2020, our sponsor transferred 32,500 founder shares to each of our independent directors. These 65,000 shares shall not be subject to forfeiture in the event the underwriters' overallotment option is not exercised. Prior to the sponsor's initial $25,000 investment in the company, the company had no assets, tangible or intangible. The per share price of the founder shares was determined by dividing the amount contributed to the company by the number of founder shares issued. The number of shares beneficially owned and post-offering percentages in the following table assume that the underwriters do not exercise their over-allotment option and that there are 50,900,000 ordinary shares, consisting of (i) 35,000,000 Class A ordinary shares, (ii) 3,888,889 Class B ordinary shares, (iii) 900,000 private placement shares (assuming the over-allotment has not been exercised) and (iv) 11,111,111 Class L ordinary shares (assuming 1,666,6667 Class L ordinary shares have been forfeited), issued and outstanding after this offering.

		Approximate percentage of outstanding ordinary shares
	Number of shares beneficially owned(2)(3)(4)(5)
Name and address of beneficial owner(1)		Before offering	After offering

Ribbit LEAP Sponsor, Ltd. (our sponsor)(3)	3,888,889	98.0%	10.0%
Meyer Malka(4)	—	—	—
Cynthia McAdam(4)	—
Joseph Kauffman	32,500	1%	*
Susan Segal	32,500	1%	*
All officers, directors and director nominees as a group (individuals)	65,000	2%	*

*      Less than one percent.

(1)  The business address of each of the following entities and individuals is 364 University Ave., Palo Alto, California 94301.

(2)  Interests shown consist solely of founder shares (assuming the underwriters do not exercise their over-allotment option), classified as Class B ordinary shares. The Class B ordinary shares will convert at the option of the holder into Class A ordinary shares at any time after our initial business combination as described in the section entitled "Description of securities."

(3)  Does not include 11,111,111 Class A ordinary shares underlying the Class L ordinary shares (assuming 1,666,6667 Class L ordinary shares have been forfeited) or the 900,000 private placement shares (or 1,005,000 private placement shares if the over-allotment option is exercised in full).

(4)  The shares reported herein are held in the name of our sponsor. Meyer Malka, our Chairman and Chief Executive Officer, and Cynthia McAdam, our Chief Operating Officer, are each directors of our sponsor. As such, they may be deemed to have voting and investment discretion with respect to the Class B ordinary shares held of record by our sponsor and may be deemed to have shared beneficial ownership of the Class B ordinary shares held directly by our sponsor.

(5)  Does not include any shares indirectly owned by this individual as a result of his or her ownership interest in our sponsor.

Immediately after this offering, our initial shareholders will beneficially own approximately 10% of the then issued and outstanding Class A ordinary shares, including the Class A ordinary shares issuable upon conversion of the founder shares, and will have the right to appoint all of our directors prior to the completion of our initial business combination. If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders (and their permitted transferees, if any) at 10% of the sum of the total number of Class A ordinary shares issued and outstanding upon the consummation of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary shares issuable upon conversion of Class L ordinary shares). Holders of our public shares will not have the right to appoint any directors to our board of directors prior to the completion of our initial business combination. Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions including our initial business combination.

Our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated

memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Further, our sponsor and each member of our founding team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination.

Our sponsor is deemed to be our "promoter" as such term is defined under the federal securities laws.

Transfers of Class B ordinary shares, Class L ordinary shares, forward purchase securities and private placement shares

The founder shares, the Class L ordinary shares, forward purchase securities and private placement shares are each subject to transfer restrictions pursuant to lock-up provisions in the agreement entered into by our sponsor and our founding team. Our sponsor and our founding team have agreed not to transfer, assign or sell (i) any of their founder shares, forward purchase securities or private placement shares until the earliest of (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their Class L ordinary shares for any reason, other than to specified permitted transferees or a complete liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of Class L ordinary shares will not be subject to such restrictions on transfer. The foregoing restrictions are not applicable to transfers (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual's immediate family or to a trust, the beneficiary of which is a member of the individual's immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the founder shares, Class L ordinary shares or private placement shares, as applicable, were originally purchased; (f) by virtue of our sponsor's organizational documents upon liquidation or dissolution of our sponsor; (g) to the company for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to the completion of our initial business combination; or (i) in the event of our completion of a liquidation, merger, share exchange or other similar transaction which results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Certain relationships and related party transactions

On July 20, 2020, our sponsor paid $25,000 to cover certain offering costs in consideration for 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option). On September 2, 2020, we filed an amended and restated memorandum and articles of association. Pursuant to the amendment, the then-outstanding 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option) were subdivided into 4,472,222 Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and 12,777,778 Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option). Upon this subdivision the founder price per share was approximately $0.0014 per share. On September 8, 2020, our sponsor transferred 32,500 founder shares to each of our independent directors. These 65,000 shares shall not be subject to forfeiture in the event the underwriters' overallotment option is not exercised. The number of founder shares issued outstanding after giving effect to such subdivision was determined based on the expectation that such founder shares would represent 10% of the issued and outstanding Class A ordinary shares upon completion of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary share issuable upon conversion of Class L ordinary shares). If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders (and their permitted transferees, if any) at 10% of the issued and outstanding ordinary shares upon the consummation of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary share issuable upon conversion of Class L ordinary shares). The founder shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

The Class L ordinary shares are non-voting and will convert into Class A ordinary shares after our initial business combination only to the extent certain triggering events occur prior to the 10th anniversary of our initial business combination, including specified strategic transactions and other triggering events based on our stock trading at $20.00 per share and additional stock trading thresholds up to $50.00 per share, in each case, as described in this prospectus. If following our initial business combination all of the Class L ordinary shares vest, the number of Class A ordinary shares into which the Class L ordinary shares shall have converted plus the number of Class A ordinary shares into which the Class B ordinary shares shall have converted will represent, in the aggregate, 30% of the ordinary shares issued and outstanding upon the consummation of this offering. Notwithstanding the foregoing, all Class L ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited. The Class L ordinary shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder; provided, that any Class A ordinary shares issued upon conversion of any Class L ordinary will not be subject to such restrictions on transfer.

Our sponsor has agreed to purchase 900,000 Class A ordinary shares (or 1,005,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full), at a price of $10.00 per share in a private placement for an aggregate purchase price of $9,000,000 (or $10,050,000 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. These Class A ordinary shares, which we refer to as the private placement shares, are identical to the Class A ordinary shares sold in this offering, subject to certain limited exceptions as described in this prospectus. As such, our sponsor's interest in this transaction is valued at between $9,000,000 and $10,050,000, depending on the number of private placement shares purchased.

Prior to this offering, we will enter into a forward purchase agreement with our sponsor, pursuant to which our sponsor will agree to subscribe for an aggregate of 10,000,000 forward purchase shares and 2,000,000 forward purchase warrants, for an aggregate purchase price of $100,000,000, or $10.00 per one Class A ordinary share and one-fifth of one redeemable warrant, in a private placement to close substantially concurrently with the closing of our initial business combination. If the sale of the forward purchase securities fails to close, for any reason, we may lack sufficient funds to consummate our initial business combination. The forward purchase shares and the forward purchase warrants that comprise the forward purchase securities will be identical to the public shares and public warrants, respectively, sold in this offering except that the sponsor will have certain registration rights, as described below. The forward purchase shares and the forward purchase warrants will be subject to the same transfer restrictions as the founder shares. See "Principal shareholders—Transfers of Class B ordinary shares, Class L ordinary shares, forward purchase securities and private placement shares."

As more fully discussed in the section of this prospectus entitled "Management team—Conflicts of interest," if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

We currently maintain our executive offices 364 University Ave., Palo Alto, California 94301. The cost for our use of this space is included in the $10,000 per month fee we will pay to our sponsor for office space, administrative and support services, commencing on the date that our securities are first listed on the NYSE. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

No compensation of any kind, including finder's and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential partner businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments made by us to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor may loan us funds to be used for a portion of the expenses of this offering. To date, no funds have been borrowed under the promissory note with our sponsor. These loans would be non-interest bearing, unsecured and are due at the earlier of December 31, 2020 and the closing of this offering. The loan will be repaid upon the closing of this offering out of the estimated $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses and that is not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into private placement shares at a price of $10.00 per private placement share. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, members of our founding team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our founding team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration and shareholder rights agreement pursuant to which our initial shareholders, and their permitted transferees, if any, and our sponsor will be entitled to certain registration rights with respect to the private placement shares, including any private placement shares that may be issued upon conversion of working capital loans, the Class A ordinary shares into which founder shares and Class L ordinary shares are convertible, and the Class A ordinary shares that are part of the forward purchase securities, and the Class A ordinary shares issuable upon exercise or conversion of the forward purchase warrants. Further, pursuant to an agreement to be entered into on or prior to the closing of this offering, for so long as the holders of the founder shares hold in the aggregate a number of Class A ordinary shares (on an as-converted to Class A ordinary share basis) equal to at least 50% of the sum of the founder shares plus the number of Class A ordinary shares issued upon conversion of any Class A ordinary shares, the holders of the founder shares shall have the right to appoint one-fifth of the members of our board of directors, rounded up to the nearest whole director, which is described under the section of this prospectus entitled "Description of securities—Registration and shareholder rights."

Policy for approval of related party transactions

The audit committee of our board of directors will adopt a charter, providing for the review, approval and/or ratification of "related party transactions," which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that the company has already committed to, the business purpose of the transaction, and the benefits of the transaction to the company and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee's discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

Description of securities

We are a Cayman Islands exempted company and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association which will be adopted prior to the consummation of this offering, we will be authorized to issue 600,000,000 Class A ordinary shares, par value $0.0001 per share, 10,000,000 Class B ordinary shares, par value $0.0001 per share, 15,000,000 Class L ordinary shares, par value $0.0001 per share, and 1,000,000 preference shares, par value $0.0001 per share. The following description summarizes certain terms of our shares as set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-fifth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of the company's Class A ordinary shares. This means only a whole warrant may be exercised at any given time by a warrant holder.

The Class A ordinary shares and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus unless J.P. Morgan Securities LLC informs us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least five units, you will not be able to receive or trade a whole warrant.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the sale of the private placement shares and forward purchase securities. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly after the completion of this offering. If the underwriters' over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters' over-allotment option.

Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Ordinary shares

Prior to the date of this prospectus, there were 4,472,222 Class B ordinary shares (up to 583,333 Class B ordinary shares of which are subject to forfeiture) issued and outstanding, all of which were held of record by our initial shareholders, so that our initial shareholders will own approximately 10% of our issued and outstanding shares after this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary share issuable upon conversion of Class L ordinary shares). Upon the closing of this offering, 50,000,000 of our ordinary shares will be outstanding (assuming no exercise of the underwriters' over-allotment option) including:

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35,000,000 Class A ordinary shares underlying the units issued as part of this offering;

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3,888,889 Class B ordinary shares held by our initial shareholders (assuming 583,333 Class B ordinary shares of such shares are forfeited);

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900,000 private placement shares (or 1,005,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full) held by our sponsor; and

•
11,111,111 Class L ordinary shares held by our sponsor (assuming 1,666,667 of such Class L ordinary shares are forfeited).

If we increase or decrease the size of this offering, we will effect a share capitalization or share compulsory redemption or redemption or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial shareholders (and their permitted transferees, if any) at 10% of our issued and outstanding Class A ordinary shares upon the consummation of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary share issuable upon conversion of Class L ordinary shares).

Prior to the completion of our initial business combination, only holders of the founder shares shall have the right to vote on the appointment of directors and only holders of a majority of our founder shares may remove a member of the board of directors for any reason.

Prior to the completion of our initial business combination, with respect to any matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, other than the appointment of directors prior to the completion of our business combination, except as required by law or the applicable rules of the NYSE then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each public share entitling the holder to one vote per public share and each founder share entitling the holder to a number of votes per founder share such that all of the founder shares in the aggregate would be entitled to cast a number of votes equal to 20% of the combined voting power of the founder shares and holders of our public shares voting together as a single class (excluding the private placement shares and the Class A ordinary share issuable upon conversion of Class L ordinary shares).

Following the completion of our initial business combination, ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the Companies Law or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being the affirmative vote of at least two-thirds of our ordinary shares that are voted, and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board of directors is divided into three classes, each of which will generally serve for terms of three years with only one class of directors being appointed in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. The provisions of our amended and restated memorandum and articles of association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by holders representing at least two-thirds of our issued and outstanding Class B ordinary shares.

Because our amended and restated memorandum and articles of association will authorize the issuance of up to 600,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our board of directors is divided into three classes with only one class of directors being appointed in each year and each class (except for those directors appointed prior to our first annual general meeting) serving a three-year term. In accordance with NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the NYSE. As an exempted company, there is no requirement under the Companies Law for us to hold annual or extraordinary general meetings to appoint directors. We may not hold an annual or extraordinary general meeting to appoint new directors prior to the consummation of our initial business combination. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights may include the requirement that a beneficial owner must identify itself in order to valid redeem its shares. Our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any public shares purchased during or after this offering in connection with (i) the completion of our initial business combination and (ii) a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares. Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC's proxy rules. If, however, a shareholder approval of the transaction is required by applicable law or stock exchange rule, or we decide to obtain shareholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately- negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such initial business combination unless restricted by applicable NYSE rules. For purposes of seeking approval of the majority of our issued and outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. Our amended and restated memorandum and articles of association will require that at least five days' notice will be given of any general meeting.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to Excess Shares, without our prior consent. However, we would not be restricting our shareholders' ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders' inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market.

Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval, we will complete our initial business combination only if we receive approval pursuant to an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and public shares purchased during or after this offering in favor of our initial business combination. Because the founder shares in the aggregate are entitled to 20% of the combined voting power of the founder shares and holders of our public shares voting together as a single class, excluding the private placement shares, in addition to our initial shareholders' founder shares, we would need 12,225,001, or 34.9%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised). The other members of our founding team are subject to the same arrangements with respect to any public shares acquired by them in or after this offering. Additionally, each public shareholder may appoint to redeem their public shares irrespective of whether they vote for or against the proposed transaction or vote at all.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders' rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case of clause (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor and each member of our founding team have entered into an agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering).

In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our public shareholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, upon the completion of our initial business combination, subject to the limitations described herein.

Founder shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares have the same shareholder rights as public shareholders, except that:

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prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors;

•
prior to the completion of our initial business combination, with respect to any matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, other than the appointment of directors prior to the completion of our business combination, except as required by law or the applicable rules of the NYSE then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each public share entitling the holder to one vote per public share and each founder share entitling the holder to a number of votes per founder share such that all of the founder shares in the aggregate would be entitled to cast a number of votes equal to 20% of the combined voting power of the founder shares and holders of our public shares voting together as a single class (excluding the private placement shares and the Class A ordinary shares issuable upon conversion of Class L ordinary shares);

•
following the completion of our initial business combination, for so long as the holders of the founder shares hold in the aggregate a number of Class A ordinary shares (on an as-converted to Class A ordinary share basis) equal to at least 50% of the sum of the founder shares plus the number of Class A ordinary shares issued upon conversion of any Class L ordinary shares, the holders of the founder shares shall have the right to appoint one-fifth of the members of our board of directors, rounded up to the nearest whole director;

•
following the completion of our initial business combination, with respect to any matter submitted to a vote of our shareholders, except as required by law or the applicable rules of the NYSE then in effect, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like);

•
the founder shares are subject to certain transfer restrictions, as described in more detail below;

•
our sponsor and our founding team have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to any founder shares and public shares they hold, (ii) to waive their redemption rights with respect to any founder shares and any public shares purchased during or after this offering in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, and (iii) waive their rights to liquidating distributions from the trust account with respect to any founder shares, Class L ordinary shares or private placement shares they hold if we fail to consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering);

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the founder shares will convert at the option of the holder into Class A ordinary shares at any time after our initial business combination as described below adjacent to the caption "Founder shares conversion" and in our amended and restated memorandum and articles of association; and

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the founder shares are entitled to registration rights.

If we submit our initial business combination to our public shareholders for a vote, our sponsor and our founding team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. If we seek shareholder approval, we will complete our initial business combination only if a majority of the voting power of the ordinary shares, represented in person or by proxy and entitled to vote thereon, voted at a general meeting are voted in favor of the business combination. In such case, our sponsor and each member of our founding team have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Because the founder shares in the aggregate are entitled to 20% of the combined voting power of the founder shares and holders of our public shares voting together as a single class, excluding the private placement shares, in addition to our initial shareholders' founder shares, we would need 12,225,001, or 34.9%, of the 35,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming all issued and outstanding shares are voted and the over-allotment option is not exercised).

Founder shares conversion

The founder shares will convert at the option of the holder into Class A ordinary shares at any time after our initial business combination at a ratio of one to one (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

Except as described herein, our sponsor and our founding team have agreed not to transfer, assign or sell (i) any of their founder shares, forward purchase securities or private placement shares until the earliest of (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property or (ii) any of their Class L ordinary shares for any reason, other than to specified permitted transferees or in connection with a complete liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any Class L ordinary shares will not be subject to such restrictions on transfer. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and our founding team with respect to any founder shares or private placement shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Prior to the completion of our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by holders representing at least two-thirds of our issued and outstanding Class B ordinary shares. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Register of members

Under the Companies Law, we must keep a register of members and there should be entered therein the names and addresses of the members of the company and a statement of the shares held by each member, which:

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distinguishes each share by its number (so long as the share has a number);

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confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

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confirms the number and category of shares held by each member;

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confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

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sets forth the date on which the name of any person was entered on the register as a member; and

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sets forth the date on which any person ceased to be a member.

For these purposes, "voting rights" means rights conferred on shareholders, including the right to appoint or remove directors, in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position.

Further, a Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preference shares

Our amended and restated memorandum and articles of association will authorize 1,000,000 preference shares and will provide that preference shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preference shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preference shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of our founding team. We have no preference shares issued and outstanding at the date hereof. Although we do not currently intend to issue any preference shares, we cannot assure you that we will not do so in the future. No preference shares are being issued or registered in this offering.

Warrants

Public shareholders' warrants and forward purchase warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering and 30 days after the date of completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least five units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a "covered security" under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act and, in the event we so appoint, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the "fair market value" (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The "fair market value" as used in this paragraph shall mean the volume weighted average price of our Class A ordinary shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent.

In addition, if (x) we issue additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their affiliates, without taking into account any founder shares, Class L ordinary shares or forward purchase securities held by our initial shareholders or such affiliates, as applicable, prior to such issuance including any transfer or reissuance of such shares), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our Class A ordinary shares during the 10 trading day period starting on the trading day after the day on which we consummate our initial business combination is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

Redemptions of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, we may call the warrants for redemption:

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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days' prior written notice of redemption to each warrant holder; and

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if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders.

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We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00.    Once the warrants become exercisable, we may redeem the outstanding warrants:

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in whole and not in part;

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at $0.10 per warrant upon a minimum of 30 days' prior written notice of redemption provided that during such 30 day period holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the "fair market value" of our Class A ordinary shares (as defined below) except as otherwise described below provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, we shall redeem such warrants for $0.10 per share;

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if, and only if, the closing price of our Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for share subdivisions, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders; and

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if, and only if, there is an effective registration statement covering the issuance of Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30- day period after written notice of redemption is given.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A ordinary shares that a warrant holder will receive upon a cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the "fair market value" of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume weighted average price of our Class A ordinary shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading "—Anti-dilution Adjustments" below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.

	Number of shares received upon redemption at below-listed fair market values of Class A ordinary shares
	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00

Redemption date (period to expiration of warrants)
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and time to expiration may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the time to expiration is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A ordinary shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A ordinary shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A ordinary shares.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash when the trading price for the Class A ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A ordinary shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under "—Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00." Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if they had chosen to wait to exercise their warrants for Class A ordinary shares if and when such Class A ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures and cashless exercise.    If we call the warrants for redemption when the price per Class A ordinary share equals or exceeds $18.00 as described under "—Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00," our founding team will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a "cashless basis" beginning on the third trading day prior to the date on which notice of the redemption is given to the holders of warrants. In determining whether to require all holders to exercise their warrants on a "cashless basis," our founding team will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. If our founding team takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the "fair market value" (defined below) over the exercise price of the warrants by (y) the fair market value. The "fair market value" will mean the average closing price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our founding team takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments.    If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a sub-division of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, sub-divisions or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the "historical fair market value" (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) "historical fair market value" means the volume weighted average price of Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination (excluding any issuance of forward purchase securities), at an issue price or effective issue price of less than the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the

"Market Value") is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under "—Redemption of warrants for cash when the price per Class A ordinary shares equals or exceeds $18.00" will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the holders of public warrants and the approval of holders of at least 50% of the then outstanding forward purchase warrants to adversely affect the interests of the holders of the forward purchase warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of ordinary shares or any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See "Risk factors—Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company." This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Class L ordinary shares

Our sponsor owns 12,777,778 Class L ordinary shares (up to 1,666,667 Class L ordinary shares of which are subject to forfeiture if the underwriters' over-allotment option is not exercised in full).

Except as required by law or the applicable rules of the NYSE then in effect, the Class L ordinary shares shall have no voting rights.

If between the one year anniversary of our initial business combination and the ten year anniversary of our initial business combination the closing price of our Class A ordinary shares equals or exceeds each of the share targets described below, one-fourth of the Class L ordinary shares will automatically convert into Class A ordinary shares on a 1-for-1 basis (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like):

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$20.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "First Price Vesting");

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$30.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "Second Price Vesting");

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$40.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "Third Price Vesting"); and

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$50.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period (the "Fourth Price Vesting").

For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $30.00 but does not exceed $40.00 for 20 trading days within a 30-trading day period, both the First Price Vesting and Second Price Vesting target achievements will be met, resulting in a total of 5,555,556 Class L Shares converting into 5,555,556 Class A ordinary shares, representing 2,777,778 associated with the First Price Vesting and 2,777,778 associated with the Second Price Vesting (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

In the event of any liquidation, merger, share exchange, reorganization or other similar transaction (a "Strategic Transaction") consummated after our initial business combination and before the one year anniversary of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property at an effective price of at least $15.00 per Class A ordinary share, all of the Class L ordinary shares will convert into Class A ordinary shares at a ratio such that the sum of the number of Class A ordinary shares issuable upon conversion of the founder shares plus the number of Class A ordinary shares issuable upon conversion of all of the Class L ordinary shares will equal, in the aggregate, on an as-converted basis, 20% (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) of the sum of the total number of Class A ordinary shares issued and outstanding upon the consummation of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares and the Class A ordinary shares issuable upon conversion of the Class L ordinary shares, plus the sum of the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial business combination (net of any redemptions of Class A ordinary shares by public shareholders), excluding any forward purchase securities and any private placement shares, including any private placement shares issued to our sponsor, members of our founding team or any of their affiliates upon conversion of working capital loans, and any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination. For example, if nine months following the consummation of our initial business combination we consummate a Qualifying Strategic Transaction, all of the issued and outstanding Class L ordinary shares will automatically convert into 4,861,111 Class A ordinary shares, such that sum of Class B shares owned by our sponsor at the time of this offering and the Class A shares issued as a result of the conversion of Class L ordinary shares at the time Qualifying Strategic Transaction will equal 20% of the sum of total Class A shares issued in this offering, the Class B shares owned by our sponsor at the time of this offering, and the Class A shares issued as a result of the conversion of Class L ordinary shares at the time of the Qualifying Strategic Transaction (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

In the event of a Strategic Transaction following the one year anniversary of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property with an effective price of at least $10.00 per Class A ordinary share, all of the then-outstanding Class L ordinary shares will convert into Class A ordinary shares as follows:

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if (and only if) the First Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $10.00 per share and less than or equal to $20.00 per share, all of the then outstanding Class L ordinary shares will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,444 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $10.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

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if (and only if) the Second Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $20.00 per share and less than or equal to $30.00 per share, all of the then outstanding Class L ordinary shares

  (after giving effect to any First Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,444 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $20.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

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if (and only if) the Third Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $30.00 per share and less than or equal to $40.00 per share, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting or Second Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,445 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $30.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

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if (and only if) the Fourth Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $40.00 per share and less than or equal to $50.00 per share, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting , Second Price Vesting or Third Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,777 (3,194,445 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $40.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

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if (and only if) the Fourth Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $50.00, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting, Second Price Vesting and Third Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into one Class A ordinary share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

For example, if seventy-two months following the consummation of our initial business combination we consummate a Strategic Transaction and the effective price of such Strategic Transaction is $43.00 per Class A ordinary share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) and prior to the consummation of such Strategic Transaction the First Price Vesting target shall have been met, but none of the Second Price Vesting, Third Price Vesting or Fourth Price Vesting targets shall have been met, all of the then-remaining outstanding Class L ordinary shares will automatically convert into 6,388,889 shares, representing 2,777,778 shares associated with the Second Price Vesting, 2,777,778 shares associated with the Third Price Vesting, and 833,333 associated with the Fourth Price Vesting. Together with the 2,777,778 Class L shares already vested and converted to Class A ordinary shares associated with the First Price Vesting, a total of 9,166,667 Class L shares will vest and convert into Class A ordinary shares. Any conversion of Class L ordinary shares described herein will take effect as a compulsory redemption of Class L ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class L ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

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All Class L ordinary shares that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

The Class L ordinary shares are not transferrable for any reason, other than to specified permitted transferees or a complete liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any Class L ordinary shares will not be subject to such restrictions on transfer (as described under "Principal shareholders—Transfers of Class B ordinary shares, Class L ordinary shares, forward purchase securities and private placement shares".

Forward purchase securities

Prior to this offering, we will enter into a forward purchase agreement pursuant to which our sponsor will agree to subscribe for an aggregate of 10,000,000 forward purchase shares and 2,000,000 forward purchase warrants, for an aggregate purchase price of $100,000,000, or $10.00 per forward purchase share and one-fifth of one forward purchase warrant, in a private placement to close substantially concurrently with the closing of our initial business combination.

The forward purchase agreement and the registration rights agreement whose terms are incorporated therein also will provide that our sponsor is entitled to registration rights with respect to the forward purchase securities and the Class A ordinary shares issuable upon exercise of the forward purchase warrants. Please see "Description of securities—Registration and shareholder rights" for additional information. The forward purchase shares and the forward purchase warrants will be subject to the same transfer restrictions as the founder shares. See "Principal shareholders-Transfers of Class B ordinary shares, Class L ordinary shares, forward purchase securities and private placement shares."

The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-business combination company. These purchases will be required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders and are intended to provide us with a minimum funding level for our initial business combination. The forward purchase securities will be issued only in connection with the closing of the initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into private placement shares at a price of $10.00 per private placement share at the option of the lender.

The private placement shares will be identical to the public shares sold in this offering, subject to certain limited exceptions, as described in this prospectus.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time, and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. If we increase the size of this offering, we will effect a share capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares, on an as-converted basis, at 10% of our issued and outstanding Class A ordinary shares upon the consummation of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary shares issuable upon conversion of Class L ordinary shares). Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our transfer agent and warrant agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain differences in corporate law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and similar arrangements.    In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve and enter into a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two-thirds in value of the voting shares voted at a general meeting) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company's articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived, (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company, and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides certain limited appraisal rights for dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a "scheme of arrangement" which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

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we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a "fraud on the minority."

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out provisions.    When a tender offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders' suits.    Campbells, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

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a company is acting, or proposing to act, illegally or ultra vires (beyond the scope of its authority);

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a "fraud on the minority."

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by Campbells, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special considerations for exempted companies.    We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company over and above the amount paid for their shares) under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

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annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

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an exempted company's register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue negotiable shares or shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

Amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company's articles of association) of a company's shareholders entitled to vote and so voting at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company's articles of association, by a unanimous written resolution of all of the company's shareholders. Our amended and restated memorandum and articles of association provides that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a general meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders. Further, our amended and restated memorandum and articles of association provides that a quorum at our general meetings will consist of one-third of the ordinary shares entitled to vote at such meeting and present in person or by proxy; provided that a quorum in connection with any meeting that is convened to vote on a business combination or any amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares shall be a majority of the voting power of the ordinary shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy.

Our initial shareholders and their permitted transferees, if any, who will collectively beneficially own approximately 10% of our ordinary shares upon the closing of this offering, including the Class A ordinary shares issuable upon conversion of the founder shares (excluding the private placement shares and the Class A ordinary share issuable upon conversion of Class L ordinary shares), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

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if we do not consummate an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then- outstanding public shares, which redemption will completely extinguish public shareholders' rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

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prior to the completion of our initial business combination, we may not issue additional securities that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote as a class with our public shares (a) on our initial business combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (y) amend the foregoing provisions;

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although we do not intend to enter into a business combination with a partner business that is affiliated with Ribbit Capital or its affiliates, including our sponsor, or our directors or our executive officers, we are not prohibited from doing so, and in the event we do enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent valuation or accounting firm that such a business combination or transaction is fair to our company from a financial point of view;

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if a shareholder vote on our initial business combination is not required by applicable law or stock exchange rule and we do not decide to hold a shareholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

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our initial business combination must occur with one or more partner businesses that together have an aggregate fair market value of at least 80% of the net assets held in the trust account (excluding the amount of deferred underwriting discounts held in trust and taxes payable on the interest earned on the trust account) at the time of signing the agreement to enter into the initial business combination;

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if our shareholders approve an amendment to our amended and restated memorandum and articles of association (A) that would modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, we will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein; and

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we will not effectuate our initial business combination solely with another blank check company or a similar company with nominal operations.

In addition, our amended and restated memorandum and articles of association provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001.

The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution. A company's articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-money laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2020 Revision) of the Cayman Islands, as amended and revised from time to time (the "Regulations"). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)    the subscriber makes the payment for their investment from an account held in the subscriber's name at a recognized financial institution;

(b)   the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)    the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any distribution payment to a shareholder if our directors or officers suspect or are advised that the payment of such distribution to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data protection in the Cayman Islands—Privacy Notice

We have certain duties under the Data Protection Law, 2017 of the Cayman Islands (the "DPL") based on internationally accepted principles of data privacy.

Introduction

This privacy notice puts our shareholders on notice that through your investment in the company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL ("personal data").

In the following discussion, the "company" refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a "data controller" for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our "data processors" for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder's investment activity.

Who this affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the company may use your personal data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

(i)     where this is necessary for the performance of our rights and obligations under any purchase agreements;

(ii)    where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

(iii)   where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why we may transfer your personal data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the U.S., the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The data protection measures we take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company's responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands' Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Certain anti-takeover provisions of our amended and restated memorandum and articles of association

Our amended and restated memorandum and articles of association provides that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general stock meetings.

Our authorized but unissued Class A ordinary shares and preference shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preference shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities eligible for future sale

Immediately after this offering we will have 50,000,000 Class A ordinary shares (or 57,500,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the Class A ordinary shares sold in this offering (35,000,000 Class A ordinary shares if the underwriters' over-allotment option is not exercised and 40,250,000 Class A ordinary shares if the underwriters' over- allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any Class A ordinary shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding Class B ordinary shares (3,888,889 Class B ordinary shares if the underwriters' over-allotment option is not exercised and 4,472,222 Class B ordinary shares if the underwriters' over-allotment option is exercised in full), all of the private placement shares (900,000 private placement shares if the underwriters' over-allotment option is not exercised and 1,005,000 private placement shares if the underwriters' over-allotment option is exercised in full) and all of the Class L ordinary shares (11,111,1111 Class L ordinary shares if the underwriters' over-allotment option is not exercised and 12,777,778 Class L ordinary shares if the underwriters' over-allotment option is exercised in full) and the Class A ordinary shares issuable upon conversion of the Class L ordinary shares will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

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1% of the total number of ordinary shares then outstanding, which will equal 509,000 shares immediately after this offering (or 585,050 shares if the underwriters exercise their over-allotment option in full); and

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the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the use of Rule 144 by shell companies or former shell companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

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the issuer of the securities that was formerly a shell company has ceased to be a shell company;

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the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

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at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their founder shares and our sponsor will be able to sell its private placement shares, Class L ordinary shares and forward purchase securities, and the securities underlying the foregoing, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration and shareholder rights

The holders of the founder shares, private placement shares, including any private placement shares that may be issued upon conversion of working capital loans, and Class A ordinary shares issuable upon exercise or conversion of the founder shares, Class L ordinary shares and forward purchase warrants underlying the forward purchase securities will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of this offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our completion of our initial business combination. However, the registration and shareholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs in the case of the founder shares, Class L ordinary shares, forward purchase securities and private placement shares, as described in the following paragraph. We will bear the expenses incurred in connection with the filing of any such registration statements.

Except as described herein, our sponsor and our founding team have agreed not to transfer, assign or sell (i) any of their founder shares, forward purchase securities or private placement shares until the earliest of (A) one year after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their Class L ordinary shares for any reason, other than to specified permitted transferees or a complete liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any private placement shares or Class L ordinary shares will not be subject to such restrictions on transfer. Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor and founding team with respect to any founder shares, forward purchase securities or private placement shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

In addition, pursuant to an agreement to be entered into on or prior to the closing of this offering, following the completion of our initial business combination, for so long as the holders of the founder shares hold in the aggregate a number of Class A ordinary shares (on an as-converted to Class A ordinary share basis) equal to at least 50% of the sum of the founder shares plus the number of Class A ordinary shares issued upon conversion of any Class L ordinary shares, the holders of the founder shares shall have the right to appoint one-fifth of the members of our board of directors, rounded up to the nearest whole director.

Listing of securities

We intend to apply to have our units listed on the NYSE under the symbol "LEAP.U." Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the NYSE under the symbols "LEAP" and "LEAP.WS," respectively. The units will automatically separate into their component parts and will not be traded following the completion of our initial business combination.

Taxation

The following summary of certain Cayman Islands and U.S. federal income tax considerations of an investment in our units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares and warrants, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands tax considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor's particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under existing Cayman Islands laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and received an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law (2018 revision)
Undertaking as to tax concessions

In accordance with the provision of Section 6 of The Tax Concessions Law (2018 Revision), the Financial Secretary undertakes with Ribbit LEAP, Ltd. (the "Company"):

1.     That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.     In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

  2.1    On or in respect of the shares, debentures or other obligations of the Company; or

  2.2   by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of 20 years from the date hereof.

United States federal income tax considerations

General

The following discussion summarizes certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-fifth of one redeemable warrant), other than private placement shares, that are purchased in this offering by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and warrant components of the unit. As a result, the discussion below with respect to holders of Class A ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying Class A ordinary shares and warrants that constitute the units).

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit (other than a private placement unit) pursuant to this offering and hold the unit and each component of the unit as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion assumes that the Class A ordinary shares and warrants will trade separately and that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

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our sponsor, founders, officers or directors;

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banks, financial institutions or financial services entities;

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brokers;

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dealers or traders in securities, commodities or currencies;

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taxpayers that are subject to the mark-to-market accounting rules;

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S-corporations, partnerships, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes;

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tax-exempt entities;

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governments or agencies or instrumentalities thereof;

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insurance companies;

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regulated investment companies;

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real estate investment trusts;

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U.S. expatriates and certain former long-term residents of the United States;

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persons that actually or constructively own five percent or more of our shares (by vote or value);

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persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

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persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

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U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

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controlled foreign corporation; and

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passive foreign investment companies.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof.

Those authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

As used herein, the term "U.S. Holder" means a beneficial owner of units, Class A ordinary shares or warrants that is for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. A U.S. Holder who is a partner of a partnership holding our securities is urged to consult its tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR

SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

Allocation of purchase price and characterization of a unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one Class A ordinary share and one-fifth of one warrant, three of which may be combined into a whole warrant exercisable to acquire one Class A ordinary share. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you will agree to adopt such treatment for applicable tax purposes. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one Class A ordinary share and the one-fifth of one warrant based on the relative fair market value of each at the time of issuance. The price allocated to each Class A ordinary share and one-fifth of one warrant should constitute the shareholder's initial tax basis in such share or warrant. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and one-fifth of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and one-fifth of one warrant based on their respective relative fair market values at the time of disposition (as determined by each U.S. Holder based on all the relevant facts and circumstances). Neither the separation of the Class A ordinary share and the one-fifth of one warrant constituting a unit nor the combination of fourth of warrants into a single warrant should be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the units, Class A ordinary shares and warrants and a holder's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. holders

Taxation of distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash and the fair market value of any other property (other than certain distributions of the company's shares or rights to acquire the company's shares) distributed with respect to our Class A ordinary shares to the extent the distribution is made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder's basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares (see "—Gain or loss on sale, taxable exchange or other taxable disposition of Class A ordinary shares and warrants" below).

With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be taxed at the lower applicable long-term capital gains rate (see "—Gain or loss on sale, taxable exchange or other taxable disposition of Class A ordinary shares and warrants" below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States, the Company is not treated as a PFIC at the time the dividend was paid or in the preceding taxable year and provided certain holding period requirements are met. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our Class A ordinary shares.

Gain or loss on sale, taxable exchange or other taxable disposition of Class A ordinary shares and warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our Class A ordinary shares or warrants (including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder's holding period for such Class A ordinary shares or warrants exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then relative fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) the U.S. Holder's adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder's adjusted tax basis in its Class A ordinary shares and warrants generally will equal the U.S. Holder's acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or one-fifth of one warrant, as described under "—Allocation of purchase price and characterization of a unit") reduced by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See "—Exercise, lapse, or redemption of a warrant" below for a discussion regarding a U.S. Holder's tax basis in the Class A ordinary share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.

Redemption of Class A ordinary shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder's Class A ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under "Description of securities—ordinary shares" or if we purchase a U.S. Holder's Class A ordinary shares in an open market transaction (referred to as a "redemption" under this heading "—Redemption of Class A ordinary shares"), the treatment of the redemption for U.S. federal income tax purposes will depend on whether it qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under "—Gain or loss on sale, taxable exchange or other taxable disposition of Class A ordinary shares and warrants" above. If the redemption does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under "—Taxation of distributions." Whether a redemption qualifies for sale treatment will depend largely on the total number of our shares treated as held by the U.S. Holder (including any shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of our shares outstanding both before and after such redemption. The redemption of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption (i) is "substantially disproportionate" with respect to the U.S. Holder, (ii) results in a "complete termination" of the U.S. Holder's interest in us or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only Class A ordinary shares actually owned by the U.S. Holder, but also our shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. Prior to the completion of our initial business combination, the Class A ordinary shares may not be treated as voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable.

There will be a complete termination of a U.S. Holder's interest if either (i) all of our shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares of ours. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a "meaningful reduction" of the U.S. Holder's proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A U.S. Holder should consult with its tax advisor as to the tax consequences of a redemption.

If none of the foregoing tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under "—Taxation of distributions" above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder's adjusted tax basis in its remaining shares, or, if it has none, to the U.S. Holder's adjusted tax basis in its warrants or possibly in other shares constructively owned by it.

Exercise, lapse, or redemption of a warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder's initial tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder's initial investment in the warrant (that is, the portion of the U.S. Holder's purchase price for the units that is allocated to the warrant, as described above under "—Allocation of purchase price and characterization of a Unit") and the exercise price. It is unclear whether a U.S. Holder's holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder's tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder's tax basis in the Class A ordinary shares received generally would equal the U.S. Holder's tax basis in the warrants. If the cashless exercise were not a realization event, it is unclear whether a U.S. Holder's holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered a number of warrants having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder's tax basis in such warrants. In this case, a U.S. Holder's tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder's initial investment in the warrants exercised (i.e., the portion of the U.S. Holder's purchase price for the units that is allocated to the warrant, as described above under "—Allocation of purchase price and characterization of a unit") and the exercise price of such warrants. It is unclear whether a U.S. Holder's holding period for the Class A ordinary share would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, a U.S. Holder should consult its tax advisor regarding the tax consequences of a cashless exercise.

While not free from doubt, a redemption of warrants for Class A ordinary shares described in the section of this prospectus entitled "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants—Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00" should be treated as a "recapitalization" for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules described below, a U.S. Holder should not recognize any gain or loss on the redemption of warrants for Class A ordinary shares. In such event, a U.S. Holder's aggregate tax basis in the Class A ordinary shares received in the redemption generally should equal the U.S. Holder's aggregate tax basis in the warrants redeemed and the holding period for the Class A ordinary shares received should include the U.S. Holder's holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants. Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for Class A ordinary shares.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants—Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00" or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under "—Gain or loss on sale, taxable exchange or other taxable disposition of Class A ordinary shares and warrants." The tax consequences of an exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.10 as described in the section of this prospectus entitled "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants—Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00" or after our giving notice of an intention to redeem the warrant for $0.01 as described in the section of this prospectus entitled "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants—Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00" are unclear under current law. In the case of a cashless exercise, we intend to treat the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.10 as described in the section of this prospectus entitled "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants—Redemption of warrants for Class A ordinary shares when the price per Class A ordinary share equals or exceeds $10.00" or after our giving notice of an intention to redeem the warrant for $0.01 as described in the section of this prospectus entitled "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants—Redemption of warrants for cash when the price per Class A ordinary share equals or exceeds $18.00" as if we redeemed such warrant for shares as described in the immediately preceding paragraph. However if the redemption were instead to be characterized for U.S. federal income tax purposes as an exercise of the warrant (which we do not expect), then the tax treatment would instead be treated as described above in the first paragraph under "U.S. Holders—Exercise, lapse or redemption of a warrant."

Possible constructive distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned "Description of securities—Warrants—Public shareholders' warrants and forward purchase warrants." An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the U.S. Holder's proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise) as a result of a distribution of cash or other property to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under "—Taxation of distributions" above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.

Passive foreign investment company rules

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset and/or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the "start-up year"), if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain and will not be known until after the close of our current taxable year or, possibly, after the close of our two subsequent taxable years. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC (or we do not complete a business acquisition by the end of the first taxable year after the taxable year of our formation), then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the start-up exception to our current taxable year, possibly after the close of our two taxable years following our start-up year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make either a timely qualified electing fund ("QEF") election or a mark-to-market election for our first taxable year as a PFIC, and in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, as described below, such U.S. Holder generally will be subject to special and adverse rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants and (ii) any "excess distribution" made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder's holding period for the Class A ordinary shares).

Under these rules:

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the U.S. Holder's gain or excess distribution will be allocated ratably over the U.S. Holder's holding period for the Class A ordinary shares or warrants;

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the amount allocated to the U.S. Holder's taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder's holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

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the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

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an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC elections

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of our Class A ordinary shares (but not our warrants) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants to acquire our Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants for cash) and we were a PFIC at any time during the U.S. Holder's holding period of such warrants, any gain recognized generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes and maintains a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares. Notwithstanding such QEF election, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under one type of purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. Under another type of purging election, an electing U.S. Holder will be treated as having received as an excess distribution its ratable share of our earnings and profits determined for U.S. federal income tax purposes. In order for a U.S. Holder to make the second election, we must also be a "controlled foreign corporation" as defined in the Code, and there are no assurances that we will so qualify. As a result of either purging election, the U.S. Holder will have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder's shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our Class A ordinary shares for such taxable year.

Alternatively, if we are a PFIC and our Class A ordinary shares constitute "marketable stock," a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) our Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder's basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for "marketable stock," generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including the NYSE (on which we intend to list the Class A ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFICs. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares and warrants should consult their tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder's investment in "specified foreign financial assets" on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the Class A ordinary shares and warrants if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties and the period of limitations on assessment and collection of U.S. federal income taxes may be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our Class A ordinary shares and warrants.

Non-U.S. holders

This section applies to you if you are a "Non-U.S. Holder." As used herein, the term "Non-U.S. Holder" means a holder who, for U.S. federal income tax purposes, is a beneficial owner of units, Class A ordinary shares or warrants (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) who or that is not a U.S. Holder.

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect of our Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States), or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable treaty rate).

Dividends (including constructive dividends) and gains that are effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder's Class A ordinary shares will generally correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder's Class A ordinary shares, as described under "U.S. Holders—Redemption of Class A ordinary shares" above, and the consequences of the redemption to the Non-U.S. Holder will be as described in the paragraphs above under the heading "Non-U.S. Holders" based on such characterization.

The U.S. federal income tax treatment of a Non-U.S. Holder's exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under "—U.S. Holders—Exercise, lapse, or redemption of a warrant," above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder's gain on the sale or other disposition of our Class A ordinary shares and warrants.

Information reporting and backup withholding

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder's U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder's particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our Class A ordinary shares and warrants, including the tax consequences under U.S. federal non-income, state, local, estate, foreign and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

Underwriting

Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, J.P. Morgan Securities LLC, as the representative of the underwriters named below (the "Representative") and the sole book-running manager of this offering, has severally agreed to purchase, and we have agreed to sell to those underwriters, the following respective number of units at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus:

Underwriter	Number of units

J.P. Morgan Securities LLC
Total	35,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. J.P. Morgan Securities LLC has advised us that the underwriters do not intend to make sales to discretionary accounts. The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 5,250,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter's initial purchase commitment. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor and our officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of J.P. Morgan Securities LLC offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares; provided, however, that we may (1) issue and sell the private placement shares, (2) issue and sell the additional units to cover our underwriters' over-allotment option (if any),(3) register with the SEC pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, the resale of the founder shares, the Class A ordinary shares issuable upon conversion of the Class L ordinary shares and the private placement shares, including any private placement shares issued upon conversion of working capital loans and (4) issue securities in connection with an initial business combination. J.P. Morgan Securities LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

Our initial shareholders have agreed not to transfer, assign or sell (i) any of their founder shares, forward purchase securities or private placement shares until the earlier to occur of: (A) one year after the completion of our initial business combination and (B) subsequent to our initial business combination, the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their Class L ordinary shares for any reason, other than to specified permitted transferees or in connection with a complete liquidation, merger, share exchange, reorganization or other similar transaction following our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion of any Class L ordinary shares will not be subject to such restrictions on transfer, except to certain permitted transferees and under certain circumstances as described herein under "Principal shareholders—Transfers of Class B ordinary shares, Class L ordinary shares, forward purchase securities and private placement shares". Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the representative.

The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our founding team, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares or warrants will develop and continue after this offering.

We have applied to have our units listed on the NYSE under the symbol "LEAP.U" commencing on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on the NYSE. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be listed on the NYSE under the symbols "LEAP" and "LEAP.WS," respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' over-allotment option.

	Paid by Ribbit LEAP, Ltd.
	No exercise	Full exercise

Underwriting discount ad commissions per unit(1)	$0.55	$0.55
Total(1)	$19,250,000	$22,137,500

(1)    $0.20 per unit, or $7,000,000 in the aggregate (or $8,050,000 in the aggregate if the underwriters' option to purchase additional units is exercised in full), is payable upon the closing of this offering. $0.35 per unit, or $12,250,000 in the aggregate (or $14,087,500 in the aggregate if the underwriters' option to purchase additional units is exercised in full) is payable to the underwriters for deferred underwriting commissions and will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on and concurrently with completion of an initial business combination.

If we do not complete our initial business combination within the time period required by our amended and restated certificate of incorporation, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriters' discounts and commissions will be distributed on a pro rata basis, together with any interest earned on the funds held in the trust account and not previously released to us to pay our taxes, to the public shareholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

•
Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

•
"Covered" short sales are sales of units in an amount up to the number of units represented by the underwriters' over-allotment option.

•
"Naked" short sales are sales of units in an amount in excess of the number of units represented by the underwriters' over-allotment option.

•
Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•
Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that the total expenses of this offering payable by us will be $1,000,000, excluding underwriting discounts and commissions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential partner businesses or assist us in raising additional capital in the future.

If any of the underwriters provide services to us after this offering, we may pay any such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters' compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder's fee or other compensation for services rendered to us in connection with the completion of a business combination.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Canadian residents

Resale restrictions

The distribution of units in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

Representations of Canadian purchasers

By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•
the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus Exemptions,

•
the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•
where required by law, the purchaser is purchasing as principal and not as agent, and

•
the purchaser has reviewed the text above under "—Resale Restrictions."

Conflicts of interest

Canadian purchasers are hereby notified that the underwriters are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

Statutory rights of action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of legal rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and eligibility for investment

Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), an offer to the public of our common shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our common shares may be made at any time under the following exemptions under the Prospectus Directive:

(a)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)   to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representative for any such offer; or

(c)    in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ordinary shares shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer to the public" in relation to our common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our common shares to be offered so as to enable an investor to decide to purchase our common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus

Directive" means Directive 2003/71/EC (as amended), including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to prospective investors in the Dubai international financial centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as a "relevant person"). The units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to prospective investors in France

Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:

•
released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•
used in connection with any offer for subscription or sale of the units to the public in France. Such offers, sales and distributions will be made in France only:

•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•
to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•
in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to prospective investors in Hong Kong

The units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to prospective investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, nor may the units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $300,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Cayman Islands

No offer or invitation to subscribe for our securities may be made to the public in the Cayman Islands.

Legal matters

Goodwin Procter LLP, Boston, Massachusetts will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Campbells will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. In connection with this offering, Kirkland & Ellis LLP, New York, New York advised the underwriters in connection with the offering of the securities.

Experts

The financial statements of Ribbit LEAP, Ltd. as of July 20, 2020 and for the period from July 7, 2020 (inception) through July 20, 2020 appearing in this prospectus have been audited by Frank, Rimerman + Co. LLP, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov.

Ribbit LEAP, Ltd.
Index to financial statements

Report of independent registered public accounting firm

To the shareholders and the board of directors of
Ribbit LEAP, Ltd.
Palo Alto, California

Opinion on the financial statements

We have audited the accompanying balance sheet of Ribbit LEAP, Ltd. (the "Company") as of July 20, 2020, and the related statements of operations, stockholders' equity, and cash flows for the period from July 7, 2020 (inception) through July 20, 2020, and the related notes to the financial statements "collectively the financial statements". In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 20, 2020, and the results of its operations and its cash flows for the period from July 7, 2020 (inception) through July 20, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Frank, Rimerman + Co. LLP

We have served as the Company's auditor since 2020.
San Francisco, California
September 8, 2020

Ribbit LEAP, Ltd.
Balance sheet
July 20, 2020

Assets
Deferred offering costs	$43,733

Total assets	$43,733

Liabilities and shareholder's equity
Current liabilities:
Accrued expenses	$26,976

Total current liabilities	26,976
Commitments and contingencies (Note 5)
Shareholder's equity:
Preference shares, $0.0001 par; 1,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par; 600,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.0001 par; 10,000,000 shares authorized; 4,472,222 issued and outstanding(1)	447
Class L ordinary shares, $0.0001 par; 15,000,000 shares authorized; 12,777,778 issued and outstanding(2)	1,278
Additional paid-in-capital	23,275
Accumulated deficit	(8,243)

Total shareholder's equity	16,757

Total liabilities and shareholder's equity	$43,733

(1)    This number includes up to 583,333 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters

(2)    This number includes up to 1,666,667 Class L ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

(See accompanying notes to the financial statements)

Ribbit LEAP, Ltd.
Statement of operations
For the period from July 7, 2020 (inception) through July 20, 2020

Formation and operating costs	$8,243

Net loss	$(8,243)

Weighted average ordinary shares outstanding, basic and diluted(1)	3,888,889

Basic and diluted net loss per ordinary share	$(0.00)

(1)    This number excludes an aggregate of up to 583,333 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

(See accompanying notes to the financial statements)

Ribbit LEAP, Ltd.
Statement of changes in shareholder's equity
For the period from July 7, 2020 (inception) through July 20, 2020

	Ordinary shares
	Class A		Class B		Class L		Additional paid-in capital		Total shareholder's equity
								Accumulated deficit
	Shares	Amount	Shares	Amount	Shares	Amount

Balance—July 7, 2020 (inception)	—	$—	—	$—	—	$—	$—	$—	$—
Issuance of ordinary shares to sponsor(1)(2)	—	—	4,472,222	447	12,777,778	1,278	23,275	—	25,000
Net loss	—	—	—	—	—	—	—	(8,243)	(8,243)

Balance—July 20, 2020	—	$—	4,472,222	$447	12,777,778	$1,278	$23,275	$(8,243)	$16,757

(1)    This number includes up to 583,333 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

(2)    This number includes up to 1,666,667 Class L ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

(See accompanying notes to the financial statements)

Ribbit LEAP, Ltd.
Statement of cash flows
For the period from July 7, 2020 (inception) through July 20, 2020

Cash flows from operating activities:
Net loss	$(8,243)
Changes in operating liabilities:
Accrued expenses	8,243

Net cash used in operating activities	—

Net change in cash	—
Cash—beginning of the period	—

Cash—ending of the period	$—

Supplemental information of non-cash investing and financing activities:
Deferred offering costs included in accrued expenses	$18,733
Deferred offering costs paid by sponsor in exchange for issuance of ordinary shares	$25,000

(See accompanying notes to the financial statements)

Note 1—Description of organization, business operations and basis of presentation

Ribbit LEAP, Ltd. (the "Company") was incorporated as a Cayman Islands exempted company with limited liability on July 7, 2020. The Company was incorporated for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the "Business Combination"). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of July 20, 2020, the Company had not commenced any operations. All activity for the period from July 7, 2020 (inception) through July 20, 2020 relates to the Company's formation and the proposed initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company's sponsor is Ribbit LEAP Sponsor Ltd., a Cayman Islands exempted company with limited liability (the "Sponsor"). The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (the "Proposed Public Offering") of 35,000,000 units (each, a "Unit" and collectively, the "Units") at $10.00 per Unit (or 40,250,000 units if the underwriters' over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 900,000 private placement shares (or 1,005,000 private placement shares if the underwriters' over-allotment option is exercised in full) (each, a "Private Placement Share" and collectively, the "Private Placement Shares") in a private placement to the Sponsor that will close simultaneously with the Proposed Public Offering.

The Company's management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of Private Placement Shares, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the partner or otherwise acquires a controlling interest in the partner sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the "Investment Company Act").

Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the Private Placement Shares, will be held in a trust account ("Trust Account"), located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and will invest only in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holders (the "Public Shareholders") of its Class A ordinary shares, par value $0.0001, sold in the Proposed Public Offering (the "Public Shares"), with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Financial Accounting Standards Board's ("FASB") Accounting Standards Codification ("ASC") Topic 480 "Distinguishing Liabilities from Equity." In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 and the approval of an ordinary resolution. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission ("SEC") and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders (as defined below) have agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. Subsequent to the consummation of the Proposed Public Offering, the Company will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with the Company's legal counsel prior to execution. In addition, the initial shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

Notwithstanding the foregoing, the amended and restated memorandum and articles of association provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Class A ordinary shares sold in the Proposed Public Offering, without the prior consent of the Company.

The Company's Sponsor, officers and directors (the "initial shareholders") have agreed not to propose an amendment to the amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company's obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within 24 months from the closing of the Proposed Public Offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of this offering (the "Combination Period") or (B) with respect to any other provision relating to shareholders' rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay the Company's income taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then-outstanding Public Shares, which redemption will completely extinguish Public Shareholders' rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company's obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor, officers and directors have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial shareholders or members of the Company's management team acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to its deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective partner business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company's indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company's independent registered accounting firm), prospective partner businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Management's plans regarding financing future operations and going concern considerations

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company's assessment of going concern considerations in accordance with Accounting Standards Update ("ASU") 2014-15, "Disclosures of Uncertainties about an Entity's Ability to Continue as a Going Concern," management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum of one year from the date of issuance of these financial statements.

Note 2—Summary of significant accounting policies

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") and pursuant to the rules and regulations of the SEC.

Emerging growth company

The Company is an "emerging growth company," as defined in Section 2(a) of the Securities Act of 1933, as amended, (the "Securities Act"), as modified by the Jumpstart Business Startups Act of 2012, (the "JOBS Act"), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act") exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make the comparison of the Company's financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the federal depository insurance coverage of $250,000. As of July 20, 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments

The fair value of the Company's assets and liabilities, which qualify as financial instruments under the FASB ASC 820, "Fair Value Measurements," approximates the carrying amounts represented in the balance sheet primarily due to their short-term nature.

Deferred offering costs

The Company complies with the requirements of the ASC 340-10-S99-1. "Other Assets and Deferred Costs—Expenses of Offering." Deferred offering costs consist of legal, accounting, and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders' equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, "Earnings Per Share." Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period. The ordinary shares outstanding during the period excludes 583,333 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. Additionally, the ordinary shares outstanding during the period excludes the 12,777,778 Class L ordinary shares, as any Class L shares that do not convert into Class A shares will automatically be forfeited on the 10th anniversary of the Company's initial Business Combination. At July 20, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the period presented.

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, "Income Taxes." Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of July 20, 2020. The Company's management determined that the Cayman Islands is the Company's only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties for the period from July 7, 2020 (inception) through July 20, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company's financial statements. The Company's management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent accounting pronouncements

The Company's management does not believe that there are any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company's financial statements.

Note 3—Proposed public offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 35,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one Class A ordinary share, par value $0.0001 per share and one-fifth of one redeemable warrant (each, a "Public Warrant"). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related party transactions

Founder shares

On July 20, 2020, the Sponsor paid $25,000 to cover certain offering costs in consideration for 25,000 ordinary shares, par value $1.00 (the "Founder Shares"). Up to 3,261 Founder Shares are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the underwriters so that the Founder Shares will represent 10.0% of the Company's issued and outstanding shares after the Proposed Public Offering. If the Company increases or decreases the size of the offering, the Company will effect a share capitalization or share contribution back to capital, as applicable, immediately prior to the consummation of the Proposed Public Offering in such amount as to maintain the Founder Share ownership of the Company's shareholders prior to the Proposed Public Offering at 10.0% of the Company's issued and outstanding ordinary shares upon the consummation of the Proposed Public Offering.

Class B Ordinary Shares

On September 2, 2020, the Company filed an amended and restated memorandum and articles of association. Pursuant to the amendment, the then-outstanding 25,000 ordinary shares (of which 3,261 ordinary shares were subject to forfeiture if the underwriters do not exercise their over-allotment option), were subdivided into 4,472,222 Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and 12,777,778 Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option). Upon subdivision, the Sponsor will have paid approximately $0.0014 per share for the Founder Shares. Unless the context otherwise implies, all share and per-share amounts in these financial statements have been retroactively restated to reflect the stock split.

The initial shareholders will agree, subject to limited exceptions, not to transfer, assign or sell (i) any of their Founder Shares or Private Placement Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) any of their Class L ordinary shares for any reason, other than to specified permitted transferees or a complete liquidation, merger, share exchange, reorganization or other similar transaction following the initial Business Combination that results in all of the Company's Public Shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided, that any Class A ordinary shares issued upon conversion Class L ordinary shares will not be subject to such restrictions on transfer.

Class L ordinary shares

The Sponsor owns 12,777,778 Class L ordinary shares (up to 1,666,667 Class L ordinary shares of which are subject to forfeiture).

The Class L ordinary shares are non-voting and will convert into Class A ordinary shares following the initial Business Combination to the extent certain triggering vesting events occur prior to the 10th anniversary of the initial Business Combination. The Class L ordinary shares vest in four equal tranches upon achieving outsized share performance. If between the one year anniversary and the ten year anniversary of the initial Business Combination the closing price of the Company's Class A ordinary shares equals or exceeds specified per share trading price targets for any 20 trading days within a 30-trading day period (the four vesting price targets equal $20.00 ("First Price Vesting"), $30.00 ("Second Price Vesting"), $40.00 ("Third Price Vesting"), and $50.00 ("Fourth Price Vesting")), one-fourth of the Class L ordinary shares will automatically convert into Class A ordinary shares on a 1-for-1 basis. For example, if fifteen months following the consummation of our initial business combination the closing price of our Class A ordinary shares equals or exceeds $30.00 but does not exceed $40.00 for 20 trading days within a 30-trading day period, both the First Price Vesting and Second Price Vesting target achievements will be met, resulting in a total of 5,555,556 Class L Shares converting into 5,555,556 Class A ordinary shares, representing 2,777,778 associated with the First Price Vesting and 2,777,778 associated with the Second Price Vesting (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like). The Class L ordinary shares vest upon the consummation of specified strategic transactions consummated after the one year anniversary of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property at an effective price of at least $15.00 per Class A ordinary share (a "Qualifying Strategic Transaction"). For example, if nine months following the consummation of our initial business combination we consummate a Qualifying Strategic Transaction, all of the issued and outstanding Class L ordinary shares will automatically convert into 4,861,111 Class A ordinary shares, such that sum of Class B shares owned by our sponsor at the time of this offering and the Class A shares issued as a result of the conversion of Class L ordinary shares at the time Qualifying Strategic Transaction will equal 20% of the sum of total Class A shares issued in this offering, the Class B shares owned by our sponsor at the time of this offering, and the Class A shares issued as a result of the conversion of Class L ordinary shares at the time of the Qualifying Strategic Transaction (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like). In the event of any Strategic Transaction occurring after the one year anniversary of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property with an effective price of at least $10.00 per Class A ordinary share, all of the then-outstanding Class L ordinary shares will convert into Class A ordinary shares as follows:

•
if (and only if) the First Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $10.00 per share and less than or equal to $20.00 per share, all of the then outstanding Class L ordinary shares will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,444 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $10.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

•
if (and only if) the Second Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $20.00 per share and less than or equal to $30.00 per, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,444 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $20.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like);

•
if (and only if) the Third Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $30.00 per share and less than or equal to $40.00 per share, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting or Second Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,778 (3,194,445 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $30.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

•
if (and only if) the Fourth Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $40.00 per share and less than or equal to $50.00 per share, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting, Second Price Vesting and Third Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into a number of Class A ordinary shares equal to 2,777,777 (3,194,445 if the over-allotment option is exercised in full) multiplied by a fraction, the numerator of which is equal to the effective price of the Strategic Transaction minus $40.00 and the denominator of which is $10.00 (each as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like); and

•
if (and only if) the Fourth Price Vesting shall not have occurred prior to or in connection with such Strategic Transaction and the effective price of the Strategic Transaction is greater than $50.00, all of the then outstanding Class L ordinary shares (after giving effect to any First Price Vesting, Second Price Vesting and Third Price Vesting that shall have occurred prior to or in connection with such Strategic Transaction) will convert into one Class A ordinary share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like).

For example, if seventy-two months following the consummation of our initial business combination we consummate a Strategic Transaction and the effective price of such Strategic Transaction is $43.00 per Class A ordinary share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) and prior to the consummation of such Strategic Transaction the First Price Vesting target shall have been met, but none of the Second Price Vesting, Third Price Vesting or Fourth Price Vesting targets shall have been met, all of the then-remaining outstanding Class L ordinary shares will automatically convert into 6,388,889 shares, representing 2,777,778 shares associated with the Second Price Vesting, 2,777,778 shares associated with the Third Price Vesting, and 833,333 associated with the Fourth Price Vesting. Together with the 2,777,778 Class L shares already vested and converted to Class A ordinary shares associated with the First Price Vesting, a total of 9,166,667 Class L shares will vest and convert into Class A ordinary shares. Class L ordinary shares that are issued and outstanding on the 10th anniversary of the initial Business Combination will be automatically forfeited. The Class L ordinary shares may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder; provided, that any Class A ordinary shares issued upon conversion of any Class L ordinary shares will not be subject to such restrictions on transfer.

Private placement shares

Our sponsor has agreed to purchase 900,000 Class A ordinary shares (or 1,005,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full), at a price of $10.00 per share in a private placement for an aggregate purchase price of $9,000,000 (or $10,050,000 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. These Class A ordinary shares, which we refer to as the private placement shares, are identical to the Class A ordinary shares sold in this offering, subject to certain limited exceptions as described in this prospectus.

Sponsor loan

On July 17, 2020, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the "Note"). This loan is non-interest bearing and payable on the earlier of December 31, 2020 or the completion of the Proposed Public Offering. As of July 20, 2020, the Company has not borrowed any amount under the Note.

Working capital loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company's officers and directors may, but are not obligated to, loan the Company funds as may be required ("Working Capital Loans"). If the Company completes a Business Combination, the Company would repay the Working Capital Loans. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender's discretion, up to $1.5 million of such Working Capital Loans may be convertible into private placement shares at a price of $10.00 per share. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. As of July 20, 2020, the Company had no borrowings under the Working Capital Loans.

Administrative support agreement

Commencing on the date the Company's securities are first listed on the New York Stock Exchange, the Company will agree to pay the Sponsor a total of $10,000 per month for office space, secretarial and administrative services. Upon completion of the initial Business Combination or the Company's liquidation, the Company will cease paying these monthly fees.

Note 5—Commitments & contingencies

Registration rights

The holders of Founder Shares, Private Placement Shares, including the Private Placement Shares issuable upon conversion of working capital loans, the Forward Purchase Securities and the Class A ordinary issuable upon conversion of the Class L ordinary shares and Forward Purchase Warrants underlying the Forward Purchase Securities, will be entitled to registration rights pursuant to a registration rights agreement to be signed upon consummation of the Proposed Public Offering. These holders will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, these holders will have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting agreement

The Company will grant the underwriters a 45-day option from the final prospectus relating to the Proposed Public Offering to purchase up to 5,250,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.20 per unit, or $7.00 million in the aggregate (or $8.05 million in the aggregate if the underwriters' over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per unit, or approximately $12.25 million in the aggregate (or approximately $14.09 million in the aggregate if the underwriters' over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Risks and uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company's financial position, results of its operations and/or search for a partner company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 6—Shareholder's equity

Class A ordinary shares—The Company is authorized to issue 600,000,000 Class A ordinary shares with a $0.0001 par value. As of July 20, 2020 there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares—The Company is authorized to issue 10,000,000 Class B ordinary shares with a $0.0001 par value. As of July 20, 2020, 4,472,222 Class B ordinary shares were issued and outstanding, of which 583,333 Class B ordinary shares are subject to forfeiture to the extent that the underwriters' over-allotment is not exercised in full or in part, so that the Sponsor will own 10.0% of the Company's issued and outstanding ordinary shares after the Proposed Public Offering.

Holders of the Class A ordinary shares and holders of the Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the Company's shareholders, except as required by law or stock exchange rule; provided that only holders of the Class B ordinary shares shall have the right to vote on the election of the Company's directors prior to the initial Business Combination. Each Class B ordinary share will convert at the option of the holder into one Class A ordinary share at any time after our initial Business Combination (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like).

Class L ordinary shares—The Company is authorized to issue 15,000,000 Class L ordinary shares with a $0.0001 par value. As of July 20, 2020, there were 12,777,778 Class L ordinary shares issued and outstanding, of which 1,666,667 Class L ordinary shares are subject to forfeiture to the extent that the underwriters' over-allotment is not exercised in full or in part. The Class L ordinary shares are non-voting and will convert into Class A ordinary shares following the initial Business Combination to the extent certain triggering vesting events occur prior to the 10th anniversary of the initial Business Combination as described in Note 4. Any Class L shares that remain outstanding upon the 10th anniversary of the initial Business Combination will be automatically forfeited.

Preference shares—The Company is authorized to issue 1,000,000 preference shares with a $0.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Company's board of directors. As of July 20, 2020 there were no preference shares issued or outstanding.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the date of completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a "covered security" under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a "cashless basis" in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of at $11.50 per share and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. In addition, if

(x) the Company issues additional Class A ordinary shares or equity linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares, Class L ordinary shares or forward purchase securities held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates its initial Business Combination (such price, the "Market Value") is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days' prior written notice of redemption; and

•
if, and only if, the last reported sales price (the "closing price") of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

In addition, commencing ninety days after the warrants become exercisable, the Company may redeem the warrants:

•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days' prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the "fair market value" of the Class A ordinary shares (as defined below);

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per Public Share (as adjusted per share subdivisions, share dividends, reorganizations, recapitalizations and the like) on the trading day before the Company sends the notice of redemption to the warrant holders; and

•
if, and only if, there is an effective registration statement covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The "fair market value" of the Class A ordinary shares shall mean the volume weighted average price of the Class A ordinary shares as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a "cashless basis," as described in the warrant agreement. Additionally, in no event will the Company be required to net cash settle any Warrants. If the Company is unable to complete the initial Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company's assets held outside of the Trust Account with the respect to such warrants.

Accordingly, the warrants may expire worthless.

Note 7—Subsequent events

The Company evaluated subsequent events and transactions that occurred through September 8, 2020, the date that the financial statements were available to be issued. To date, the Company borrowed $200,000 under the Note.

35,000,000 Units

Ribbit LEAP, Ltd.

Preliminary prospectus

                    , 2020

Sole Book-Running Manager

J.P. Morgan Securities LLC

Until                    , 2020 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II
Information not required in prospectus

Item 13.    Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC and FINRA expenses	$80,000
Accounting fees and expenses	60,000
Printing and engraving expenses	40,000
Travel and road show expenses	20,000
Legal fees and expenses	300,000
NYSE listing and filing fees	75,000
Director & Officers liability insurance premiums(1)	125,000
Miscellaneous	300,000

Total	$1,000,000

(1)    This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14.    Indemnification of directors and officers.

Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We may purchase a policy of directors' and officers' liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.    Recent sales of unregistered securities.

On July 20, 2020, Ribbit LEAP Sponsor, Ltd., our sponsor, paid $25,000 to cover for certain offering costs in consideration for 25,000 ordinary shares. On September 8, 2020, our sponsor transferred 32,500 Class B ordinary shares to each of our independent directors. These 65,000 shares shall not be subject to forfeiture in the event the underwriters' overallotment option is not exercised. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Upon the filing of an amended and restated memorandum and articles of association on September 2, 2020, the then-outstanding 25,000 ordinary shares were subdivided into 4,472,222 Class B ordinary shares (of which 583,333 Class B ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option) and 12,777,778 Class L ordinary shares (of which 1,666,667 Class L ordinary shares are subject to forfeiture if the underwriters do not exercise their over-allotment option).

Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of Ribbit LEAP Sponsor, Ltd. is to act as the company's sponsor in connection with this offering.

Our sponsor owns 4,472,222 Class B ordinary shares (up to 583,333 Class B ordinary shares of which are subject to forfeiture). Our sponsor also owns 12,777,778 Class L ordinary shares (up to 1,666,667 Class L ordinary shares of which are subject to forfeiture). These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Our sponsor has agreed to purchase 900,000 Class A ordinary shares (or 1,005,000 Class A ordinary shares if the underwriters' over-allotment option is exercised in full), at a price of $10.00 per share in a private placement for an aggregate purchase price of $9,000,000 (or $10,050,000 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. These Class A ordinary shares, which we refer to as the private placement shares, are identical to the Class A ordinary shares sold in this offering, subject to certain limited exceptions as described in this prospectus. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16.    Exhibits and financial statement schedules.

(a)    The Exhibit Index is incorporated herein by reference.

Item 17.    Undertakings.

(a)    The undersigned registrant hereby undertakes:

  (1)    That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (2)    That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

  (1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit index

Exhibit no.	Description

1.1	Form of Underwriting Agreement.*
3.1	Memorandum and Articles of Association.*
3.2	Form of Amended and Restated Memorandum and Articles of Association.
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Goodwin Procter LLP.
5.2	Opinion of Campbells, Cayman Islands Legal Counsel to the Registrant.
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.*
10.3	Form of Private Placement Share Agreement between the Registrant and the Sponsor.*
10.4	Form of Indemnity Agreement.*
10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.*
10.6	Promissory Note, dated as of July 17, 2020, issued to the Sponsor.*
10.7	Securities Subscription Agreement, dated July 17, 2020, between the Registrant and the Sponsor.*
10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and officer of the Registrant.*
10.9	Form of Forward Purchase Agreement between the Registrant and the Sponsor.*
14	Code of Ethics*
23.1	Consent of Frank, Rimerman + Co. LLP
23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
23.3	Consent of Campbells (included in Exhibit 5.2).
24	Power of Attorney (included on the signature page to the initial filing of this Registration Statement).
99.1	Form of Audit Committee Charter*
99.2	Form of Compensation Committee Charter*
99.3	Form of Nominating Committee Charter*

*      Previously filed.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on the 8th day of September 2020.

RIBBIT LEAP, LTD.
By:	/s/ MEYER MALKA
	Name:	Meyer Malka
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Meyer Malka and Cynthia McAdam each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ MEYER MALKA Meyer Malka	Chief Executive Officer and Chairman (Principal Executive Officer)	September 8, 2020
/s/ CYNTHIA MCADAM Cynthia McAdam	Chief Operating Officer (Principal Financial and Accounting Officer)	September 8, 2020
/s/ JOSEPH KAUFFMAN Joseph Kauffman	Director	September 8, 2020
/s/ SUSAN SEGAL Susan Segal	Director	September 8, 2020